UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
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FLOTEK INDUSTRIES, INC.
(Name of Registrant as Specified in Its Charter)

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FLOTEK INDUSTRIES, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON FRIDAY, APRIL 27, 2018
2:30 p.m. Local Time
Flotek Industries, Inc.
Global Research and Innovation Center
8846 N. Sam Houston Parkway W., Suite 150
Houston, Texas 77064

To the Stockholders of Flotek Industries, Inc.:
At the direction of the Board of Directors of Flotek Industries, Inc. (“Flotek” or the “Company”), a Delaware corporation, NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of the Company will be held at the Flotek Global Research and Innovation Center, 8846 N. Sam Houston Parkway W., Suite 150, Houston, Texas 77064, on Friday, April 27, 2018, at 2:30 p.m. (local time), for the purpose of considering and voting upon the following matters:

1.
The election of six directors to serve until the next annual meeting of stockholders of the Company or until their successors are duly elected and qualified, or until their earlier resignation or removal.

2.	The approval of the Flotek Industries, Inc. 2018 Long-Term Incentive Plan.

3.	The approval of a non-binding advisory vote on executive compensation.

4.	The ratification of the selection of the independent registered public accounting firm for the year ending December 31, 2018.

5.	Any other business which may be properly brought before the meeting or any adjournment thereof.
Stockholders of record at the close of business on March 8, 2018 are entitled to vote at the meeting.

By order of the Board of Directors
Casey Doherty
Corporate Secretary
March 30, 2018
YOUR VOTE IS IMPORTANT
TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY AS PROMPTLY AS POSSIBLE. AN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, IS ENCLOSED FOR THIS PURPOSE.

i

FLOTEK INDUSTRIES, INC.

10603 W. Sam Houston Parkway N., Suite 300
Houston, Texas 77064
PROXY STATEMENT
This Proxy Statement and the accompanying form of proxy are being sent to the stockholders of Flotek Industries, Inc. (“Flotek” or the “Company”), a Delaware corporation, in connection with the solicitation by the Board of Directors of the Company (the “Board”) of proxies to be voted at the Annual Meeting of Stockholders of the Company (the “Meeting”) to be held at 2:30 p.m. (local time) on Friday, April 27, 2018, at the Company’s Global Research and Innovation Center at 8846 N. Sam Houston Parkway W., Suite 150, Houston, Texas 77064 and at any adjournment thereof.
The Notice of Meeting, this Proxy Statement, and the accompanying form of proxy are first being mailed to the stockholders on or about March 30, 2018. The 2017 Annual Report of the Company has been furnished to the stockholders with this Proxy Statement.
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on April 27, 2018. The proxy statement and annual report to security holders are available at www.flotekind.com/proxymaterials.
You may obtain directions to attend the Meeting and vote in person by contacting our investor relations department at (713) 849-9911.
At the Meeting, stockholders will be asked (i) to consider and vote upon the election of six nominees to serve on the Board; (ii) to consider and vote upon the Flotek Industries, Inc. 2018 Long-Term Incentive Plan; (iii) to consider and provide an advisory vote upon our executive compensation; (iv) to consider and vote upon the ratification of the selection of the independent registered public accounting firm; and (v) to consider and take action upon such other matters as may properly come before the Meeting.
VOTING SECURITIES
The Board has fixed the close of business on March 8, 2018, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting. At the close of business on such date, there were outstanding and entitled to vote 57,248,810 shares of common stock, $0.0001 par value per share (“Common Stock”) of the Company, which is the Company’s only authorized and outstanding class of stock entitled to vote at the Meeting.
 Holders of a majority of the outstanding shares of Common Stock are required to be represented at the Meeting, in person or by proxy, to constitute a quorum. Abstentions and broker non-votes represented by submitted proxies will be included in the calculation of the number of the shares present at the Meeting for the purposes of determining a quorum. “Broker non-votes” means shares held of record by a broker that are not voted on a matter because the broker has not received voting instructions from the beneficial owner of the shares and either lacks or declines to exercise the authority to vote the shares in its discretion.
Each outstanding share of Common Stock as of the record date is entitled to one vote. There will be no cumulative voting of shares for any matter voted upon at the Meeting.
Proposal 1: Election of Directors
Directors are elected by a majority of the votes cast at the Meeting. A director will be elected if the number of shares voted “FOR” the director’s election exceeds the number of shares voted “AGAINST” that director’s election, excluding abstentions. If an incumbent director who is nominated for re-election does not receive sufficient “FOR” votes to be elected, the director is required to promptly tender his or her resignation to the Board following certification of the vote. The Corporate Governance and Nominating Committee shall then make a recommendation to the Board on whether to accept or reject the resignation. The Board will act on the tendered resignation, taking into account the recommendation of the Corporate Governance and Nominating Committee, and publicly disclose its decision on whether to accept or reject the resignation. Under New York Stock Exchange (“NYSE”) rules, your brokerage firm or other nominee may not vote your shares with respect to Proposal 1 without specific instructions from you as to how to vote with respect to the election of each of the six nominees for director, because the election of directors is considered a “non-routine” matter under the NYSE rules. Abstentions and broker non-votes represented by submitted proxies will not be taken into account in determining the outcome of the election of directors.

Proposal 2: Approval of the Flotek Industries, Inc. 2018 Long-Term Incentive Plan
To be approved, this proposal regarding the Company’s 2018 Long-Term Incentive Plan must receive an affirmative vote of a majority of the total votes cast with respect to this proposal at the Meeting. This means that the votes that our stockholders cast “FOR” this proposal must exceed the votes that our stockholders cast “AGAINST” this proposal at the Meeting. Proposal 2 is considered a “non-routine” matter under the NYSE rules and, therefore, brokerage firms and nominees that are members of the NYSE do not have the authority under those rules to vote their customers’ unvoted shares on Proposal 2 if their customers have not furnished voting instructions within a specified period of time prior to the Meeting. Accordingly broker non-votes represented by submitted proxies will not be taken into account in determining the outcome of this proposal; abstentions will be counted as a vote against this proposal.
Proposal 3: Advisory Vote to Approve Executive Compensation
The affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on the matter is required for the advisory approval of the Company’s executive compensation. In determining whether the proposal has received the requisite number of affirmative votes, abstentions will not be counted and will have the same effect as a vote against the proposal. Broker non-votes will have no effect for the purpose of determining whether the proposal has been approved. This proposal is advisory in nature, which means that it is not binding on the Board or the Compensation Committee. However, the Board and the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding executive compensation.
Proposal 4: Ratification of Selection of Independent Registered Public Accounting Firm
To be approved, the proposal regarding ratification of the selection of our independent registered public accounting firm must receive an affirmative vote of a majority of the total votes cast with respect to this proposal at the Meeting.

This means that the votes that our stockholders cast “FOR” this proposal must exceed the votes that our stockholders cast “AGAINST” this proposal at the Meeting. However, your vote will not be binding on the Board or the Company. Proposal 4 is considered a “routine” matter under the NYSE rules and, therefore, brokerage firms and nominees that are members of the NYSE have the authority under those rules to vote their customers’ unvoted shares on Proposal 4 if their customers have not furnished voting instructions within a specified period of time prior to the Meeting. Accordingly, broker non-votes represented by submitted proxies will be taken into account in determining the outcome of this proposal; abstentions will be counted as a vote against this proposal.
If the enclosed form of proxy is properly executed and returned to the Company prior to or at the Meeting and is not revoked prior to its exercise, all shares of Common Stock represented thereby will be voted at the Meeting and, where instructions have been given by a stockholder, will be voted in accordance with such instructions.
Any stockholder executing a proxy which is solicited hereby has the power to revoke it prior to its exercise. Revocation may be made by attending the Meeting and voting the shares of Common Stock in person or by delivering to the Secretary of the Company at the principal executive offices of the Company located at 10603 W. Sam Houston Parkway N., Suite 300, Houston, Texas 77064, prior to exercise of the proxy, a written notice of revocation or a later-dated, properly executed proxy.
The solicitation of proxies will be by mail, but proxies also may be solicited by telephone, telegram, or in person by directors, officers, and other employees of the Company. The Company will bear all costs of soliciting proxies. In order to solicit proxies, the Company will also request financial institutions, brokerage houses, custodians, nominees, and fiduciaries to forward proxy materials to the beneficial owners of shares of Common Stock as of the record date and will reimburse such persons for their reasonable expenses of forwarding the proxy materials in accordance with customary practice.

PROPOSAL 1: ELECTION OF DIRECTORS
Board of Directors
The members of the Board serve one-year terms. Directors are elected by a majority of the votes cast. A director will be elected if the number of shares voted “FOR” the director’s election exceeds the number of shares voted “AGAINST” that director’s election, excluding abstentions. If an incumbent director who is nominated for re-election does not receive sufficient “FOR” votes to be elected, the director is required to promptly tender his or her resignation to the Board following certification of the vote. The Corporate Governance and Nominating Committee shall then make a recommendation to the Board on whether to accept or reject the resignation. The Board will act on the tendered resignation, taking into account the recommendation of the Corporate Governance and Nominating Committee, and publicly disclose its decision on whether to accept or reject the resignation. Abstentions and broker non-votes will be disregarded and have no effect on the outcome of the election of directors.
Recommendation; Proxies
The Board recommends a vote “FOR” each of the nominees named below. The persons named in the enclosed proxy card will vote all shares over which they have discretionary authority “FOR” the election of the nominees named below. Although our Board does not anticipate that any of the nominees will be unable to serve, if such a situation should arise prior to the Meeting, the appointed persons will use their discretionary authority pursuant to the proxy and vote in accordance with their best judgment.
Number of Directors
The Board has nominated six directors for election to the Board at the Meeting.
The Board believes that it is necessary for each of the Company’s directors to possess many qualities and skills that enable him or her to understand the complexities of the Company’s business and effectively guide the management and direction of the Company. When searching for new candidates, the Corporate Governance and Nominating Committee considers the evolving needs of the Board and searches for candidates that fill current or anticipated future vacancies.
The Board also believes that all directors must possess a considerable amount of business management and educational experience. The Corporate Governance and Nominating Committee first considers a candidate’s management experience and then considers issues of judgment, background, stature, conflicts of interest, integrity, ethics, and commitment to the goal of maximizing stockholder value when considering director candidates. The Corporate Governance and Nominating Committee also focuses on issues of diversity, such as diversity of gender, race, and national origin, education, professional experience, and differences in viewpoints and skills. The Corporate Governance and Nominating Committee does not have a formal policy with respect to diversity; however, the Board and the Corporate Governance and Nominating Committee believe that it is essential that the Board members represent diverse viewpoints. In considering candidates for the Board, the Corporate Governance and Nominating Committee considers the entirety of each candidate’s credentials in the context of these standards. With respect to the nomination of continuing directors for re-election, the individual’s contributions to the Board are also considered.
 All of our directors bring to our Board a wealth of executive leadership experience derived from their service as corporate executives. They also bring extensive board of director experience. Certain individual qualifications and skills of our directors that contribute to the Board’s effectiveness as a whole are described in the following paragraphs.
Nominees
The following sets forth information regarding each nominee. Each nominee has consented to be named in this proxy statement and to serve as a director, if elected.
Name: Michelle M. Adams
Age: 47
Director Since: 2017
Principal Occupation: Ms. Adams joined the Board as a Director in January 2017 and became a member of the Corporate Governance and Nominating Committee in January 2017 and a member of the Compensation Committee in October 2017. Ms. Adams is Vice President of Sales America, for Dropbox as of March 1, 2017. Previously, she was World Wide Vice President, Watson Platform for IBM. Ms. Adams was Vice President, Customer Engagement at IBM Watson. She assumed this role in 2013 and was responsible for all Go to Market Operations for North and South America. She previously ran software teams across IBM for over 10 years. Prior to joining IBM in 2005, Ms. Adams had various sales leadership roles at Tivoli Systems, StorageNetworks, and Digex, Inc. Ms. Adams received her Bachelors degree from Villanova University and resides in Austin, Texas with her husband and children. Ms. Adams’ experience as a technology executive brings significant technology knowledge and innovative thought leadership to the Board.
Name: Ted D. Brown
Age: 62
Director Since: 2013
Principal Occupation: Mr. Brown joined the Board as a Director in November 2013, became a member of the Corporate Governance and Nominating Committee in January 2014, and became a member of the Compensation

Committee in May 2014. Currently, Mr. Brown is President and CEO of Confluence Resources LP, a private oil and gas exploration and production company formed in 2016 and based in Denver, Colorado. Prior to forming Confluence, Mr. Brown was Senior Vice President and Advisor to the CEO and President of Noble Energy, Inc. (NYSE: NBL) until his retirement on January 31, 2015. Mr. Brown joined Noble Energy in 2005 in Noble Energy’s merger with Patina Oil and Gas. A lifelong oilman, he joined Amoco Production Company upon completion of his degree in mechanical engineering from the University of Wyoming. He has also worked in various capacities for Union Pacific Resources, Barrett Resources, and Williams Companies. Under Mr. Brown’s leadership, Noble Energy nearly tripled its production in Northern Colorado in nine years while drilling more than 3,300 new wells. During Mr. Brown’s tenure, Noble Energy became the largest oil producer in Colorado. Mr. Brown participated in numerous industry activities including Chairman and serving on the Executive Committee of the Colorado Oil & Gas Association and the board of the Western Energy Alliance where he has served as the organization’s Colorado Vice President. He was also Chairman of Coloradans for Responsible Energy Development and former board member of Colorado Concern. In recognition of Mr. Brown’s service to both the industry and his community, he was named the Western Energy Alliance 2013 Wildcatter of the Year, one of the highest honors available to oil and gas professionals. In 2014, Mr. Brown was inducted into the Rocky Mountain Oil and Gas Hall of Fame. Mr. Brown’s extensive experience in the energy industry brings significant additional operating and management experience to the Board.
Name: John W. Chisholm
Age: 63
Director Since: 1999
Principal Occupation: Mr. Chisholm was appointed Chief Executive Officer in March 2012 and has served as Flotek’s President since August 2010, and previously served as Flotek’s Interim President from August 2009 through August 2010.
Mr. Chisholm has been a Director of the Company since November 1999, and has acted as Chairman of the Board since July 2010. Mr. Chisholm founded Wellogix, Inc., a software development firm for the oil and gas industry that streamlines workflow, improves collaboration, expedites the inter-company exchange of enterprise data, and communicates complex engineered services. Mr. Chisholm also co-founded and served as President of ProTechnics, a service company dedicated to providing state-of-the-art completion diagnostic services to the energy industry, from 1985 until its sale to Core Laboratories in December of 1996. After leaving Core Laboratories as Senior Vice President of Global Sales and Marketing in 1998, he started Chisholm Energy Partners, a now inactive investment fund that, while it operated, targeted mid-size energy service companies. Mr. Chisholm has served on the board of directors of NGSG,

Inc. (NYSE:NGS), a company specializing in compression technology for the oil and gas industry, since December 2006. He serves on both the Compensation and Governance Committees of NGSG, Inc. In November 2016, Mr. Chisholm was appointed as a non-executive director of Anton Oilfield Services Group (HKEx stock code: 3337), a leading independent integrated oilfield services provider in China. Mr. Chisholm holds a Business Administration degree from Fort Lewis College. Mr. Chisholm’s experience related to two start-up companies brings operating and financial expertise to the Board as well as innovative views of leadership.
Name: L. Melvin Cooper
Age: 64
Director Since: 2010
Principal Occupation: Mr. Cooper has been a Director, a member of the Audit Committee, and a member of the Corporate Governance and Nominating Committee since October 2010, and has been a member of the Compensation Committee since 2011. Currently, Mr. Cooper serves as the Senior Vice President and Chief Financial Officer of Forbes Energy Services Ltd. (NASDAQ Global Market: FES) (“Forbes ”), a public company in the energy services industry. Forbes filed for financial reorganization under Chapter 11 of the U.S. Bankruptcy Code in January 2017. Prior to joining Forbes in 2007, Mr. Cooper served as the Chief Financial Officer or President of companies involved in site preparation for oil and gas exploration companies, supplying products and services to new home builders, and supply chain management. Since August 2012, Mr. Cooper has been a member of the board of directors for Par Pacific Holdings, Inc. (NYSE:PARR). In July 2016, Mr. Cooper joined the board of directors of SA Exploration Holdings, Inc. (NASDAQ: SAEX). Mr. Cooper also serves on the board of the National Association of Corporate Directors Houston area Tri-City Chapter. Mr. Cooper earned a degree in accounting from Texas A&M University-Kingsville (formerly Texas A&I) in 1975. Mr. Cooper has been a Certified Public Accountant since May 1977. Mr. Cooper’s extensive experience in the energy industry and in corporate governance, as well as his financial background, brings significant additional operating, financial, and management experience to the Board.
Name: Kenneth T. Hern
Age: 80
Director Since: 2009
Principal Occupation: Mr. Hern has been a Director, a member of the Compensation Committee, a member of the Audit Committee, and the Chairman of the Corporate Governance and Nominating Committee since November 2009. Furthermore, Mr. Hern has served as the Lead Director of the Board since January 2011. Mr. Hern served as the Chairman and CEO of Nova Biosource Fuels, Inc. (“Nova”), an energy company that refined and marketed ASTM standard biodiesel and related co-products through the deployment of proprietary, patented process technology which enabled broader range use of lower cost feedstock from March 2006 until April 2010. Nova filed for financial reorganization under Chapter 11 of the United States Bankruptcy Code in March 2009. Upon the sale of substantially all of Nova’s assets under Chapter 11 of the U.S. Bankruptcy Code, the case was resolved by a controlled and structured dismissal ordered by the Delaware Bankruptcy Court in April 2009. Mr. Hern retired from Texaco, Inc. (“Texaco”) in 1994 after 25 years of service. During his tenure with Texaco, Mr. Hern served as President of Texaco Brazil, President of Texaco Saudi Inc., and Vice Chairman and Managing Director of Texaco Nigeria Limited. Mr. Hern’s experience as a public company Chairman and CEO, as well as his associated management skills attributable to the aforementioned positions, contributes positively to the effectiveness of the Board.
Name: L.V. “Bud” McGuire
Age: 75
Director Since: 2010
Principal Occupation: Mr. McGuire has been a Director since August 2010, and a member of the Compensation Committee and a member of the Corporate Governance and Nominating Committee since October 2010. Mr. McGuire served as the Chairman of the Compensation Committee from December 2010 until May 2014. Mr. McGuire is a co-founder of Alpha Petroleum Services, a provider of management-related consulting services to the energy industry. Prior to co-founding Alpha Petroleum Services, Mr. McGuire served as a director of the board and Senior Vice President of Mariner Energy Inc. from 1998 to 2001. Prior to joining Mariner Energy, from 1997 to 1998, Mr. McGuire served as the Vice President-Operations for Enron Oil & Gas International, Inc. Mr. McGuire served, from 1991 to 1996, as the Senior Vice President responsible for worldwide production operations of the Kerr-McGee Corporation (“Kerr-McGee”). Prior to his position with Kerr-McGee, from 1981 to 1991, Mr. McGuire served as Vice President of Operations and as Vice-President of Production for Hamilton Brothers Oil & Gas Ltd. Mr. McGuire began his career with Conoco in 1966. Mr. McGuire received a Bachelor of Science degree in Industrial Engineering from LeTourneau University and has served on the Board of Trustees of LeTourneau University since 2002. Mr. McGuire’s extensive experience in the energy industry, as well as his experience in founding a successful company, brings significant additional operating and management experience to the Board.
Completion of Board Terms
The following directors will conclude their terms on the Board effective as of our 2018 Annual Meeting of Stockholders.
Name: Carla S. Hardy
Age: 52
Director Since: 2013
Ms. Hardy will retire from the Board effective as of our April 27, 2018 annual meeting. Ms. Hardy was first appointed to the Board in May 2013 following the Company’s acquisition of Florida Chemical Company, Inc. where Ms. Hardy served as non-executive Chairman of the Board. Ms. Hardy has served as Chair of the Company’s Compensation Committee since May 2014. The Company has benefited greatly from her wisdom, experience, and attention to detail. The Company thanks Ms. Hardy for her five years of dedicated service to the Company.
Name: John S. Reiland
Age: 68
Director Since: 2009
Mr. Reiland will conclude his tenure on the Board effective as of our April 27, 2018 annual meeting. Mr. Reiland was first appointed to the Board in November 2009 and has served as Chair of the Company’s Audit Committee since that date. The Company has benefited greatly from his experience. The Company thanks Mr. Reiland for his eight years of dedicated service to the Company.
Board Approval of Reduction in Members
The Board has approved a temporary decrease in its size from eight directors to six directors, which will be effective upon Ms. Hardy’s and Mr. Reiland’s departures from the Board. The Board has begun a process to evaluate the addition of a new director or directors to the Board, and may increase its size and appoint additional directors as qualified candidates are identified.

SECURITY OWNERSHIP OF EXECUTIVE OFFICERS AND DIRECTORS
AND CERTAIN BENEFICIAL OWNERS
The following table provides the beneficial ownership of Common Stock as of March 8, 2018, for (i) each named executive officer set forth in the Summary Compensation Table, (ii) each of the Company’s directors (including each nominee), (iii) all of the Company’s executive officers and directors as a group, and (iv) each other person known by the Company to be a beneficial owner of more than 5% of our outstanding Common Stock.

Name	Shares Owned (a)	Percent of Class (b)
Named Executive Officers and Directors
John W. Chisholm	1,048,346	1.83%
Steven A. Reeves (c) (d) (e)	295,095	*
Joshua A. Snively, Sr. (f)	321,300	*
Robert M. Schmitz (g)	52,617	*
Robert C. Bodnar (h)	76,955	*
H. Richard Walton	201,234	*
Kenneth T. Hern	89,457	*
John S. Reiland	51,165	*
L.V. “Bud” McGuire	124,793	*
L. Melvin Cooper	104,445	*
Carla S. Hardy (i)	349,959	*
Ted D. Brown	43,226	*
Michelle M. Adams	23,089	*
All executive officers and directors as a group (13 persons)	2,781,681	4.86%
5% Beneficial Owners
Gates Capital Management, Inc. (j)	5,696,416	9.95%
BlackRock, Inc. (k)	7,241,765	12.65%
* Less than 1%.

(a)
Except as otherwise disclosed, the persons named in the table have sole voting and investment power of all shares of Common Stock which are beneficially owned by them. Includes the following number of unvested shares of restricted stock for the persons indicated: Mr. Chisholm - 170,834; Mr. Snively, Sr. - 44,904; Mr. Walton - 36,667; Mr. Hern - 10,639; Mr. Reiland - 10,639; Mr. McGuire - 10,639; Mr. Cooper - 10,639; Ms. Hardy - 10,639; Mr. Brown - 10,639; and Ms. Adams - 10,639. None of the named executive officers or directors have pledged shares.

(b)	Based on an aggregate of 57,248,810 shares of Common Stock outstanding and entitled to vote as of March 8, 2018.

(c)	Includes shares previously acquired through the Company’s 401(k) Plan.

(d)	Mr. Reeves’ holdings include 120,992 shares of Common Stock held in trust, for which Mr. Reeves is a trustee and beneficiary.

(e)
Mr. Reeves retired as Executive Vice President, Operations effective June 30, 2017. Ownership information originated from the Form 4 filed with the Securities and Exchange Commission by Mr. Reeves on July 5, 2017, where 295,095 shares were reported.

(f)
Mr. Snively’s holdings include 132,503 shares of Common Stock held in trust, for which Mr. Snively is a trustee and beneficiary, and 128,916 shares of Common Stock held in trust, for which Mr. Snively’s spouse is a trustee and beneficiary.

(g)
Mr. Schmitz retired as Executive Vice President and Chief Financial Officer effective February 13, 2017. Ownership information originated from the Form 4 filed with the Securities and Exchange Commission by Mr. Schmitz on March 28, 2017, where 52,617 shares were reported.

(h)
Mr. Bodnar ceased to be an officer effective October 4, 2017 and resigned from the Company. Ownership information originated from the Form 4 filed with the Securities and Exchange Commission by Mr. Bodnar on October 3, 2017, where 76,955 shares were reported.

(i)
Ms. Hardy’s holdings include 192,160 shares of Common Stock held in trust, for which Ms. Hardy is a trustee and beneficiary, and 133,347 shares of Common Stock held in trusts for which members of Ms. Hardy’s immediate family are beneficiaries.

(j)
The address of Gates Capital Management, Inc. (“Gates”) is 1177 Avenue of Americas, 46th Floor, New York, NY 10036. Gates Capital Management, Inc., which is controlled by Jeffrey L. Gates, is the managing member of Gates Capital Management GP, LLC, which is the general partner of Gates Capital Management, LP., which is the investment manager of certain Gates Capital Funds. Jeffrey L. Gates exercises voting and dispositive power over the securities held by each of the funds listed above (collectively, the “Funds”). Gates may be deemed to be the beneficial owner of the securities held by the Funds, although all reported securities are owned by the Funds. Ownership information originated from the Schedule 13G/A filed with the Securities and Exchange Commission by Gates on February 14, 2018.

(k)
The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055. Spencer Fleming exercises voting and dispositive power over the securities held by BlackRock, Inc. Ownership information originated from the Schedule 13G/A filed with the Securities and Exchange Commission by BlackRock, Inc. on January 19, 2018.

EXECUTIVE OFFICERS
The following table provides certain information with respect to the named executive officers of the Company.

Name and Age	Positions	Position Held Since
John W. Chisholm (63)	Chief Executive Officer	2012
	President and Chairman of the Board	2010
	Interim President	2009

Joshua A. Snively, Sr. (53)	Executive Vice President, Operations	2017
	Executive Vice President, Research and Innovation	2013
	President of Florida Chemical Company, Inc., a wholly-owned subsidiary of the Company	2013

H. Richard Walton (69)	Executive Vice President and Chief Financial Officer	2017
	Chief Financial Officer Emeritus	2015
	Executive Vice President and Chief Financial Officer	2013
	Chief Financial Officer (Interim)	2013

Steven A. Reeves (67) *	Executive Vice President, Operations	2011
	Executive Vice President, Operations, Business Development and Special Projects	2010
	Executive Vice President, Business Development and Special Projects	2009
	Executive Vice President and Chief Operating Officer	2008
	President Downhole Tool Division	2007

Robert M. Schmitz (63) **	Executive Vice President and Chief Financial Officer	2015

Robert C. Bodnar (51) ***	Executive Vice President, Performance and Transformation Officer	2016

*	Mr. Reeves retired as Executive Vice President, Operations effective June 30, 2017.

**	Mr. Schmitz retired as Executive Vice President and CFO effective February 13, 2017.

***	Mr. Bodnar ceased to be an officer effective October 4, 2017 and resigned from the Company.

Joshua A. Snively, Sr. serves as Executive Vice President, Operations for Flotek Industries, Inc. beginning in October 2017 and as President of Florida Chemical Company, Inc., a wholly-owned subsidiary of the Company, beginning in May 2013. Previously, Mr. Snively served as Executive Vice President of Research and Innovation for Flotek Industries, Inc. from November 2013 to July 2017. Florida Chemical is a leading manufacturer and supplier of citrus oils to global markets and was acquired by Flotek in May 2013. Mr. Snively joined Florida Chemical in 1995 and was instrumental in transforming the company from its origin as a family run business to a multinational citrus-based specialty chemical company with manufacturing facilities in metropolitan Orlando and Houston. In addition to his role in developing growth and execution strategies, Mr. Snively is responsible for Florida Chemical’s commodity supply chain strategy, a task for which he is uniquely qualified given his background growing up in a prominent Florida citrus family. Combined with his formal training and financial experience, Mr. Snively has become known globally as an expert in citrus commodity markets. Prior to his position as President, he was VP and General Manager, as well as VP of Procurement and Business Development, with Florida Chemical. Before joining Florida Chemical, Mr. Snively was Vice President of Commercial Agriculture Finance at SunTrust Bank. He graduated with a degree in Finance and Citrus Management from Florida

Southern College. Mr. Snively currently serves on the board of CenterState Bank and is co-chairman of the Bank’s loan committee and is a member of the Bank’s compensation committee.
H. Richard Walton serves as Chief Accounting Officer beginning in March 2018. Previously, he served as Chief Financial Officer from February 2017 through March 2018, Chief Financial Officer Emeritus from May 2015 through February 2017, Executive Vice President and Chief Financial Officer from March 2013 through May 2015, and Interim Chief Financial Officer from January 2013 through March 2013. Prior to joining Flotek, Mr. Walton spent his entire 30 year career in public accounting, including 20 years as an audit partner at KPMG. His experience includes financial statement audits and registration of securities with the SEC. Following his retirement from KPMG, LLP in 2003, Mr. Walton served as a consultant to public companies, including Flotek since 2010. Mr. Walton is a certified public accountant and has served as an officer in the United States Army. He holds a Bachelor’s degree from Westminster College in Economics and Business Administration. He currently serves as a member of the board of directors of Houston Hospice, DePelchin Children’s Center and Pennies for Education and Health, and as a member of the board of trustees of the Retina Research Foundation.

Steven A. Reeves retired as Executive Vice President, Operations effective June 30, 2017. See the “Employment, Retirement, and Severance Agreements” section within “Compensation Discussion and Analysis” for further details regarding Mr. Reeves’ retirement.
Robert M. Schmitz retired as Executive Vice President and Chief Financial Officer effective February 13, 2017. See the “Employment, Retirement, and Severance Agreements”

section within “Compensation Discussion and Analysis” for further details regarding Mr. Schmitz’s retirement.
Robert C. Bodnar ceased to be an officer effective October 4, 2017 and resigned from the Company. See the “Employment, Retirement, and Severance Agreements” section within “Compensation Discussion and Analysis” for further details regarding Mr. Bodnar’s severance.

AUDIT COMMITTEE REPORT
The Audit Committee of the Board consists of three directors who are independent, as defined by the standards of the New York Stock Exchange and the rules of the Securities and Exchange Commission. Under the charter approved by the Board, the Committee assists the Board in overseeing matters relating to the accounting and financial reporting practices of the Company, the adequacy of its internal controls, and the quality and integrity of its financial statements and is responsible for selecting and retaining the independent auditors. The Company’s management is responsible for preparing the financial statements of the Company, and the independent auditors are responsible for auditing those financial statements. The Audit Committee’s role under the charter is to oversee management. The Committee is not providing any expert or special assurance as to the Company’s financial statements or any professional certification as to the independent auditors’ work. The Committee met 7 times during the year ended December 31, 2017.
The independent auditors provided the Committee with a written statement describing all the relationships between the auditors and the Company that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” The Committee also discussed with the auditors any relationships that may impact the independence of the auditors.
The Committee reviewed and discussed with the independent auditors all communications required to be discussed by

Standards of the Public Company Accounting Oversight Board, including those described in Auditing Standard No. 16, “Communications with Audit Committees.”
The Committee reviewed the Company’s audited financial statements as of and for the year ended December 31, 2017, and discussed them with management and the independent auditors. Based on such review and discussions, the Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2017, for filing with the Securities and Exchange Commission.
John S. Reiland, Chairman
Kenneth T. Hern
L. Melvin Cooper
March 30, 2018

This report of the Audit Committee shall not be deemed “soliciting material,” or to be “filed” with the Securities and Exchange Commission or subject to Regulation 14A or 14C or to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically request that the information be treated as soliciting material or specifically incorporate it by reference into a document filed under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act. Further, this report will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act except to the extent that we specifically incorporate this information by reference.

COMPENSATION DISCUSSION AND ANALYSIS
The following discussion of executive compensation contains descriptions of various employment-related agreements and employee benefit plans. These descriptions are qualified in their entirety by reference to the full text of the referenced agreements and plans, which have been filed by us as exhibits to our reports on Forms 10-K, 10-Q, and 8-K filed with the U.S. Securities and Exchange Commission.
Introduction
Flotek is a global diversified, technology-driven company that develops and supplies chemistry and services to the oil and gas industries and high value compounds to companies that make cleaning products, cosmetics, food and beverages, and other products that are sold in consumer and industrial markets.
The Company’s focus on its product offerings, in particular its patented chemistries business, led to significant and increasing success in 2011 through 2014. Beginning in the second half of 2014 and continuing throughout 2015, the price of crude oil and the North American rig count declined dramatically, ending 2015 at levels not seen since 2009. The market began to gradually recover in the second quarter of 2016 and has continued to do so through the end of 2017. Although a continuing recovery appears to be underway, the level of drilling and completion activity remains lower than previous levels experienced before the downturn in 2014.
Crude oil prices peaked at approximately $106/barrel in June 2014, descended to approximately $30/barrel in February 2016, and rose to the current levels ranging between $60 to $65 per barrel. As a result, total U.S. rig count decreased from 1,929 rigs on November 21, 2014 to 404 rigs as of May 27, 2016 and rose to 929 rigs as of December 31, 2017.
As a result of this cyclical downturn, North American exploration and production companies - many of which are Flotek clients - significantly reduced their exploration and drilling activity. The reduction in activity led to declining financial results for the Company in 2015 and 2016, as the downturn in the oil and gas industry continued. However, as the recovery has continued, the Company has seen increased financial results during 2017, as compared to 2016.
During the fourth quarter of 2016, the Company initiated a strategic restructuring of its business to enable a greater focus on its core businesses in energy chemistry and consumer and industrial chemistry. The Company executed a plan to sell or otherwise dispose of its Drilling Technologies and Production Technologies segments. Effective December 31, 2016, the Company classified the assets, liabilities, and results of operations for these two segments as “Discontinued Operations” for all periods presented. The sale or disposal of the assets and transfer or liquidation of liabilities and obligations of these segments was completed in 2017. The Company has no continuing involvement with the discontinued operations.
The following discussion relates to continuing operations as presented in our 2017 Annual Report. Continuing operations include the Energy Chemistry Technologies and Consumer and Industrial Chemistry Technologies business segments.

•	The Company reported revenue for the year ended December 31, 2017 of $317.1 million, an increase of $54.3 million, or 20.6%, compared to $262.8 million for the year ended December 31, 2016.

•
The Company reported net loss for the year ended December 31, 2017 of $13.1 million, or $0.23 per share (fully diluted), compared to net income of $1.9 million, or $0.03 per share (fully diluted), for the year ended December 31, 2016.

•
The Company is successfully expanding into foreign markets. Revenue from services and products used in foreign countries increased to 18.1% of consolidated revenue in 2017 compared to 15.9% of consolidated revenue in 2015.

•
The Company continues to emphasize and expand its research and innovation activities. These activities focus on improvement of existing products and services, the design of reservoir specific, customized chemistries, and the development of new products, processes, and services. During the third quarter of 2016, the Company completed its new Global Research & Innovation Center in Houston. This state-of-the-art facility allows for the development of next-generation innovative energy chemistries, as well as expanded collaboration between clients, leaders from academia, and Company scientists. Research and innovation expense increased to $13.6 million in 2017 compared to $6.7 million in 2015.

The charts below illustrate the magnitude of the Company’s success in 2013 through 2014, the decline experienced in 2015 and 2016, and the recovery that began in 2017, excluding discontinued operations.

(1)	Amounts exclude impact of discontinued operations.

Compensation Consultants
Korn Ferry Hay Group serves as an independent advisor to management on executive compensation. The Compensation Committee engages Willis Towers Watson to provide independent advice to the Committee. Since 2014, these consultants have provided advice on matters including:

•	A thorough review of compensation strategies and objectives;

•
A review of and recommended changes to the Chief Executive Officer’s employment agreement and other executive employment agreements, including adoption of “double-trigger” cash severance and equity acceleration following a change-in-control;

•	Adoption of a claw-back policy;

•	A review of policies and recommended changes relating to prohibited hedging transactions and the prohibition of pledging Company securities;

•	Adoption of stock ownership guidelines for executives and directors;

•	Adoption of a minimum vesting requirement of one year from the date an award is granted;

•	A review and update of the Peer Group composition;

•
A restructuring and refinement of executive annual incentive compensation opportunities making amounts earned under the program primarily contingent on financial measures that drive shareholder returns;

•
Expanding the performance criteria of executive annual incentive compensation opportunities from a single financial measure to two financial measures and a measurement of performance against individual goals established for each participant;

•	Adoption of a performance-based equity-based long-term incentive component to total compensation with annual modifications to performance measures that reflect Peer Group practices; and

•
Extension of the performance period to two years for the equity-based long-term incentive component, with an additional one-year service requirement from the end of the performance period to the vesting date.

The following discussion provides an overview of the Compensation Committee, the background and objectives of our compensation programs for current senior management, and the material elements of the compensation of each of the executive officers identified in the following table, to which we refer as our named executive officers.

Name	Title
John W. Chisholm	Chairman of the Board, President and Chief Executive Officer
Joshua A. Snively, Sr.	Executive Vice President, Operations
H. Richard Walton	Executive Vice President and Chief Financial Officer
Steven A. Reeves (1)	Executive Vice President, Operations
Robert M. Schmitz (2)	Executive Vice President and Chief Financial Officer
Robert C. Bodnar (3)	Executive Vice President, Performance and Transformation Officer

(1)	Mr. Reeves retired as Executive Vice President, Operations effective June 30, 2017.

(2)	Mr. Schmitz retired as Executive Vice President and Chief Financial Officer effective February 13, 2017.

(3)	Mr. Bodnar ceased to be an officer effective October 4, 2017 and resigned from the Company.

Compensation Committee
The Compensation Committee has overall responsibility for the approval, evaluation, and oversight of the Company’s compensation and benefit plans, policies, and programs. The primary function of the Compensation Committee is to assist the Board in fulfilling its responsibilities relating to the compensation of the Company’s named executive officers and outside directors. The primary responsibilities of the Compensation Committee include (i) annually reviewing the Company’s general compensation policies with respect to named executive officers, (ii) annually reviewing and approving the corporate goals and objectives relevant to the compensation of our executive officers, evaluating our officers’ performance in light of these goals, and approving or recommending to the Board compensation levels based on these evaluations, (iii) producing a committee report on executive compensation as required by the SEC to be included or incorporated by reference in our proxy statement or other applicable SEC filings, and (iv) recommending, on a biennial basis, the compensation program applicable to the Company’s outside directors. The Committee met 9 times during the year ended December 31, 2017.
The Company’s Board appoints Compensation Committee members and the Chairman annually, and these appointees continue to be members until their successors are elected and qualified or until their earlier resignation or removal. Any member of the Compensation Committee may be removed, with or without cause, by our Board. The Board appoints members to the Compensation Committee considering criteria such as experience in compensation matters, familiarity with our management and other key personnel, understanding of public company compensation issues, time availability necessary to fulfill committee responsibilities, and independence and other regulatory requirements.
Each member of the Compensation Committee is considered to be (1) “independent” under the currently applicable listing standards of the NYSE; (2) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act; and (3) an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) for 2017.
The Compensation Committee’s function is more fully described in its charter. The Compensation Committee will continue to annually review and assess the adequacy of the charter and recommend any proposed changes to the Board for approval on an annual basis.
The Compensation Committee establishes an agenda for each Committee meeting and prepares meeting materials. The Committee may request assistance or information that will be provided by management and may share and confirm information with the Chief Executive Officer. The Compensation Committee on occasion meets with the Company’s Chief Executive Officer and other executives to obtain recommendations with respect to the Company’s compensation programs, practices, and packages for executives, other employees, and directors. Although management makes recommendations to the Compensation Committee on executive compensation, the Compensation Committee is not bound by and does not always accept management’s recommendations. The Compensation Committee has historically sought input from an independent compensation consultant prior to making any final determinations. Our Chief Executive Officer attends some of the Compensation Committee meetings, but the Compensation Committee also regularly holds executive sessions not attended by members of management or non-independent directors. The Chief Executive Officer is not present during discussions, deliberations, or voting of the Compensation Committee regarding compensation of the Chief Executive Officer.
Outside corporate counsel, and other members of our management and outside advisors, may be invited to attend all or a portion of a Compensation Committee meeting depending on the nature of the matters to be discussed. Only members of the Compensation Committee may vote on items before the Compensation Committee.
Our Compensation Committee may retain, at our expense, independent compensation consultants to consider executive compensation matters. The Compensation Committee meets with the compensation consultants, both in and outside of the presence of our management, to review findings and recommendations regarding executive compensation and considers those findings and recommendations, as well as the results of the most recent shareholder advisory vote on executive compensation, in determining and making adjustments to our executive compensation program. The Compensation Committee has used a compensation consultant since 2011 to assist in fulfilling its responsibilities as assigned by the Chairman of the Compensation Committee. In July 2014, the Compensation Committee engaged Willis Towers Watson to serve as its compensation consultant. During its selection process, the Compensation Committee analyzed factors specified by the Securities and Exchange Commission and the NYSE that affect the independence of compensation advisers. Based on this analysis, the Compensation Committee concluded that there were no independence concerns related to Willis Towers Watson in its role as an independent adviser to the Compensation Committee.
Under the direction of the Chairman of the Compensation Committee, the compensation consultant supports the Committee in fulfilling its responsibilities as outlined in the Compensation Committee Charter which can include preparing information regarding compensation trends in the energy services industry, relative compensation for similarly-situated executive officers in the industry, and the structure of our cash and equity incentive awards. At the Compensation Committee’s request, the compensation consultants worked with management to prepare materials for review by the Compensation Committee, made recommendations regarding the Compensation Committee’s calendar, and has provided assistance in the composition of this Compensation Discussion and Analysis.

Compensation Risk Assessment and Controls
The Compensation Committee strives to create an effective environment for its risk assessment of the Company’s overall compensation policies, practices, and programs through the following practices:

•	Compensation Committee chaired by an independent non-employee director. All Compensation Committee members are independent;

•	Representation from the Audit Committee on the Compensation Committee;

•	Review of executive compensation programs by the Compensation Committee’s independent compensation consultant;

•	Robust review of compensation program elements and key performance drivers; and

•	Detailed measurement of short- and long-term compensation elements to ensure balance.
The role of the Compensation Committee in risk oversight includes review of risks arising from our compensation policies, practices, and programs, as well as the mitigating controls, to determine whether any such risks are material to the Company. The Compensation Committee has reviewed these matters and believes the mix of compensation elements and the design of those elements, along with sound governance practices, do not encourage employees to take excessive risks that might have a material adverse effect on the Company. These matters include the following:

•	The Company has strong internal financial controls that are assessed annually by the Company’s independent public accountants, in addition to their audits of the Company’s financial statements.

•
Base salaries are generally consistent with market practice and the employees’ responsibilities, so employees are not motivated to take excessive risks to attain a reasonable level of financial security.

•
The determination of incentive awards is based on well-defined financial measures. There is a maximum incentive opportunity for each named executive officer, and the Committee retains discretion to adjust bonuses to eliminate anomalous or inappropriate outcomes.

•	Long-term incentives are designed to provide appropriate awards for successful outcomes, and effectively align realized compensation with returns realized by investors.

•
Since December 31, 2012, the Company has had a claw-back policy that covers executive officers and other officers who participate in the Company’s incentive plans. This policy permits the Company to recover incentive compensation awarded or paid if there is a subsequent change to a performance measure and in instances where an officer engaged in intentional misconduct.

•	All officers and directors are prohibited from purchasing or selling Company securities while in possession of material, non-public information. All officers and directors must pre-clear any transactions involving Flotek common stock with the Company’s Compliance Officer.

•
In 2014, the Company clarified its Insider Trading Policy with respect to its hedging policy and its pledging policy. Hedging transactions are prohibited, and the pledging of Company securities to secure indebtedness is prohibited.

•
The Company has established formal stock ownership guidelines. These guidelines, based on a multiple of base salary for executive officers and on the annual cash retainer for directors, help ensure that their interests are aligned with those of our stockholders.

•
The Company has a Code of Business Conduct and Ethics. This Code requires each employee and director to sign a Compliance Certification. In addition, employees are required to complete annual anti-bribery training.

Compensation Philosophy
We operate in a very competitive environment. Our principal competitors are larger, more established providers of services in our industry and, because of their size, generally have significantly more resources than we do. In order to successfully compete in this environment, we must be able to attract and retain highly skilled employees with well-developed management, operational, and marketing skills. The Company has been successful in developing and retaining a highly-qualified management team by offering compensation that is equitable, reasonably competitive with what we believe they might earn elsewhere based on our understanding of market practices, and closely tied to performance through our annual salary review process, our annual cash bonus plan, and grants of equity-based opportunities from our long-term incentive plans.
In general, our executive compensation programs are designed to achieve the following objectives:

•	Attract and retain talented and experienced executives with the skills necessary to run and grow our existing business segments;

•	Align the interests of our executive officers with those of stockholders to increase the value of our enterprise;

•	Motivate and reward executives whose knowledge, skills, and performance are critical to our success;

•	Demonstrate fairness among the executive management team by recognizing the contributions each executive makes to our success;

•	Provide that executives are accountable to the Board for their performance; and

•	Encourage a shared commitment among executives by coordinating Company and individual business unit targets, goals, and objectives.
As we endeavor to evaluate the adequacy of our overall executive compensation program, our Compensation Committee works with the compensation consultants to evaluate and compare certain elements of total compensation against a group of similar publicly-traded energy services companies and chemical companies (the “Peer Group”). We evaluate each element of compensation (base salary, annual incentive compensation, and long-term equity compensation), as well as the total of all compensation elements. While the compensation consultant’s information on peer practices is used to assess the competitiveness of the Company’s total compensation opportunities, the Compensation Committee does not target any percentile level of the peer data as a benchmark for setting pay opportunities.
In determining the peer group, we would prefer to define the market for our executive talent using a sizable group of companies that are comparable to us in both size and line of business. However, there are not a sufficient number of companies that compare to us in size and line of business to comprise such a peer group. Therefore, as we evaluate the adequacy of our compensation programs, the Compensation Committee considers data from our Peer Group, data from published survey sources, and information from our directors, management, and compensation consultant based on their collective understanding of industry practices.

The companies that comprised our Peer Group in 2017 were as follows:

CARBO Ceramics, Inc.	Newpark Resources, Inc.
FutureFuel Corporation	Parker Drilling Company
Helix Energy Solutions Group, Inc.	RigNet, Inc.
KMG Chemicals, Inc.	RPC, Inc.
Layne Christensen Company	Tesco Corporation
Matrix Service Company	TETRA Technologies, Inc.

The Peer Group was reviewed in June 2017 and again in December 2017 and January 2018 to ensure it was appropriate for purposes of supporting 2018 compensation decisions. Following the acquisition of Tesco Corporation by Nabors International Ltd. in December 2017, Tesco Corporation was
removed from the Peer Group for 2018. No additional companies were added to the Peer Group. The Compensation

Committee concluded the Peer Group, as configured for 2018, was appropriate and reflective of the current environment in both size and line of business.
The Compensation Committee intends to continually monitor the composition of the Peer Group to assure that it provides a useful representation of the market for leadership talent in which the Company competes.

Policies, Guidelines and Practices Related to Executive Compensation
Stock Ownership Guidelines
To further promote sustained shareholder return and to ensure that the Company’s executives and directors remain focused on both short- and long-term objectives, the Company has established stock ownership guidelines. Each executive and director has five years from the date appointed or elected to his or her position (or, if later, within five years of the adoption of the guidelines) to achieve the level associated with the position.

Role	Guideline
Chief Executive Officer	6 times base salary
Other executive officers	2 times base salary
Directors	5 times annual retainer
Executives and directors that are not in compliance with the stock ownership guidelines must hold the lesser of 25% of the net shares acquired from exercising stock options or vesting of shares, or the number of shares necessary to reach the applicable stock ownership guidelines.
At December 31, 2017, all current executives and directors have met or substantially exceed the guidelines.
Minimum Vesting Requirement
The Company has implemented a minimum vesting requirement for equity awards. Upon stockholder approval of the 2018 Long-Term Incentive Plan, all awards under the 2018 Plan will be subject to a minimum vesting requirement of at least one year from the date the award was granted. Therefore, no portion of any award may vest or become exercisable earlier than the first anniversary of the date such award was granted. This minimum vesting requirement is subject to a “carve-out exception” and will not apply to 5% of the share reserve of 3,000,000 shares under the 2018 Plan.
Hedging and Pledging of Company Stock
None of the Company’s executive officers or directors have pledged any Flotek Common Stock. In addition, all of the Company’s officers and directors must pre-clear any transactions involving Flotek Common Stock with the Company’s Compliance Officer.
During 2014, the Company updated its Insider Trading Policy with respect to its hedging policy and its pledging policy. Pursuant to the Policy, Company directors, officers, and employees may not engage in hedging transactions with respect to Company securities. Prohibited hedging transactions include, but are not limited to: short-selling, options, puts or calls, as well as derivatives such as swaps, forwards, or futures. Company directors and executive officers are prohibited from pledging Company securities to secure indebtedness, including, but not limited to, engaging in margin transactions with Company securities.

Claw-back Policy
The Company has had a claw-back policy since 2012 that covers executive officers and other officers designated as participants in the Company’s incentive plans. The Company is entitled to recover, at the direction of the Compensation Committee, incentive compensation awarded or paid to an officer if the result of the performance measure upon which the award was made or paid is subsequently restated or otherwise adjusted in a manner that would reduce the award or payment. In addition, if an officer engaged in intentional misconduct that resulted in additional compensation, the Company may take remedial and recovery action.
Tax Gross-Ups on Severance
There are no tax gross-ups on any payments to executives, including severance payments.
Stockholder Engagement and Results of 2017 Advisory Vote on Executive Compensation
The Compensation Committee is very interested in the ideas and feedback of our stockholders regarding executive compensation. At the 2017 Annual Meeting of Stockholders, 97.8% of voting stockholders approved the compensation of our named executive officers. The Company considers this vote a positive endorsement of its executive compensation practices and decisions.
Management routinely engages with investors and has engaged in dialogue with many of our largest stockholders to solicit their feedback and gather information on their views and opinions on various operations and governance issues, including executive compensation practices.
Management leads the effort and is proactive in establishing lines of communication, and shareholder interest is demonstrated by a share voting percentage of over 89% in both 2017 and 2016. The Company hired a Senior Vice President of Corporate Development and Investor Relations in March 2017, which has permitted the Company to communicate with more stockholders on a regular basis.
The Compensation Committee considers the annual stockholders advisory vote, as well as other stockholder input, when reviewing executive compensation programs, principles, and policies.
Equity Compensation Plan Information
Each of the Company’s equity compensation plans has been approved by our stockholders. At December 31, 2017, there were 303,248 shares of our Common Stock available for future issuance under our Long-Term Incentive Plans.
We are asking stockholders to approve a 2018 Long-Term Incentive Plan to make available 3,000,000 shares of our Common Stock for granting of awards under our equity compensation plans.

2017 Executive Officer Compensation
Principal Elements of Compensation of Our Named Executive Officers
The principal elements of the compensation package offered to our executive officers consist of:

•	Base salary;

•	Annual incentive opportunity; and

•	Equity compensation under the long-term incentive plans.
Some, but not all, of the named executive officers participate in certain limited perquisite programs, as described later in this discussion. Group insurance programs, the Company’s 401(k) Plan, and the Employee Stock Purchase Plan are available to all named executive officers on the same basis as all other employees of the Company.

Allocation of Compensation among the Principal Components
The Compensation Committee has not established formulas for allocating compensation between compensation elements at this time. Rather, the Compensation Committee reviews compensation structures of companies in our Peer Group, historical compensation for the participant, the participant’s responsibilities, the performance of the participant and the Company on goals approved by the Committee, and the individual circumstances of senior executives when determining the mix of base salary, cash bonus percentages, and annual equity award opportunities. As a result, the Compensation Committee may apply a different mix of base salary, annual incentive compensation, and long-term equity compensation to different executive officer positions. The Company’s historical objectives have been to make executives’ overall compensation opportunity significantly contingent on operational and financial performance.

The following table provides the percentage allocation of 2017 compensation elements at target levels for the Company’s named executive officers.

Name	Base Salary	Annual Incentive at Target Amount	Long-Term Incentive at Target Value	Total
John W. Chisholm	17.1%	18.8%	64.1%	100%
Joshua A. Snively, Sr.	26.0%	22.1%	51.9%	100%
H. Richard Walton	26.7%	20.0%	53.3%	100%
Steven A. Reeves (1)	100.0%	—	—	100%
Robert M. Schmitz (1)	100.0%	—	—	100%
Robert C. Bodnar (2)	26.7%	20.0%	53.3%	100%

(1)
Mr. Reeves and Mr. Schmitz notified the Company of their plan to retire from the Company during 2017 on February 16, 2017 and November 2, 2016, respectively. Due to this notification, Mr. Reeves and Mr. Schmitz were not included in the Annual Incentive Plan or Long-Term Incentive Plan for 2017.

(2)	Mr. Bodnar ceased to be an officer effective October 4, 2017 and resigned from the Company.
For 2017, 82.9% of the Chief Executive Officer’s compensation at target levels and 73% - 74% of compensation at target levels for other named executive officers, excluding Mr. Reeves and Mr. Schmitz, was at-risk. All equity that may be awarded under the long-term incentive opportunity is performance-based.

2017 Base Salary
The Company reviews base salaries annually for the named executive officers to determine if changes are appropriate. In reviewing base salaries, several factors are considered, including a comparison to base salaries paid for comparable positions in the Peer Group, published survey data, the relationship among base salaries paid within the Company, and individual experience and performance. The Company’s intent is to set base salaries at levels consistent with comparable industry positions, Company performance, and remunerative objectives, including the ability to attract, motivate, and retain highly talented individuals in a competitive environment while retaining an appropriate balance between fixed and performance-contingent compensation elements.

President, Chief Executive Officer and Chairman of the Board
Mr. Chisholm is compensated under a Service Agreement that pays two entities controlled by Mr. Chisholm (the “Chisholm Companies”) as an independent contractor. In addition, Mr. Chisholm has a Letter Agreement with the Company under which he is also an employee of the Company. Effective January 1, 2017, the Compensation Committee of the Board approved Mr. Chisholm’s annual salary of $50,000 and approved an increase in the amount paid annually pursuant to the Service Agreement with the Chisholm Companies from $770,000 to $810,000. This represents a 4.9% increase in base salary.

Other Executive Officers
After a review of responsibilities, performance, and the Company’s understanding of salary levels typically available to officers filling comparable positions in other public energy services companies and chemical companies, the salary adjustments in the table below were approved during 2017.

Name	Title	Beginning Salary	New Salary	Percent Increase
Joshua A. Snively, Sr.	EVP, Operations	$425,400	$446,670	5.0%
H. Richard Walton	EVP and Chief Financial Officer	$350,000	$375,000	7.1%
Steven A. Reeves (1)	EVP, Operations	$435,000	$435,000	—
Robert M. Schmitz (2)	EVP and Chief Financial Officer	$350,000	$350,000	—
Robert C. Bodnar (3)	EVP, Performance and Transformation Officer	$310,000	$425,900	37.4%

(1)	Mr. Reeves retired as Executive Vice President, Operations effective June 30, 2017.

(2)	Mr. Schmitz retired as Executive Vice President and CFO effective February 13, 2017.

(3)	Mr. Bodnar ceased to be an officer effective October 4, 2017 and resigned from the Company.
Mr. Snively received an increase in base salary to recognize the increase in Research and Innovation activity. Mr. Walton received an increase in base salary to reflect the additional responsibilities assumed upon the retirement of Mr. Schmitz. Mr. Bodnar’s base salary was adjusted to reflect a change in title and responsibilities, some of which occurred upon the retirement of Mr. Reeves.

2017 Annual Incentive Compensation
Under the terms of the annual incentive program available to named executive officers and other leadership employees, participants had the opportunity to earn annual cash incentives based on the achievement of Company performance. The performance criteria were expanded from a single financial measure to two financial measures and a measurement of performance against individual goals established for each participant. Allocation of the total target payment is as follows:

•	60% based on an Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”) target (the EBITDA Bonus);

•	20% based on a Revenue target (the Revenue Bonus); and

•	20% based on performance against individual goals (the Goal Bonus).
EBITDA Bonus. If a defined minimum level of Adjusted EBITDA is achieved, 50% of the target EBITDA Bonus payment amount is earned, if the target level of Adjusted EBITDA is achieved, 100% of the target payment amount is earned, and if a defined maximum level of Adjusted EBITDA is achieved, 200% of the target payment amount is earned. The bonus percentage earned for Adjusted EBITDA between defined levels is determined by linear interpolation; however, the Compensation Committee reserves discretion to equitably adjust the amount of the bonus to reflect developments, events, or actions which were not anticipated by the Compensation Committee when the bonus objective was established. No EBITDA Bonus is earned if performance is below the defined minimum Adjusted EBITDA level.

Adjusted EBITDA is a Non-GAAP measure under which EBITDA results may be adjusted to recognize incentive compensation, including stock compensation, financing transaction costs (whether paid in cash or not), and other noncash or nonrecurring charges not directly related to the ongoing operations of the Company. Determination of Adjusted EBITDA is based solely on the judgment of the Audit Committee of the Board of Directors.
For 2017, the EBITDA Bonus applied to results of the Company’s continuing operations and excluded operations and results of the segments reported as held for sale at December 31, 2016. The Adjusted EBITDA target amount for 2017 was $32.0 million compared to $21.9 million achieved in 2016 for the Company’s continuing operations.
Revenue Bonus. If a defined minimum level of revenue for the Company’s continuing operations is achieved, 50% of the target Revenue Bonus payment amount is earned, if the target level of revenue is achieved, 100% of the target payment amount is earned, and if a defined maximum level of revenue is achieved, 200% of the target payment amount is earned. The bonus percentage earned for revenue for the Company’s continuing operations between defined levels is determined by linear interpolation. No Revenue Bonus is earned if performance is below the defined minimum revenue level.
The revenue target amount for 2017 was $335.0 million compared to $262.8 million achieved in 2016 for the Company’s continuing operations.

Goal Bonus. Individual performance goals are established by the Compensation Committee for each participant and become the goals against which actual performance is measured. The Compensation Committee, in its discretion, analyzes each participant’s performance to determine whether performance met or exceeded the goals established by the Committee. The achieved Goal Bonus may be 0% or range between 50% and 200%, depending on the level of achievement by the individual participant.

2017 Annual Cash Bonus Performance Measures
Minimum (50%)	Target (100%)	Maximum (200%)

EBITDA Bonus:
$27.5 million	$32.0 million	$38.0 million

Revenue Bonus:
$300.0 million	$335.0 million	$370.0 million

Goal Bonus:
Individual performance goals were established. Performance achievement is assessed for each participant.

The Compensation Committee established 2017 target bonuses for each named executive officer, expressed as a percentage of base salary, as follows:

Percent of Base Salary
John W. Chisholm	110%
Joshua A. Snively, Sr.	85%
H. Richard Walton	75%
Robert C. Bodnar (1)	75%

(1)	Mr. Bodnar ceased to be an officer effective October 4, 2017 and resigned from the Company.

*
As Mr. Reeves and Mr. Schmitz notified the Company of their plan to retire from the Company during 2017 on February 16, 2017 and November 2, 2016, respectively, they were not included in the Annual Incentive Plan for 2017.

2017 Annual Cash Bonus Achievements
Actual Adjusted EBITDA for 2017 was $27.8 million, resulting in an earned bonus percentage of 53.1% which has a 60% weighting for the cash payout.
Actual revenue for 2017was $317.1 million, resulting in an earned bonus percentage of 74.4% which has a 20% weighting for the cash payout.
Individual goals for Mr. Chisholm were succession planning, successful management and improvement in Selling General and Administrative (“SG&A”) costs, and development and implementation of a strategic vision for the Company. Succession planning is in progress and there were significant reductions in SG&A costs during the last half of 2017. The strategic vision of the Company expanded with the roll-out of the Company’s new Prescriptive Chemistry Management® program. Individual goals for Mr. Snively were to expand the image of Florida Chemical Company in the food industry, including adding an Asian presence, and to design new and modified chemistries to enhance performance of our clients’ reservoirs. The Company opened a sales office in Japan in July 2017 that has been successful in marketing products to the Asian beverage industry. In addition, the Company successfully developed new Complex nano-Fluid® formulations that achieved significant success in the marketplace. Individual goals for Mr. Walton were to streamline and reorganize the accounting department, lead a team effort to address and reduce SG&A costs and organize, document, and clearly present the Company’s discontinued operations in the financial statements. The accounting department was reorganized and a new Vice President and Corporate Controller was added and significant reductions were achieved in SG&A costs during the last half of 2017. Discontinued operations were sold in the second and third quarters of 2017.
The Compensation Committee assessed achievement of goals for each participant and awarded performance at target for Mr. Chisholm, Mr. Snively, and Mr. Walton. This resulted in an earned goal bonus percentage of 100% which has a 20% weighting for the cash payout.

The table below shows the range of bonus opportunities, available on a combined basis, based on various Adjusted EBITDA and Revenue results and the achievement of individual goals for 2017, and the actual annual incentive compensation earned, as determined in January 2018.

	Minimum	Target	Maximum	Earned
	50%	100%	200%	66.75%
John W. Chisholm	$473,000	$946,000	$1,892,000	$631,455
Joshua A. Snively, Sr.	$189,835	$379,670	$759,340	$253,429
H. Richard Walton	$140,625	$281,250	$562,500	$187,734
Robert C. Bodnar (1)	$159,713	$319,425	$638,850	$—

(1)	Mr. Bodnar ceased to be an officer effective October 4, 2017 and resigned from the Company. Upon his resignation, Mr. Bodnar forfeited all rights to annual incentive compensation.

2017 Equity Compensation (Long-Term Incentive)
In order to address the Company’s objectives of retaining critical talent and increasing the amount of the long-term incentive opportunity that is contingent on the performance of the Company, the Compensation Committee established 2017 target grant values for each named executive officer, expressed as a percentage of base salary, as follows:

Percent of Base Salary
John W. Chisholm	375%
Joshua A. Snively, Sr.	200%
H. Richard Walton	200%
Robert C. Bodnar (1)	200%

(1)	Mr. Bodnar ceased to be an officer effective October 4, 2017 and resigned from the Company.
Each named executive officer received performance units with respect to the target grant value. The target value is equal to each executive’s base annual salary multiplied by the percentage disclosed in the previous table. The target value was converted to Target Units for 2017 by dividing the target value by $13.00. The Compensation Committee changed the conversion formula for 2017 from its historical use of the fair market value of the Company’s Common Stock on the date of grant. This increased the divisor in the formula to $13.00 from $12.50, the fair market value of the Company’s Common Stock on February 13, 2017, the date of the adoption of the 2017 long-term incentive opportunity. Increasing the divisor had the effect of reducing the number of Target Units that could be earned by approximately 4% and was a way to conserve share usage from the shares available under the long-term incentive plan.
Vesting of equity awards under the long-term incentive opportunity will be based solely on the total shareholder return of the Company compared to total shareholder return of each member of the Peer Group companies.
For 2017, the performance period will be calendar years 2017 and 2018. The Compensation Committee concluded that using a two-year performance period was closely aligned with the long-term investment horizon of many stockholders and was desirable even though the Company operates in a volatile environment. The Peer Group consisted of 12 companies. In January 2018, the Compensation Committee approved the removal of Tesco Corporation from the Peer Group for purposes of the 2017 long-term incentive program following its acquisition by Nabors International Ltd. in December 2017, leaving 11 companies in the Peer Group for the 2017 - 2018 performance period.
At the end of the two-year performance period on December 31, 2018, the earned performance percentage will be determined and multiplied by the number of target units held by a participant to determine the number of shares earned. Any shares earned will vest on December 31, 2019.
The Performance Percentage is determined based on the comparison of (i) the Total Shareholder Return of a share of the Company’s Common Stock for the Performance Period to (ii) the Total Shareholder Return of a share of the common stock of each member of the Company’s Peer Group for the Performance Period.
Total Shareholder Return is calculated using the average closing price of common stock of the respective company for the last 20 trading days before the end of the applicable Performance Period, adjusted for the amount of any dividends paid (the “Ending Value”), and the average closing price of common stock for the 20 trading days immediately preceding the first day of the Performance Period (the “Beginning Price”). Total Shareholder Return is measured by subtracting the Beginning Price from the Ending Value to determine the “Value Increase,” and then dividing the Value Increase by the Beginning Price.
Achieving a targeted level of performance requires the Company to perform at the 50th percentile in total shareholder return of the peer companies. The 2017 program contains a provision that limits the actual Performance Percentage (and number of Earned Shares) to a cap of 100% if the Company’s total shareholder return is a loss of greater than 5%.

Performance Goal and Potential Payouts for 2017 - 2018 Performance-Based Restricted Share Units
The following table shows the award program available under the 2017 equity grant and the number of units available to be earned based on the Company’s performance versus the Peer Group in Total Shareholder Return.

	Minimum	Target	Maximum
Performance Percentage	50%	100%	200%
Achievement of percentile rank among peer companies (1)	25th percentile	50th percentile	75th percentile
Amounts in Shares
John W. Chisholm	124,039	248,077	496,154
Joshua A. Snively, Sr.	34,360	68,719	137,438
H. Richard Walton	28,847	57,693	115,386
Robert C. Bodnar (2)	32,762	65,524	131,048

(1)
The Performance Percentage will be the Company’s total shareholder return percentile ranking among the peer companies. The Performance Percentage earned between minimum and target and between target and maximum is determined on a linear basis. If the Company fails to perform at the 25th percentile, the bonus percentage is zero.

(2)
Mr. Bodnar ceased to be an officer effective October 4, 2017 and resigned from the Company. Upon his resignation, Mr. Bodnar forfeited all rights to the 2017 - 2018 Performance-Based Restricted Share Units.

The two-year performance period for the 2017 equity grant ends on December 31, 2018. Any shares earned will vest on December 31, 2019.

Performance Goal and Payouts for 2016 - 2017 Performance-Based Restricted Share Units
For the two-year performance period ended December 31, 2017, the Company outperformed 3 companies in its Peer Group in total shareholder return. The following table shows the award program available under the 2016 equity grant and the number of shares earned as a result of the Company’s performance versus the Peer Group in total shareholder return.

	Minimum	Target	Maximum	Actual
Performance Percentage	50%	100%	200%	50%
Number of the 13 peers outperformed (1)	3	6	10	3
Amounts in Shares
John W. Chisholm	170,834	341,667	683,334	170,834
Joshua A. Snively, Sr.	44,904	89,807	179,614	44,904
H. Richard Walton	36,667	73,334	146,668	36,667
Steven A. Reeves (2)	48,334	96,667	193,334	—
Robert M. Schmitz (2)	38,889	77,778	155,556	—
Robert C. Bodnar (3)	27,556	55,112	110,224	—

(1)	The Performance Percentage earned between minimum and target and between target and maximum is determined on a linear basis. If the Company fails to outperform 3 peers, the bonus percentage is zero.

(2)	Mr. Reeves and Mr. Schmitz retired from the Company during 2017, and upon retirement, forfeited all rights to the 2016 - 2017 Performance-Based Restricted Share Units.

(3)
Mr. Bodnar ceased to be an officer effective October 4, 2017 and resigned from the Company. Upon his resignation, Mr. Bodnar forfeited all rights to the 2016 - 2017 Performance-Based Restricted Share Units.

The two-year performance period for the 2016 equity grant ended on December 31, 2017. Determination of shares awarded was made in January 2018. Shares earned will vest on December 31, 2018.

Employment, Retirement, and Severance Agreements
John W. Chisholm - Service Agreement and Letter Agreement
On April 15, 2014, effective March 30, 2014, Flotek and two companies controlled by John W. Chisholm, Chief Executive Officer, President and Chairman of the Board of Directors (the “Chisholm Companies”), entered into the Fifth Amended and Restated Service Agreement (the “Service Agreement”), pursuant to which the Chisholm Companies agreed to continue to provide the services of Mr. Chisholm to Flotek. The Service Agreement provides that Flotek will pay the Chisholm Companies a monthly amount as consideration for the provision of Mr. Chisholm’s services.
The term of the Service Agreement will expire on April 30, 2017, but such term is extended on a monthly basis on the last day of each month so that the term of the Agreement is never less than 36 months, unless either party gives prior written notice of non-renewal. Flotek may terminate the Service Agreement at any time and for any reason with or without Cause (as defined in the Service Agreement) and the Chisholm Companies may terminate the Service Agreement for Good Reason (as defined in the Service Agreement). Upon termination of the Service Agreement by Flotek without Cause or by the Chisholm Companies for Good Reason, the Chisholm Companies will be entitled to receive severance compensation equal to 200% of the base compensation and target bonus in effect for the year in which the termination occurs.
If Mr. Chisholm is entitled to payments and benefits described in the Service Agreement that, together with any other payments which Chisholm and/or his affiliates has the right to receive from the Company and its affiliates, would constitute a “parachute payment” (as defined in Section 280G of the Internal Revenue Code of 1986), the payments and benefits under the Agreement will be either (i) reduced (but not below zero) so that the aggregate present value of all such payments and benefits received by Chisholm and his affiliates from the Company and its affiliates for purpose of Section 280G shall be $1.00 less than three times Chisholm’s “base amount” (as defined in Section 280G of the Code) and so that no portion of such payments received by Chisholm and his affiliates for purposes of Section 280G shall be subject to the excise tax imposed by Section 4999 of the Code, or (ii) paid in full, whichever produces the better net after-tax result for Chisholm, the Chisholm Companies, and his other affiliates (taking into account any applicable excise tax under Section 4999 of the Code and any applicable income tax).
If the Service Agreement is terminated by Flotek with Cause, or due to the death or disability of Mr. Chisholm, the Chisholm Companies will be entitled to receive the base compensation earned and payable through the date of termination. The Service Agreement also contains certain non-solicitation restrictions for a period of 24 months following the date of termination of the Service Agreement.

On April 15, 2014, Flotek and Mr. Chisholm entered into a Letter Agreement (the “Letter Agreement”), pursuant to which Flotek agreed to employ Mr. Chisholm for a term equal to the term provided for in the Service Agreement. Pursuant to the terms of the Letter Agreement, Flotek will pay Mr. Chisholm an annual salary of $50,000. Mr. Chisholm is subject to certain confidentiality obligations and non-solicitation restrictions for a period of 24 months following the date of termination of the Letter Agreement.
Joshua A. Snively, Sr. - Employment Agreement
On January 7, 2016, effective January 1, 2016, the Company and Mr. Snively entered into an Employment Agreement to continue in his position as Executive Vice President, Research and Innovation of the Company and President of Florida Chemical Company, Inc., a subsidiary of the Company.
The Employment Agreement with Mr. Snively (i) provides for a term of employment until the earlier of (1) December 31, 2018, (2) Mr. Snively’s resignation with or without Good Reason (as defined in the Employment Agreement) or Mr. Snively’s death or disability, or (3) termination by the Company with or without Cause (as defined in the Employment Agreement); (ii) provides that, upon termination of Mr. Snively’s employment by the Company without Cause or by Mr. Snively for Good Reason prior to December 31, 2018, and subject to the satisfaction of certain other specified conditions, including the execution of a confidential severance and release agreement, Mr. Snively will be entitled to receive severance compensation equal to 75% of the sum of his annual base salary and target bonus for purposes of the MIP, payable in nine monthly installments equal to one-ninth of such severance compensation, payable at the end of each full calendar month following the first full calendar month after execution of a confidential severance and release agreement; and (iii) contains certain non-solicitation and non-compete restrictions for a period of 24 months following the date of termination of employment with the Company.
Pursuant to the Employment Agreement, Mr. Snively’s initial annualized base salary was $425,400. In addition to the foregoing, Mr. Snively will be entitled to certain other perquisites, annual bonuses in accordance with the Company’s management incentive plan and performance unit plan, and reimbursement for reasonable expenses.
H. Richard Walton - Employment Agreement
During 2017, Mr. Walton did not have an employment agreement. He was paid a base salary and participated in the Executive’s management incentive plan and long-term incentive program. In addition, Mr. Walton was entitled to certain other benefits and reimbursement for reasonable expenses.

Robert M. Schmitz - Retirement Agreement
Effective as of February 13, 2017, Mr. Schmitz resigned as Executive Vice President and Chief Financial Officer of the Company and entered into a Retirement Agreement. Upon execution of the Retirement Agreement, Mr. Schmitz received a one-time payment of $100,000 and will receive a payment of $39,931 at the end of each of the next nine months. All unvested restricted stock and restricted stock units were forfeited as of February 13, 2017.
Steven A. Reeves - Retirement Agreement
Effective as of June 30, 2017, Mr. Reeves resigned as Executive Vice President, Operations of the Company. On February 16, 2017, Mr. Reeves announced his retirement from the Company effective June 30, 2017, and entered into a Retirement Agreement under which he continued to receive his salary, $16,731 on a bi-weekly basis, until June 30, 2017. The Retirement Agreement also granted Mr. Reeves 68,333 shares of common stock as of February 24, 2017, which vested on June 30, 2017. All restricted stock units related to the 2016 long-term incentive opportunity were forfeited as of June 30, 2017.
Robert C. Bodnar - Severance Agreement
Effective as of October 7, 2017, Flotek and Mr. Bodnar entered into a Severance Agreement. Under the terms of the Severance Agreement, Mr. Bodnar left the Company and will receive severance equal to nine monthly installments of $62,110 beginning in December 2017. In addition, the Severance Agreement provides health insurance coverage and Company housing through June 30, 2018. All unvested restricted stock and restricted stock units were forfeited as of October 7, 2017.
Other Benefits
The Company believes establishing a competitive benefit package for employees is an important factor in attracting and retaining highly qualified personnel. Named executive officers are eligible to participate in all of our employee benefit plans, including medical, dental, and vision care programs, Company-paid accidental death, dismemberment, and life insurance, and Flotek’s 401(k) plan, on the same basis as other employees. The Company matches contributions at 100% of up to 2% of an employee’s compensation and, if greater, the Company matches contributions at 50% from 5% to 8% of an employee’s compensation. The Company does not offer pension or retirement benefits other than the 401(k) plan. The Company’s international employees may have slightly different employee benefit plans than those offered domestic employees, typically as a result of legal requirements of the specific country.
Perquisites
Mr. Reeves and Mr. Bodnar were provided the use of a Company rented apartment and a fuel allowance. Mr. Reeves was also provide the use of a Company owned vehicle.

Tax and Accounting Implications
Deductibility of Executive Compensation
The Compensation Committee is aware of the provisions of Section 162(m) of the Internal Revenue Code which provided that the Company may not deduct for federal income tax purposes annual compensation in excess of $1 million paid to certain employees. Performance-based compensation paid pursuant to stockholder-approved plans during 2017 was not subject to the deduction limit as long as such compensation is approved by “outside directors” within the meaning of Section 162(m) of the Code.
In the past, the Compensation Committee made every reasonable effort to structure and administer executive compensation opportunities so that compensation will not be subject to the Section 162(m) deduction limit. Due to the recent changes in U.S. tax law, as part of the Tax Cuts and Jobs Act enacted in December 2017, the opportunity to design plans that are fully tax-deductible for our named executive officers has effectively been eliminated. Therefore, tax-deductibility will likely have less of an impact on the Company’s executive compensation program design in the future.
Accounting for Stock-Based Compensation
The Company accounts for stock-based payments in accordance with the requirements of Accounting Standards Codification (ASC) Topic 718, “Stock Compensation.” Equity based compensation is expensed over the requisite service period pursuant to the grant award terms. The Company considers the expense associated with stock-based incentive awards when granting such awards.
Section 409A
To the extent we permit executives to defer compensation or we commit to deliver compensation at a later date than when earned and vested, we make every attempt to meet the requirements of Section 409A of the Internal Revenue Code. Failure to satisfy the Section 409A requirements could subject the executives receiving deferred compensation to a 20% excise tax.
2018 Compensation Action
2018 Base Salaries
Following a review of market data, the Company’s 2017 performance, the performance of executive officers in 2017, and the industry outlook, salary adjustments were approved as described below.
Effective January 1, 2018, the Compensation Committee of the Board approved Mr. Chisholm’s annual salary at $50,000 and approved the amount paid annually pursuant to the Service Agreement with the Chisholm Companies at $810,000. Mr. Chisholm did not receive an increase for 2018.

Chief Executive Base Salary	2017	2018
John W. Chisholm *	$860,000	$860,000

*	Includes amounts paid to the Chisholm Companies under the Service Agreement and salary paid under the Letter Agreement with Mr. Chisholm.
Effective January 1, 2018, the Compensation Committee of the Board approved annual base salary amounts for the other named executive officers as follows:

Executive Officer Base Salary	2017	2018
Joshua A. Snively, Sr.	$446,670	$490,000
Matthew B. Marietta	*	$335,000
H. Richard Walton	$375,000	$375,000

*	Mr. Marietta was appointed Executive Vice President of Finance and Corporate Development effective March 16, 2018 and is now considered a named executive officer.
Mr. Snively received an increase of 9.7% to reflect a change in title and responsibilities which were effective October 1, 2017. Mr. Marietta was previously Senior Vice President Corporate Development and Investor Relations. Mr. Walton did not receive an increase for 2018.
2018 Management Incentive Plan
Target bonus opportunities for 2018, expressed as a percent of base salary, were approved by the Compensation Committee as follows:

Percent of Base Salary
John W. Chisholm	110%
Joshua A. Snively, Sr.	95%
Matthew B. Marietta	80%
H. Richard Walton	75%
The percentage of base salary available in the annual incentive program for 2018 was increased 10% for Mr. Snively. This increase is designed to heighten his management focus on short-term goals and meeting objectives in his new role. Mr. Marietta’s percentage of base salary available in the annual incentive plan for 2018 was set based on his new role and to better align his bonus opportunity with other executives. The percentages of base salary available in the annual incentive program for Mr. Chisholm and Mr. Walton remained at 2017 levels.
Bonuses under the 2018 Management Incentive Plan (“MIP”), the Company’s annual incentive program, have a possible payout between 0% and 200% of the target payment amount. For 2018, the performance criteria include two financial measures and a measurement of performance against individual goals established for each participant. Upon review of peer group annual incentive practices and discussion by the Compensation Committee, the Committee decided to continue adjusted EBITDA, revenue, and individual goals for the 2018 MIP to drive performance achievement of the Company’s top-line growth, earnings goals, and strategic initiatives. Allocation of the total target payment is as follows:

•	45% based on an Adjusted EBITDA target (the EBITDA Bonus). Adjusted EBITDA is calculated as disclosed under the description of our 2017 program;

•	35% based on a Revenue target (the Revenue Bonus); and

•	20% based on performance against individual goals (the Goal Bonus).
EBITDA Bonus. If a defined minimum level of Adjusted EBITDA is achieved, 50% of the target EBITDA Bonus payment amount is earned, if the target level of Adjusted EBITDA is achieved, 100% of the target payment amount is earned, and if a defined maximum level of Adjusted EBITDA is achieved, 200% of the target payment amount is earned. The bonus percentage earned for Adjusted EBITDA between defined levels is determined by linear interpolation; however, the Compensation Committee reserves discretion to equitably adjust the amount of the bonus to reflect developments, events, or actions which were not anticipated by the Compensation Committee when the bonus objective was established. No EBITDA Bonus is earned if performance is below the defined minimum Adjusted EBITDA level.
The Adjusted EBITDA target amount for 2018 is $28.0 million compared to $27.8 million achieved in 2017 for the Company’s continuing operations.
Revenue Bonus. If a defined minimum level of revenue is achieved, 50% of the target Revenue Bonus payment amount is earned, if the target level of revenue is achieved, 100% of the target payment amount is earned, and if a defined maximum level of revenue is achieved, 200% of the target payment amount is earned. The bonus percentage earned for revenue between defined levels is determined by linear interpolation. No Revenue Bonus is earned if performance is below the defined minimum revenue level.
The revenue target amount for 2018 is $355.0 million compared to $317.1 million achieved in 2017 for the Company’s continuing operations.
Goal Bonus. Individual performance goals are established by the Compensation Committee for each participant and become the goals against which actual performance is measured. The Compensation Committee, in its discretion, analyzes each participant’s performance to determine whether performance met or exceeded the goals established by the Committee. The achieved Goal Bonus may be 0% or range between 50% and 200%, depending on the level of achievement by the individual participant.

2018 Long-Term Incentive Program
Long-term incentive opportunities for 2018, expressed as a percent of base salary, were approved by the Compensation Committee as follows:

Percent of Base Salary
John W. Chisholm	225%
Joshua A. Snively, Sr.	200%
Matthew B. Marietta	150%
H. Richard Walton	135%
The percentage of base salary available in the long-term incentive program for 2018 decreased from 375% to 225% for Mr. Chisholm and from 200% to 135% for Mr. Walton. These decreases in the long-term incentive value for 2018 are based on the Compensation Committee’s assessment of competitive market data, total spend relative to peers, and the overall industry downturn, including the Company’s performance. The percentage of base salary available in the long-term incentive program remained unchanged at 200% for Mr. Snively.
The Company analyzed the long-term incentive programs of each of the companies in its Peer Group. Based on this review, the Company discontinued having the long-term incentive opportunity based entirely on the Company’s relative total shareholder return among the peer companies. A portion of the 2018 opportunity, 40%, was allocated to restricted stock and 60% was allocated to Performance Units. Only the Performance Units continue to have a possible payout between 0% and 200% based on performance. These changes to the long-term incentive program for 2018 mirror the current long-term incentive programs of the Peer Group.
Under the 2018 long-term incentive opportunity, allocation of the total target value is as follows:

•	40% Restricted Stock;

•	30% Performance Units based on Total Shareholder Return (“TSR”); and

•	30% Performance Units based on Return on Tangible Assets (“ROTA”).
The target value is equal to each executive’s base annual salary multiplied by the percentage disclosed in the table above. The target value is converted to restricted stock or restricted stock units for 2018 by dividing the target value by $8.00. The Compensation Committee modified the conversion formula for 2018 from its historical use of the fair market value of the Company’s Common Stock on the date of grant. This increased the divisor in the formula to $8.00 from $6.13, the closing price on the NYSE of the Common Stock of the Company on March 16, 2018, the date of the adoption of the 2018 long-term incentive opportunity. Increasing the divisor had the effect of reducing the number of restricted stock shares and restricted stock units that can be earned by approximately 23% and was a way to conserve share usage from the shares available under the long-term incentive plan.
The restricted stock and restricted stock units awarded on March 16, 2018 will be forfeited if stockholder approval of the Company’s 2018 Long-Term Incentive Plan solicited by this Proxy Statement is not obtained.
Restricted Stock. Each executive is granted the number of shares of Restricted Stock equal to 40% of the target value for the executive divided by $8.00. These shares will vest ratably on December 31, 2018, 2019, and 2020.
TSR. Each executive is granted the number of TSR target units equal to 30% of the target value for the executive divided by $8.00. The performance period for the 2018 opportunity will be calendar years 2018 and 2019.
Vesting of equity awards under the TSR portion of the long-term incentive opportunity will be based solely on the total shareholder return of the Company compared to the total shareholder return of the Russell 2000 Index for the performance period. Achieving the 100% target requires the Company’s actual performance to equal that of the Russell 2000 Index plus 5 percentage points. If the TSR of the Company is less than that of the Russell 2000 Index, the TSR performance percentage shall be zero. The 2018 program contains a provision that limits the actual Performance Percentage (and number of Earned Shares) to a cap of 100% if the Company’s total shareholder return is a loss of greater than 5%.
At the end of the two-year performance period on December 31, 2019, the earned performance percentage will be determined and multiplied by the number of target units held by a participant to determine the number of shares earned. Any shares earned will vest on December 31, 2020.
ROTA. Each executive is granted the number of ROTA target units equal to 30% of the target value of the executive divided by $8.00. The performance period for the 2018 opportunity will be calendar years 2018 and 2019.
Vesting of equity awards under the ROTA portion of the long-term incentive opportunity will be based solely on the level of the Company’s return on tangible assets (consolidated income of the Company before taxes, divided by the total consolidated assets of the Company minus goodwill, other intangible assets, and deferred tax assets) for the performance period. Achieving the 100% target requires a ROTA equal to 3.6%. If the ROTA of the Company is less than 1.5%, the ROTA performance percentage shall be zero.
At the end of the two-year performance period on December 31, 2019, the earned performance percentage will be determined and multiplied by the number of target units held by a participant to determine the number of shares earned. Any shares earned will vest on December 31, 2020.

Compensation Committee Report
The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussion, has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
Carla S. Hardy, Chair
Kenneth T. Hern
John S. Reiland
L.V. “Bud” McGuire
L. Melvin Cooper
Ted D. Brown
Michelle M. Adams
March 30, 2018

Summary Compensation Table
The following table provides information concerning compensation earned in our fiscal years 2017, 2016, and 2015 by our named executive officers.

Name and Principal Position	Year	Salary	Bonus		Stock Awards		Option Awards	All Other Compensation	Total

John W. Chisholm – President, Chief Executive Officer and Chairman of the Board	2017	$50,000	$631,455	(1)	$4,584,463	(2)	$—	$810,000	$6,075,918
	2016	$50,000	$496,100		$4,106,837	(2)	$—	$770,000	$5,422,937
	2015	$50,000	$246,000		$4,079,374	(2)	$—	$770,000	$5,145,374

Joshua A. Snively, Sr.– Executive Vice President, Operations	2017	$446,671	$253,429	(1)	$1,269,927	(2)	$—	$11,565	$1,981,592
	2016	$424,832	$175,478		$1,079,480	(2)	$—	$3,904	$1,683,694
	2015	$408,369	$73,620		$1,030,929	(2)	$—	$3,750	$1,516,668

H. Richard Walton – Executive Vice President and Chief Financial Officer (3)	2017	$375,000	$187,734	(1)	$1,066,167	(2)	$—	$12,000	$1,640,901
	2015	$333,039	$391,560		$1,199,262	(2)	$—	$12,000	$1,935,861

Steven A. Reeves – Executive Vice President, Operations	2017	$256,746	$—		$886,962	(4)(5)	$—	$21,704	$1,165,412
	2016	$435,000	$203,363		$1,161,937	(2)	$—	$24,835	$1,825,135
	2015	$434,346	$97,875		$1,154,169	(2)	$—	$22,565	$1,708,955

Robert M. Schmitz – Executive Vice President and Chief Financial Officer	2017	$84,824	$—		$—	(5)	$—	$476,434	$561,258
	2016	$349,999	$144,375		$934,892	(2)	$—	$7,338	$1,436,604
	2015	$304,308	$69,300		$447,757	(2)	$—	$7,295	$828,660

Robert C. Bodnar – Executive Vice President, Performance and Transformation Officer	2017	$370,414	$—		$1,210,884	(2)(6)	$—	$116,322	$1,697,620
	2016	$295,769	$127,875		$1,024,196	(2)(7)	$—	$36,781	$1,484,621

(1)	Mr. Chisholm, Mr. Snively, and Mr. Walton received, as part of the 2017 Annual Bonus Plan (MIP), $631,455, $253,429, and $187,734, respectively.

(2)
Represents the aggregate grant date fair value of performance-based restricted stock unit awards made in 2017, 2016, and 2015. These performance-based awards have market and service conditions and the aggregate grant date fair value was calculated using the Monte Carlo simulation model.

(3)	Mr. Walton was not a named executive officer in 2016. Therefor, no compensation information for 2016 appears in this table for this officer.

(4)
Per his Retirement Agreement, Mr. Reeves was granted 68,333 shares of common stock which vested upon his retirement on June 30, 2017. The amount reflects the grant date fair value, calculated in accordance with ASC Topic 718, of 68,333 shares of restricted stock awards granted on February 24, 2017.

(5)
Mr. Reeves and Mr. Schmitz notified the Company of their plan to retire from the Company during 2017 on February 16, 2017 and November 2, 2016, respectively. Due to this notification, Mr. Reeves and Mr. Schmitz were not included in the Long-Term Incentive Plan for 2017.

(6)	As Mr. Bodnar was not employed by the Company on December 31, 2017, all unvested restricted stock and restricted stock units previously granted were forfeited.

(7)	The amount also reflects the grant date fair value, calculated in accordance with ASC Topic 718, of 25,000 shares of restricted stock awards granted on September 21, 2016.

The following table provides detail of “All Other Compensation” in the Summary Compensation Table.

Name	Year	Vehicle Allowance		Company Provided Housing	Company Match 401 (k)	Services and Consulting Contracts (2)	Retirement and Severance		All Other Compensation
John W. Chisholm	2017	$—		$—	$—	$810,000	$—		$810,000
	2016	$—		$—	$—	$770,000	$—		$770,000
	2015	$—		$—	$—	$770,000	$—		$770,000
Joshua A. Snively, Sr.	2017	$—		$4,693	$6,872	$—	$—		$11,565
	2016	$—		$—	$3,904	$—	$—		$3,904
	2015	$—		$—	$3,750	$—	$—		$3,750
H. Richard Walton	2017	$—		$—	$12,000	$—	$—		$12,000
	2015	$—		$—	$12,000	$—	$—		$12,000
Steven A. Reeves	2017	$390	(1)	$6,925	$5,135	$—	$9,254	(3)	$21,704
	2016	$600	(1)	$15,535	$8,700	$—	$—		$24,835
	2015	$600	(1)	$13,599	$8,366	$—	$—		$22,565
Robert M. Schmitz	2017	$—		$—	$2,177	$—	$474,257	(4)	$476,434
	2016	$—		$—	$7,338	$—	$—		$7,338
	2015	$—		$—	$7,295	$—	$—		$7,295
Robert C. Bodnar	2017	$10,246		$19,296	$7,408	$—	$79,372	(5)	$116,322
	2016	$1,615		$29,251	$5,915	$—	$—		$36,781

(1)	The expense for the Company provided vehicles was determined through averaging the FMV, odometer reading, and estimated percentage of personal use.

(2)	Amounts received by Mr. Chisholm are related to the Service Agreement of companies affiliated with Mr. Chisholm with the Company.

(3)	Per Mr. Reeves’ Retirement Agreement, Mr. Reeves will be provided health insurance coverage through December 31, 2018.

(4)
Per Mr. Schmitz’s Retirement Agreement, Mr. Schmitz received $100,000 upon retirement, received nine monthly installments of $39,931 beginning in March 2017, and will be provided health insurance coverage through August 31, 2018.

(5)
Per Mr. Bodnar’s Severance Agreement, Mr. Bodnar will receive severance equal to nine monthly installments of $62,110 beginning in December 2017. In addition, the Severance Agreement provides health insurance coverage through June 30, 2018 and Company housing through January 31, 2018.

Grants of Plan-Based Awards
The following table provides information regarding grants of plan-based awards during our fiscal year 2017 to our named executive officers.
2017 Grants of Plan-Based Awards

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value for Stock and Option Awards
		Threshold	Target	Maximum	Threshold (Shares)	Target (Shares)	Maximum (Shares)
John W. Chisholm	2/13/2017	$473,000	$946,000	$1,892,000	—	—	—	—	—	$—	$—
	2/13/2017	$—	$—	$—	124,039	248,077	496,154	—	—	$—	$4,584,463	(2)
Joshua A. Snively, Sr.	2/13/2017	$189,835	$379,670	$759,340	—	—	—	—	—	$—	$—
	2/13/2017	$—	$—	$—	34,360	68,719	137,438	—	—	$—	$1,269,927	(2)
H. Richard Walton	2/13/2017	$140,625	$281,250	$562,500	—	—	—	—	—	$—	$—
	2/13/2017	$—	$—	$—	28,847	57,693	115,386	—	—	$—	$1,066,167	(2)
Steven A. Reeves	2/24/2017	$—	$—	$—	—	—	—	68,333	—	$—	$886,962	(3)
Robert C. Bodnar (4)	2/13/2017	$159,713	$319,425	$638,850	—	—	—	—	—	$—	$—
	2/13/2017	$—	$—	$—	32,762	65,524	131,048	—	—	$—	$1,210,884	(2)

(1)	Represents the potential annual performance-based cash incentive compensation that could be earned in 2017 depending on the extent to which the 2017 objective was met.

(2)
Represents performance-based restricted share units granted in 2017. Shares earned will be determined depending on the extent to which the 2017 - 2018 performance period objectives were met. Any shares earned for the two-year performance period ending December 31, 2018 will vest on December 31, 2019. Grant date fair value is determined in accordance with ASC Topic 718 and, for the performance-based restricted share units which have a market condition, is the value at grant date based on the probable outcome of the performance condition and is consistent with the estimate of aggregate compensation cost to be recognized over the service period.

(3)	Grant date fair value is based on the closing stock price on the date of grant and is consistent with aggregate compensation cost to be recognized over the service period.

(4)	As Mr. Bodnar was not employed by the Company on December 31, 2017, all unvested restricted stock previously granted and any rights to non-equity incentive plan awards were forfeited.

The following tables provide information relating to outstanding equity-based awards held by each named executive officer as of December 31, 2017.
Outstanding Equity Awards at Fiscal Year-End

Restricted Stock Awards
Name	Year of Grant	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (1)
John W. Chisholm	2016	—	$—	170,834	(2)	$796,086
	2017	—	$—	248,077	(3)	$1,156,039
Joshua A. Snively, Sr.	2016	—	$—	44,904	(2)	$209,253
	2017	—	$—	68,719	(3)	$320,231
H. Richard Walton	2016	—	$—	36,667	(2)	$170,868
	2017	—	$—	57,693	(3)	$268,849

(1)	The dollar value of the unvested shares of restricted stock reported are valued at the closing price of Flotek’s Common Stock on December 29, 2017 ($4.66 per share).

(2)
The total number of performance shares available for the 2016 - 2017 performance period. The shares were adjusted as of December 31, 2017 for actual performance during the 2016 - 2017 performance period. These shares will convert to Restricted Stock Awards in 2018 upon approval by the Compensation Committee.

(3)
The total number of unearned performance shares available for the 2017 - 2018 performance period, at the target 100% level. The shares will be adjusted as of December 31, 2018 for actual performance during the 2017 - 2018 performance period.

The following table provides information regarding the value realized upon the exercise of stock options and the vesting of restricted stock awards by named executive officers during the fiscal year ended December 31, 2017.
Option Exercises and Restricted Stock Vested

	Option Awards		Restricted Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
John W. Chisholm	400,000	$1,360,000	88,413	$412,005
Joshua A. Snively, Sr.	—	$—	22,343	$104,118
H. Richard Walton	—	$—	20,127	$93,792
Steven A. Reeves	200,000	$660,000	93,347	$834,522
Robert M. Schmitz	—	$—	3,333	$41,129
Robert C. Bodnar	—	$—	12,500	$66,125

Potential Payments upon Termination of Employment or Change in Control
The following table describes the circumstances that will trigger acceleration of vesting of certain stock options and restricted stock grants and quantifies the value of the stock options or restricted stock grants, the vesting of which would have accelerated upon the occurrence of the specified events, assuming that such event had occurred on December 31, 2017 and based on the closing price of our Common Stock on that date of $4.66 per share.

Name and Participant Position	Termination Event	Severance	Pro-Rata Bonus	Acceleration of Unvested Equity	Total
John W. Chisholm (1)	Change In Control	$3,612,000	$946,000	$2,748,207	$7,306,207
President, Chief Executive Officer and	Good Reason	$3,612,000	$—	$—	$3,612,000
Chairman of the Board	Without Cause	$3,612,000	$—	$—	$3,612,000
	Death or Disability	$—	$—	$2,748,207	$2,748,207
Joshua A. Snively, Sr. (2)	Change In Control	$619,755	$379,670	$738,731	$1,738,156
Executive Vice President, Operations	Good Reason	$619,755	$—	$—	$619,755
	Without Cause	$619,755	$—	$—	$619,755
	Death or Disability	$—	$—	$738,731	$738,731
H. Richard Walton (3)	Change In Control	$—	$281,250	$610,586	$891,836
Executive Vice President and Chief	Good Reason	$—	$—	$—	$—
Financial Officer	Without Cause	$—	$—	$—	$—
	Death or Disability	$—	$—	$610,586	$610,586
For purposes of awards under our long-term incentive plans, “Change in Control” shall be deemed to have occurred upon any of the following events:

(a)
Any “person” or “persons” (as defined in Section 3(a)(9) of the Exchange Act, and as modified in Sections 13(d) and 14(d) of the Exchange Act) other than and excluding (i) the Company or any of its subsidiaries, (ii) any employee benefit plan of the Company or any of its subsidiaries, (iii) any affiliate of the Company, (iv) an entity owned, directly or indirectly, by stockholders of the Company in substantially the same proportions as their ownership of the Company or (v) an underwriter temporarily holding securities pursuant to an offering of such securities, becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the shares of voting stock of the Company then outstanding;

(b)
The consummation of any merger, organization, business combination or consolidation of the Company or one of its subsidiaries with or into any other entity, other than a merger, reorganization, business combination or consolidation which would result in the holders of the voting securities of the Company outstanding immediately prior thereto and their respective Affiliates holding securities which represent immediately after such merger, reorganization, business combination or consolidation more than 50% of the combined voting power of the voting securities of the Company or the surviving company or the parent of such surviving company;

(c)
The consummation of a sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition if the holders of the voting securities of the Company outstanding immediately prior thereto and their respective Affiliates hold securities immediately thereafter which represent more than 50% of the combined voting power of the voting securities of the acquiror, or parent of the acquiror, of such assets;

(d)	The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company; or

(e)
The Incumbent Board ceases for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election by the Board was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an election contest with respect to the election or removal of directors or other solicitation of proxies or consents by or on behalf of a person other than the Board.

For purposes of the applicable employment agreements, “Good Reason” means the occurrence of one of the following Company actions, unless the employee consents in writing to such action:

(i)	A material reduction of the employee’s salary and employee benefits to which the employee was entitled immediately prior to such reduction;

(ii)	A material reduction in the duties, authority or responsibilities relative to the employee’s duties, authority or responsibilities as in effect immediately prior to such reduction; or

(iii)	The relocation of the employee to a facility or a location more than fifty (50) miles from the employee’s then present location;
Provided, however, that (A) the employee must provide the Company with written notice of the occurrence of such action(s) within 60 days of the initial occurrence of such action(s) and of his or her intent to terminate employment based on such action(s) and (B) the Company will have 30 days from the date that such written notice is provided by employee to cure such action(s).
For purposes of the applicable employment agreements, “Cause” means the termination of an employee for any of the following reasons:

(i)
An employee's continued failure to substantially perform one or more of the employee’s essential duties and obligations to the Company (other than any such failure resulting from a disability) which, to the extent such failure is remediable, the employee fails to remedy in a reasonable period of time (not to exceed 30 days) after receipt of written notice from the Company;

(ii)
An employee’s refusal or failure to comply with the reasonable and legal directives of the Board of Directors after written notice from the Board describing the employee’s failure to comply and, if such failure is remediable, the employee’s failure to remedy same within 10 days of receiving written notice;

(iii)	Any act of personal dishonesty, fraud or misrepresentation taken by an employee which was intended to result in substantial gain or personal enrichment of the employee at the expense of the Company;

(iv)	An employee's violation of a federal or state law or regulation applicable to the Company's business which violation was or is reasonably likely to be materially injurious to the Company;

(v)
An employee's conviction of, or plea of nolo contendere or guilty to, a felony under the laws of the United States or any State that is reasonably likely to reasonably likely to be materially injurious to the Company;

(vi)	An employee’s abuse of drugs, other narcotics or alcohol during working hours or where such abuse (whenever occurring) impacts on the employee’s working day;

(vii)
An employee's breach of any of his material obligations under any written agreement with the Company (including without limitation his employment agreement and any proprietary information and inventions assignment agreement with the Company); or

(viii)
An employee’s violation of a material policy of the Company which, to the extent such failure is remediable, the employee fails to remedy in a reasonable period of time (not to exceed 30 days) after receipt of written notice from the Company.

(1)
Upon termination of employment between Flotek and the Chisholm Companies pursuant to the Service Agreement and the employment of Mr. Chisholm pursuant to his Letter Agreement for (a) Good Reason or (b) without Cause, the Chisholm Companies shall be entitled to receive severance compensation equal to two hundred percent of base compensation and target bonus in effect for the year in which the termination occurs. If employment of the Chisholm Companies were to be terminated by (c) death or disability, the Chisholm Companies would be entitled to receive (i) base compensation earned and payable through the date of termination and (ii) Mr. Chisholm would be entitled to the accelerated vesting of all RSAs.

(2)
Upon termination of employment between Flotek and Mr. Snively for (a) Good Reason or (b) without Cause prior to the expiration date of his employment agreement, he is entitled to receive severance compensation equal to 75% of his base salary and target bonus in effect for the year in which the termination occurs. If the employment of Mr. Snively were to be terminated by (c) death or disability, Mr. Snively would be entitled to receive (i) base salary earned and payable through the date of termination and (ii) the accelerated vesting of all RSAs.

(3)
During 2017, Mr. Walton did not have an employment agreement. Therefore, upon termination of employment between Flotek and Mr. Walton for (a) Good Reason or (b) without Cause, he is not entitled to receive severance compensation. If the employment of Mr. Walton were to be terminated by (c) death or disability, Mr. Walton would be entitled to receive the accelerated vesting of all RSAs.

CEO to Median Employee Pay Ratio
Beginning in 2017, SEC rules require companies to disclose the ratio of the total annual compensation of the Company’s CEO to the median employee’s total annual compensation. The following table provides information regarding this pay ratio for 2017:

CEO total annual compensation	$6,075,918
Median employee total annual compensation	$73,181

Ratio of CEO to median employee compensation	83.0 to 1
To identify the median employee for providing the information above, the Company considered compensation of all employees (other than the CEO) from its payroll records as of November 24, 2017 (its last payroll in November). All full-time, part-time, and temporary employees in the U.S. and foreign countries were included. All compensation was analyzed in U.S. dollars, using the relevant exchange rate for any compensation paid to employees in other currencies. Compensation for full-time and part-time employees hired during 2017 was “annualized” through November 24, 2017. After identifying the median employee, the Company calculated total annual compensation for such employee using the same methodology used in determining CEO pay as set forth in the Summary Compensation Table.
Given the different methodologies, exemptions, estimates, and assumptions that various companies will use to determine their pay ratios, the ratio reported above may not be comparable to the pay ratio reported by other companies.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD
Meeting Attendance
During 2017, the Board held 13 meetings of the full Board and 21 meetings of committees. The Audit Committee held 7 meetings, the Corporate Governance and Nominating Committee held 5 meetings, and the Compensation Committee held 9 meetings. Each director attended at least 75% of the aggregate number of meetings of the Board and committees of the Board on which he or she served from the respective dates of appointment.
The Company does not have a formal policy requiring members of the Board to attend the Annual Meeting, although all directors are strongly encouraged to attend. Of the Directors, Messrs. Chisholm, Hern, McGuire, and Reiland attended the last Annual Meeting of Stockholders.
Executive Sessions
Pursuant to the Company’s Corporate Governance Guidelines, non-management directors of the Board are required to meet on a regularly scheduled basis without the presence of management. The Lead Director chairs these sessions. During 2017, the non-management directors met in 4 executive sessions without management present.
Director Independence
The Board has determined that each of the current directors, except for Mr. Chisholm, is independent as defined by the rules of the NYSE and, in the case of the Audit Committee, the Securities and Exchange Commission (the “SEC”). Mr. Chisholm is not an independent director, since he is currently the President and Chief Executive Officer of the Company.
None of the non-employee directors have any relationship with the Company other than as a director and stockholder, or any transaction or arrangement that interferes with each director’s independence.
Risk Management
The Board has an active role, as a whole and at the committee level, in overseeing management of the Company’s risks. The Board regularly reviews information regarding the Company’s credit, liquidity, and operations, as well as the risks associated with each. The Company’s Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and arrangements. The Audit Committee oversees management of financial risks. The Corporate Governance and Nominating Committee manages risks associated with Board independence and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about all identified Company risks.

Board Committees
The Board has established an Audit Committee, a Corporate Governance and Nominating Committee, and a Compensation Committee. The Audit, Corporate Governance and Nominating, and Compensation committees are composed entirely of independent directors as defined under the New York Stock Exchange Listed Company Manual and the Company’s Corporate Governance Guidelines.
The following table shows the committees on which each director serves. “C” indicates that the director serves as the chair of the committee.

Director	Audit	Corporate Governance and Nominating	Compensation
Kenneth T. Hern	X	C	X
John S. Reiland	C	X	X
L.V. “Bud” McGuire		X	X
L. Melvin Cooper	X	X	X
Carla S. Hardy		X	C
Ted D. Brown		X	X
Michelle M. Adams		X	X
Audit Committee
The Audit Committee held 7 meetings in 2017. The Audit Committee’s primary functions are to:

•	Appoint, determine funding for, oversee, and replace (subject to stockholder ratification, if applicable) a firm of independent auditors to audit our financial statements;

•	Pre-approve all audit and non-audit services provided by our independent auditors;

•	Evaluate the qualifications, performance and independence of our independent auditors, and ensure the rotation of the lead (or concurring) audit partner;

•	Obtain and review a report of our independent auditors, at least annually, regarding compliance with their internal quality-control procedures;

•	Discuss with our independent auditors the overall scope and plans for their respective audits;

•	Discuss with management and our independent auditors the adequacy and effectiveness of the Company’s accounting and financial controls;

•	Meet with our independent auditors to discuss the conduct and findings of their respective audits;

•	Meet and review with management and our independent auditors the Company’s financial statements and the associated disclosures to be included in quarterly and annual reports to be filed with the SEC;

•	Discuss with management and our independent auditors significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements;

•	Discuss periodically with management the Company’s plan with regards to issuing earnings press releases and providing financial information and earnings guidance to analysts and rating agencies;

•	Review any disclosures by the Company’s officers and other employees regarding significant deficiencies in the design and operation of the Company’s internal controls; and

•	Establish procedures for receiving and responding to concerns regarding accounting, internal accounting controls, and auditing matters.
Each member of the Audit Committee, as of the date of this Proxy Statement (Messrs. Reiland, Hern, and Cooper), is financially literate and has accounting or financial management expertise. Messrs. Reiland, Hern, and Cooper are audit committee financial experts as defined in Item 407 (d)(5) of Regulation S-K under the Exchange Act, rule 10A-3 under the Exchange Act, the New York Stock Exchange Listed Company Manual, and the Company’s Corporate Governance Guidelines. The Board has adopted a charter for the Audit Committee, a copy of which is available on our website (www.flotekind.com) and in print to any stockholder who requests it.
Corporate Governance and Nominating Committee
The Corporate Governance and Nominating Committee held 5 meetings in 2017. The Corporate Governance and Nominating Committee’s primary functions are to:

•	Review, at least annually, the structure of the Board to assure that the proper skills and experience are represented on the Board;

•	Recommend to the full Board candidates to fill vacancies on the Board as they occur;

•	Recommend, prior to each annual stockholder meeting, a slate of nominees for election or reelection as directors by the stockholders at the annual meeting;

•	Identify individuals qualified to serve as potential Board members, consistent with criteria approved by the Board;

•	Select, evaluate, retain, and where appropriate, terminate any search firm to be used to identify qualified director candidates;

•	Evaluate current directors for re-nomination to the Board or re-appointment to any Board committees, and assess the performance of such directors;

•
Periodically review the composition of the Board and its committees in light of the current challenges and needs of the Board, the Company and each committee of the Board, and determine whether it may be appropriate to add or remove individuals;

•	Consider rotation of the Chairman and members of the committees of the Board;

•	Consider candidates to serve as Board members that are submitted by stockholders of the Company;

•	Periodically make recommendations to the Board with respect to the size of the Board;

•	Review criteria and policies relating to director independence, service, and tenure;

•	Recommend to the Board the membership of the Audit and Compensation Committees, including their Chairpersons;

•	Make recommendations to the Board regarding corporate governance matters and practices, including formulating and periodically reviewing Corporate Governance Guidelines to be adopted by the Board;

•
Develop and recommend to the Board the Company’s Corporate Governance Guidelines and, at least annually, review and reassess the adequacy of such Corporate Governance Guidelines and recommend any proposed changes to the Board;

•	Be responsible for any tasks assigned to the Corporate Governance and Nominating Committee in the Company’s Corporate Governance Guidelines;

•	Oversee compliance with the Company’s Corporate Governance Guidelines and Code of Business Conduct and Ethics and report on such compliance to the Board;

•
Review and consider any requests for waivers of the Company’s Corporate Governance Guidelines or Code of Business Conduct and Ethics for the Company’s directors, executive officers, and other senior financial officers and make a recommendation to the Board with respect to such request for a waiver;

•	Review potential conflicts of interest involving directors and determine whether such director or directors may vote on any issue as to which there may be a conflict;

•	Review all related party transactions and determine whether such transactions are appropriate for the Company to undertake and, if so, approve such transactions;

•
Review periodically with the Company’s counsel, in light of changing conditions, new legislation and other developments, the Company’s Code of Business Conduct and Ethics and make recommendations to the Board for such changes as the Corporate Governance and Nominating Committee shall deem appropriate; and

•	Review executive development and executive succession plans, including succession planning strategies for the Company’s senior management positions.
When identifying and evaluating candidates, the Corporate Governance and Nominating Committee first determines whether there are any evolving needs of the Board that require an expert in a particular field. The Corporate Governance and Nominating Committee may retain a third-party search firm to assist the Committee in locating qualified candidates that meet the needs of the Board at that time. Generally, a retained search firm would provide information on a number of candidates, which the Corporate Governance and Nominating Committee would discuss. The Corporate Governance and Nominating Committee Chairman and some or all of the members of the Corporate Governance and Nominating Committee will interview potential candidates that meet the needs of the Board, possess the qualifications sought, and meet the independence standards required by the

NYSE and as set forth by the Company’s Corporate Governance Guidelines. The Corporate Governance and Nominating Committee will then recommend the nomination of candidates to the Board. Director nominees may be identified by the Corporate Governance and Nominating Committee through current board members, officers, stockholders, or other persons.
Sections 14 and 15 of Article II of the Bylaws of the Company, entitled “Notice of Nominations for Election to the Board of Directors” and “Additional Requirements for Valid Nomination of Candidates to Serve as Director, and If Elected, to Be Seated as Directors,” respectively, set out a detailed procedure for stockholder proposed candidates. The Board has adopted a charter for the Corporate Governance and Nominating Committee, a copy of which is available on our website (www.flotekind.com) and in print to any stockholder who requests it.
Compensation Committee
The Compensation Committee held 9 meetings in 2017. The Compensation Committee’s primary functions are to:

•	Adopt compensation policies and programs that are consistent with corporate strategy and meet all legal requirements regarding reporting and administration of compensation matters;

•
Establish, in conjunction with executive management, the overall compensation strategy of the Company and review such strategy, at least annually, for alignment with the Company’s business strategy and with similar programs offered by the Company’s competitors;

•	Oversee the compensation and benefits programs applicable to all employees of the Company;

•
Adopt, amend, or terminate corporate incentive programs (including short-term and long-term incentive and other similar programs), including establishment of performance standards, and determine the funding of such programs relative to previously established performance standards;

•	Review the Company’s employee benefit plans, including retirement and savings plans, and either recommend plan changes to the Board or amend such plans as appropriate;

•	Recommend to the Board the adoption of any new Company employee benefit plan or the termination of any existing employee benefit plan, as appropriate;

•	Review, at least annually, the Company’s investment strategies around and performance of the Company’s 401(k) plans;

•
Review and approve, at least annually, corporate goals and objectives relevant to compensation of the Company’s executive officers and employees who report directly to the Company’s Chief Executive Officer (collectively, the “CEO Direct Reports”) and evaluate each executive officer’s and CEO Direct Report’s performance in light of such goals and objectives;

•	Either as a Compensation Committee or in conjunction with the other independent directors (as directed by the

Board), adopt a compensation strategy and determine and approve each executive officer’s and CEO Direct Report’s salary, bonuses, and other compensation based on the strategy and the evaluation of each executive officer’s and CEO Direct Report’s performance and considering the results of the most recent shareholder advisory vote on executive compensation;

•
Regarding individual executive officer’s and CEO Direct Report’s compensation, consider a number of factors that include, but are not limited to, the Company’s financial and operational performance, relative shareholder return, the value of similar incentive awards to executives at comparable companies, awards given in past years, and the results of the most recent shareholder advisory vote on executive compensation;

•	Annually review and approve the annual base salaries and annual short-term and long-term incentive opportunities of the executive officers and CEO Direct Reports;

•
Periodically review and approve the following, as they affect executive officers and CEO Direct Reports: elements of compensation other than salaries and annual incentives; employment and severance agreements; change-in-control agreements and change-in-control provisions affecting any element of compensation or benefits; and any special or supplemental compensation and benefits for the executive officers, CEO Direct Reports, and individuals who formerly served as executive officers and CEO Direct Reports;

•
Award equity-based awards to executive officers, CEO Direct Reports, and to other employees of the Company pursuant to any plans approved by the Board which by its terms provide for administration by the Compensation Committee;

•	Make recommendations to the Board with respect to the compensation of Board members;

•	Assure that all compensation policies and programs comply with applicable laws and regulations;

•
Review and approve annual performance goals for performance-based compensation, including but not limited to performance goals for performance-based compensation that is intended to be tax deductible under Section 162(m) of the Internal Revenue Code, determine whether the performance goals and objectives are attained, and certify the level of attainment as applicable;

•	Review and approve annually the peer group used to assess the competitiveness of the Company’s compensation programs, including executive compensation;

•
Review the Company’s compensation policies and practices to determine whether they encourage excessive risk-taking, discuss annually the relationship between risk management policies and practices and compensation, and evaluate compensation policies and practices that could mitigate any such risk;

•
Consider the factors affecting independence set forth in Section 303A.05(c)(iv) of the NYSE Listed Company Manual when selecting or soliciting advice from any external legal counsel, compensation consultants, or other advisor and evaluate whether any compensation consultant retained or to be retained by it has any conflict of interest in accordance with Item 407(e)(3)(iv) of Regulation S-K;

•
Review and approve the frequency that should be recommended to the Company’s shareholders with respect to how often the Company shall hold a shareholder advisory vote on executive compensation (“Say on Pay Vote”); review and approve the frequency with which the Company should submit to the shareholders a Say on Pay Vote, taking into consideration any prior Say on Pay Vote on the frequency with which the Company shall hold a Say on Pay Vote; and review the results of the most recent Say on Pay Vote when considering whether to make any adjustments to the Company’s executive compensation policies and practices;

•
Review and discuss the Company’s Compensation Discussion and Analysis (“CD&A”) and the related executive compensation information and recommend that the CD&A and related executive compensation information be included in the Company’s proxy statement and annual report on Form 10-K as required by the rules and regulations of the Securities and Exchange Commission;

•
Approve the Compensation Committee report on executive officer compensation included in the Company’s proxy statement or annual report on Form 10-K as required by the rules and regulations of the Securities and Exchange Commission;

•	Receive reports on compensation and benefits applicable to all employees; and

•
Oversee the Company’s compliance with, and take any other actions as may be required from time to time by, applicable law, the rules of the NYSE, the rules and regulations of the Securities and Exchange Commission, the Bylaws or the Board, including any requirement that shareholders approve equity compensation plans.

The Board has adopted a charter for the Compensation Committee, a copy of which is available on our website (www.flotekind.com) and in print to any stockholder who requests it.
Special Board Committees
In accordance with the Company’s Corporate Governance Guidelines, in addition to established Board Committees, the Board may, from time to time, establish other committees to assist it in carrying out its duties. The duties of each standing committee of the Board are to be spelled-out in a committee charter which is to be periodically reviewed and approved by the Board.
On December 1, 2015, the Company’s Board of Directors formed a special committee consisting of five independent members of the Board of Directors to conduct an independent review of (i) the issues raised in a report issued by a third party regarding the accuracy of the Company’s FracMax® software and efficacy of the Company’s CnF® completion chemistries and (ii) any other relevant issues that may arise in connection with (a) the shareholder class action and derivative lawsuits filed against the Company relating to the issues raised in such report and (b) an inquiry which has been opened by the U.S. Securities and Exchange Commission with respect to the issues raised in such report.
On February 8, 2017, the Company announced that the Special Committee has completed its investigation and did not find any evidence of intentional misconduct, fraud, or intent to deceive investors or any evidence that any Flotek director, officer, or employee breached his or her fiduciary duties. The Special Committee concluded that the previously acknowledged errors in the FracMax® software most likely resulted from the accidental inclusion of test code by the third-party software developer in the FracMax® software that affected the production data for non-CnF wells in Texas within the database. The Special Committee found no evidence that the inclusion of the test code was intentional or designed to manipulate the FracMax® data to produce inaccurate results. In addition, the Special Committee found that management generally set a positive “tone at the top.” While the Special Committee found no evidence of fraud, the Special Committee did recommend improvements to Flotek’s software development and disclosure procedures.
Director Stock Ownership Guidelines
To further promote sustained shareholder return and to ensure that the Company’s directors remain focused on both short-term and long-term objectives, the Company has established stock ownership guidelines. See the “Stock Ownership Guidelines” section within “Compensation Discussion and Analysis” for further details regarding our stock ownership guidelines for executives and directors.
Director Compensation
Members of the Board of Directors receive an annual retainer of $52,000 and additional retainers for serving as a chair or member of a Board committee. Directors do not receive fees for attending Board or committee meetings.
The Lead Director is paid an annual retainer of $24,000, the chair of the Audit Committee is paid $32,000, the chair of the Corporate Governance and Nominating Committee is paid $16,000, and the chair of the Compensation Committee is paid $20,000. Members of each committee, excluding the chair, receive an annual retainer ranging from $4,000 to $8,000, depending on the committee. The Board determines, based on recommendations of the Compensation Committee, retainers to be paid for the chair and any members of special Board committees.
Each non-employee director is also granted a restricted stock award annually, which for 2017 had a fair market value equal to approximately $125,000 on the date of grant. These shares vest as of the annual stockholders’ meeting held in the following year.
Our President and Chief Executive Officer is not compensated for serving on the Board.

The following table provides the 2017 compensation of the non-employee directors.

Name	Board Retainer (1)	Committee and Chair Retainers (1)	Restricted Stock Awards(2)(3)	Option Awards (4)	Total
Kenneth T. Hern	$76,000	$32,000	$125,008	$—	$233,008
John S. Reiland	$52,000	$44,000	$125,008	$—	$221,008
L.V. “Bud” McGuire	$52,000	$12,000	$125,008	$—	$189,008
L. Melvin Cooper	$52,000	$20,000	$125,008	$—	$197,008
Carla S. Hardy	$52,000	$24,000	$125,008	$—	$201,008
Ted D. Brown	$52,000	$12,000	$125,008	$—	$189,008
Michelle M. Adams	$48,779	$5,546	$125,008	$—	$179,333
(1)    Represents non-employee director fees earned in 2017.
(2)    Represents the grant date fair value of restricted stock awards under the Company’s Amended and Restated 2014 Long-Term Incentive Plan. These amounts are for awards granted during 2017 and reflect the amount of compensation for a full year based on the fair value of the awards on the date of grant. The 2017 annual grants on April 21, 2017 are expensed from the grant date through April 27, 2018.
(3)    The following restricted stock awards were outstanding at December 31, 2017: Kenneth T. Hern - 10,639; John S. Reiland - 10,639; L.V. “Bud” McGuire - 10,639; L. Melvin Cooper - 10,639; Carla S. Hardy - 10,639; Ted D. Brown - 10,639; and Michelle M. Adams 10,639.
(4)   All outstanding options, which vested during 2012, were exercised during 2017.

Other Board and Committee Items
Code of Business Conduct and Ethics
The Code of Business Conduct and Ethics of the Company applies to our directors, executive officers, and to all other employees and is available on our website (www.flotekind.com) and in print to any stockholder who requests it.
Compensation Committee Interlocks and Insider Participation
Messrs. Hern, Reiland, McGuire, Cooper, Brown, Ms. Hardy, and Ms. Adams served on the Compensation Committee during 2017. No current member of the Compensation Committee is a current or former officer or employee of the Company or had any relationship requiring disclosure under applicable SEC rules. Additionally, none of the Company’s executive officers served as a director or member of the compensation committee of another entity, one of whose executive officers served as a director or member of the Company’s Compensation Committee.
Transactions with Related Persons
The Company recognizes that related person transactions can present potential or actual conflicts of interest and it is the Company’s preference that related person transactions are avoided as a general matter. However, the Company also recognizes that there are situations, including certain transactions negotiated on an arm’s length basis, where related person transactions may be in, or may not be inconsistent with, the best interests of the Company and its stockholders. Therefore, the Corporate Governance and Nominating Committee of the Board will review, ratify, or approve, as necessary, any related person transaction prior to the transaction being entered into, or ratify any related person transaction that has not been previously approved, in which a director, executive officer, five percent owner, or immediate family member of any such person has a material interest.
The Board believes that the following related party transaction is reasonable and fair to the Company. The daughter of Mr. Chisholm owns an information technology consulting firm that provides services to the Company. In 2017, the Company paid $167,300 to this firm for IT consulting services in the ordinary course of business.
During 2017, the Company did not participate in any other transactions in which any of the director nominees or executive officers, nor any of their immediate family members, had a direct or indirect material interest.
Board Leadership Structure
Mr. Chisholm, the Company’s President and Chief Executive Officer, has served as Chairman of the Board since July 13, 2010. The Chairman is presiding director at each of the Company’s Board meetings. The Board believes that the Company’s President and Chief Executive Officer is best situated to serve as Chairman because he is the director most familiar with the Company’s business and industry, and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy. Independent directors and management have different perspectives and roles in strategic development. The Company’s independent directors bring experience, oversight, and expertise from outside the company and industry, while the President brings company-specific experience and expertise. The Board believes that the combined role of Chairman of the Board and President/Chief Executive Officer promotes strategic development and execution, and facilitates information flow between management and the Board, which are essential to effective governance.

One of the key responsibilities of the Board is to develop strategic direction and hold management accountable for the execution of the strategy developed. The Board believes the combined role of Chairman and President/Chief Executive Officer is consistent with the best interests of stockholders, as it provides the appropriate balance between strategic development and independent oversight of management.
Lead Director Role
Because the Chairman of the Board is a management director, the Board, in accordance with the Company’s Corporate Governance Guidelines, has designated a non-management director as Lead Director. The Lead Director chairs executive sessions of the non-management directors and has other duties as the Board may determine. These duties have included presiding at meetings of the Board of Directors at which the Chairman is not present, serving as a liaison between the non-management directors and the Chairman on Board issues, advising the Chairman as to an appropriate schedule of Board meetings and with input regarding agendas for Board meetings, and calling and setting agendas for meetings of the non-management directors of the Company.
Section 16(a) Beneficial Ownership Reporting Compliance
Pursuant to Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules issued thereunder, the Company’s directors and executive officers are required to file with the SEC reports of ownership and changes in ownership of Common Stock. Copies of such forms are required to be filed with the Company. Based solely on its review of copies of such reports furnished to the Company, the Company believes that the directors and executive officers were in compliance with the filing requirements of Section 16(a) during the most recent fiscal year, except that (1) Messrs. Bodnar, Reeves, and Schmitz did not timely file one Form 4 in 2017 reflecting one transaction and (2) Ms. Adams did not timely file her Form 3.

PROPOSAL 2: APPROVAL OF THE FLOTEK INDUSTRIES, INC.
2018 LONG-TERM INCENTIVE PLAN
On March 16, 2018, our Board of Directors adopted the Flotek Industries, Inc. 2018 Long-Term Incentive Plan (the “Plan”), subject to stockholder approval.
Stockholder Vote
We are asking you to approve the Flotek Industries, Inc. 2018 Long-Term Incentive Plan, which will make 3,000,000 shares of our Common Stock available for the granting of awards under compensatory arrangements and incentives permitted by the Plan. Based on our historic and projected future usage patterns, the Compensation Committee estimates that the shares available under the Plan will be sufficient to provide grants for the next two years. In addition to making 3,000,000 shares of our Common Stock available for the granting of awards, the Plan includes provisions that (i) require certain minimum vesting periods with respect to most awards, (ii) prohibit repricing of options and stock appreciation rights without stockholder approval, except in connection with an adjustment involving a corporate transaction or similar event, (iii) specify language regarding “clawback” or recoupment policies regarding Plan awards, and (iv) prohibit increasing the number of shares available for award for shares tendered in payment of the exercise price of an option, awards settled in cash, or shares tendered to satisfy tax withholding. The material features of the Plan are more fully described below.
The named executive officers of the Company have been granted restricted stock and restricted stock units, as presented below, under the Plan, which will be forfeited unless they become effective upon the stockholder approval of the Plan within one year following the date of the Plan’s adoption by the Board.
Purpose of the Plan
The purpose of the Plan is to assist us in (i) attracting and retaining the best available personnel for positions of substantial responsibility, (ii) motivating personnel by providing additional incentives to employees, non-employee directors, and individual consultants including providing financial incentives for individual performance, and (iii) promoting the success of the Company’s business interests. Additionally, the Plan allows us to offer our employees, officers, directors, and consultants the opportunity to acquire and increase their proprietary interest in the Company, thereby more closely aligning their interests with those of our stockholders.

Equity Compensation Plan Information
The following table summarizes equity compensation plan information regarding equity securities authorized for issuance under individual compensation agreements as of December 31, 2017.

Plan category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(2)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(3)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders (1)	971,589	$—	303,248
Equity compensation plans not approved by security holders	—	$—	—
Total	971,589	$—	303,248

(1)	Does not include the 3,000,000 shares that will become available for issuance under the 2018 Long-Term Incentive Plan upon stockholder approval of Proposal 2.

(2)	Includes shares for outstanding restricted stock awards (246,258 shares) and restricted stock unit share equivalents (725,331 shares).

(3)
The weighted-average exercise price is for outstanding stock options only and does not include outstanding restricted stock awards or restricted stock unit share equivalents that have no exercise price.

We currently have grants outstanding under the Amended and Restated 2010 Long-Term Incentive Plan and the Amended and Restated 2014 Long-Term Incentive Plan (collectively, the “Existing Plans”), which will remain in effect in accordance with their terms. At December 31, 2017, there were 303,248 shares authorized, but not subject to outstanding awards, under the Existing Plans. The Existing Plans will remain in place for purposes of governing current outstanding awards and, to the extent permitted thereunder, any additional grants made pursuant to the Existing Plans.

Historic Usage of Shares for Awards
During 2017 and 2016, shares awarded under the Amended and Restated 2014 Long-Term Incentive Plan were as follows:

	2017			2016
Participant	Shares		%	Shares		%
Named Executive Officers	948,359	(1)	63.9%	1,347,062	(3)	74.7%
Other Officers	354,338	(2)	23.9%	214,724	(4)	11.9%
Non-employee Directors	86,923		5.8%	82,878		4.6%
Employees	79,773		5.4%	138,313		7.7%
Service Providers	15,000		1.0%	20,000		1.1%
Total	1,484,393		100.0%	1,802,977		100.0%

(1)	Includes 440,013 shares to increase the long-term incentive award from target to maximum shares.

(2)	Includes 164,669 shares to increase the long-term incentive award from target to maximum shares.

(3)	Includes 661,031 shares to increase the long-term incentive award from target to maximum shares.

(4)	Includes 107,362 shares to increase the long-term incentive award from target to maximum shares.
Under the Existing Plans, shares are reserved in a number sufficient to satisfy the maximum shares that may be issued under an award. Restricted stock units awarded in 2017 and 2016 provide that units may convert into restricted shares, based upon actual achievement of performance goals, at a maximum of two shares for each unit. Shares awarded under the Existing Plans that terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of shares are not again available for award under the Plans.

New Plan Benefits
There are an insufficient number of shares remaining under previously approved long-term incentive plans to provide for competitive long-term incentive awards for the Company’s key senior management.
The following table presents the awards of restricted stock and restricted stock units by our Compensation Committee on March 16, 2018.

Participant	Number of Restricted Stock Awards	Number of Restricted Stock Units	Total Stock Awards
John W. Chisholm	96,750	145,126	241,876
Joshua A. Snively, Sr.	49,000	73,500	122,500
Matthew B. Marietta	25,125	37,688	62,813
H. Richard Walton	25,313	37,970	63,283
Other Officers	76,620	114,934	191,554
Non-employee Directors	—	—	—
Employees	—	—	—
Total restricted awards	272,808	409,218	682,026

Each of the persons in the table above was issued restricted stock and restricted stock units, subject to stockholder approval of the 2018 Long-Term Incentive Plan. The number of restricted stock units converts to the same number of shares if the 2018 performance targets are met (409,218 shares), and would double if the maximum award was achieved (818,436 shares).
The restricted stock and restricted stock units awarded on March 16, 2018 will be forfeited unless stockholder approval solicited by this Proxy Statement is approved.

Description of the Plan
The following summary of the material features of the Plan is qualified in its entirety by reference to the full text of the Plan, which is incorporated herein by reference to Exhibit A to this Proxy Statement.
Eligibility and Available Awards
The Plan provides for the grant of incentive stock options and non-qualified options (collectively, “stock options”), restricted stock, stock appreciation rights, performance shares and performance units, restricted stock units, and other stock-based awards (each, an “Award”).
All employees and individual consultants of the Company or of any affiliate (as defined in the Plan) of the Company and non-employee directors of the Company are eligible to receive grants of Awards under the Plan. However, incentive stock options may be granted only to employees of the Company and certain of its affiliates. Further, non-qualified options and stock appreciation rights may only be granted to employees and consultants of the Company or entities in a chain of corporations in which the Company has a controlling interest and to non-employee directors of the Company. The selection of eligible individuals to whom Awards will be granted is within the discretion of the Administrator. It is currently expected that some of our employees will participate in the Plan, along with all non-employee directors who serve on the Company’s Board of Directors.
Administration
The Plan is administered by our Board of Directors and any of its committees (in such capacity, each the “Administrator”). Except as otherwise determined by the Board of Directors, the Compensation Committee of the Board of Directors shall serve as the Administrator. No member of the Compensation Committee shall vote or act upon any matter relating solely to himself or herself. Grants of Awards to members of the Compensation Committee must be ratified by the Board of Directors.
Subject to the provisions of the Plan, the Administrator will, among other things, (i) determine who are service providers; (ii) determine the fair market value of Awards; (iii) select the service providers to whom Awards may be granted; (iv) determine the number of shares to be covered by each Award; (v) determine when Awards are to be granted and the applicable date of grant; (vi) approve forms of Award agreements; (vii) determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award, including but not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance goals), any acceleration of vesting or waiver of forfeiture or repurchase restrictions (subject to any minimum vesting requirements), and any restriction or limitation regarding any Award or the shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine; (viii) construe and interpret the terms of the Plan, Award agreements and Awards; (ix) prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to the creation and administration of sub-plans; (x) amend the terms of any outstanding Award Agreement or Award, including the discretionary authority to extend the post termination exercise period of Awards and accelerate the satisfaction of any vesting criteria or waiver of forfeiture or repurchase restrictions, provided that any amendment that would adversely affect a participant’s rights under an outstanding Award shall not be made without the participant’s written consent; (xi) allow participants to satisfy withholding tax obligations by electing to have the Company withhold from the shares or cash to be issued upon exercise or vesting of an Award; (xii) authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator; (xiii) allow a participant to defer the receipt of the payment of cash or the delivery of shares that would otherwise be due to the participant under an Award; (xiv) determine whether Awards shall be settled in shares, cash or in a combination thereof; (xv) determine whether Awards shall be adjusted for dividends or dividend equivalents; (xvi) create other stock-based awards for issuance under the Plan; (xvii) impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a participant or other subsequent transfers by the participant of any shares issued as a result of or under an Award, including without limitation, (A) restrictions under an insider trading policy, and (B) restrictions as to the use of a specified brokerage firm for such resales or other transfers; (xviii) establish one or more programs under the Plan to permit selected participants the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance goals, or other event that absent the election, would entitle the participant to payment or receipt of shares or other consideration under an Award; (xix) interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan, any Award agreement and any other instrument or agreement relating to an Award; and (xx) make all other determinations that the Administrator deems necessary or advisable for administering this Plan. The express grant in the Plan of any specific power to the Administrator shall not be construed as limiting any power or authority of the Administrator. However, the Administrator may not exercise any right or power reserved to the Board. Any action taken or determination made by the Administrator pursuant to the Plan will be binding on all parties. No member of the Board of Directors or one of its committees, in its capacity as Administrator, will be liable for any action or determination made in good faith with respect to the Plan or an Award granted thereunder.
The Board may amend, alter, suspend, or terminate the Plan at any time without prior notice to or consent of any person; provided, however, except as specifically permitted under the Plan in connection with a change of control, no amendment (other than any amendment the Board deems necessary in order to permit Awards to meet the requirements of the Code, or other applicable laws, or to prevent adverse tax consequences to the participants), suspension or termination of the Plan may, without the consent of the holder of an Award, terminate such Award or adversely affect such person’s rights with respect to such Award in any material respect unless or to the extent specified in the Award itself. However, no amendment shall be effective prior to its approval by the stockholders, to the extent such approval is required by (i) applicable legal requirements or (ii) the requirements of any securities exchange on which the Company’s stock may be listed.

Stock Available for Issuance
Upon stockholder approval of the Plan and subject to adjustment as provided in the Plan, the maximum number of shares of common stock that may be issued under the Plan will be 3,000,000 shares, all of which may be issued pursuant to incentive stock options. Each share of common stock that is the subject of an Award granted under the Plan may be made available from authorized but unissued shares, treasury stock, or shares of common stock acquired in the open market. No fractional shares shall be issued under the Plan. Each share of common stock that is the subject of an Award, including each share underlying an Award that is measured by shares but that is intended to be settled in cash, shall be charged against the maximum share limitations at the time the Award is granted and generally may not again be made subject to Awards under the Plan pursuant to such limitations; provided, however, a share underlying an award may be made subject to Awards again under the Plan in certain limited circumstances, such as if the Award terminates by expiration, forfeiture, cancellation or otherwise without the issuance of the Shares.
Award Limits
The maximum number of shares of common stock subject to stock options and stock appreciation rights (combined) awarded to any one participant pursuant to the Plan in any calendar year shall not exceed 1,000,000 shares. The maximum number of shares of common stock which may be subject to Awards of restricted stock made to any one participant pursuant to the Plan in any calendar year shall be 1,000,000 shares. The maximum amount of compensation which may be paid to any participant in any calendar year pursuant to Awards of restricted stock units shall not exceed $10,000,000. The maximum amount of compensation that may be paid to any participant in any calendar year pursuant to other stock-based awards under the Plan, (i) if the compensation under the other stock-based awards is denominated under the award agreement only in terms of shares of common stock or a multiple of the fair market value per share of common stock, shall not exceed the fair market value (determined as of the date of vesting) of 1,000,000 shares of common stock; or (ii) in all other cases, shall not exceed $10,000,000. The foregoing limitations on the numbers of shares of common stock that may be issued and that may be subject to Awards are subject to adjustment, as provided in the Plan.
Adjustments Upon Changes in Capitalization or Reorganization
In the event of any change in the outstanding shares of common stock by reason of any stock split, stock dividend or other non‑recurring dividends or distributions, recapitalization, merger, consolidation, spin‑off, combination, repurchase or exchange of stock, reorganization, liquidation, dissolution or other similar corporate transaction that affects the common stock, an adjustment shall be made, as the Administrator deems necessary or appropriate, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. Such adjustment may include an adjustment to the number and class of shares which may be delivered under this Plan, the number, class and price of shares subject to outstanding Awards, the number and class of Shares issuable pursuant to Options, and the numerical limits contained in the Plan. Notwithstanding the preceding, the number of Shares subject to any Award always shall be a whole number. The Plan does not permit the re-pricing of stock options or stock appreciation rights without stockholder approval.
Minimum Vesting
Awards shall be subject to a minimum vesting requirement of at least one year from the date the Award was granted, and no portion of any such Award may vest or become exercisable earlier than the first anniversary of the date such Award was granted; provided, however, that for purposes of Awards granted to non-employee directors, “one year” may mean the approximately one-year period from one regular annual stockholder meeting to the immediately following regular annual stockholder meeting, as long as the period is not less than 50 weeks. The foregoing minimum vesting requirement shall not apply: (i) with respect to 5% of the share reserve of 3,000,000 shares (such amount set forth above) or (ii) to the vesting of an Award that is accelerated as a result of a change of control or termination of the participant due to his or her death or disability, in all cases under terms consistent with the Plan.
Types of Awards
Stock Options. Stock options entitle the holder to purchase a specified number of shares of common stock at an exercise price per share specified on the date of grant. The Administrator has the authority to grant stock options, specifying the terms and conditions of each stock option (including the time or times at which and the circumstances under which the stock option is exercisable), subject to the terms of the Plan. The Administrator will also have the authority to determine whether stock options granted to employees will be incentive stock options or non-qualified options.
The exercise price at which shares of common stock may be purchased upon the exercise of a stock option will not be less than 100% of the fair market value of our common stock on the date that the stock option is granted. In the case of incentive stock options granted to an employee owning more than ten percent (10%) of the total combined voting power of us and certain of our affiliates, the exercise price at which shares of common stock may be purchased upon the exercise of such incentive stock option shall not be less than 110% of the fair market value of our common stock on the date of grant. The aggregate fair market value of shares of common stock granted pursuant to stock options (determined as of the date the stock option is granted under the Plan (or any other stock option plan of ours or certain of our affiliates)) that become exercisable with respect to an employee for the first time as incentive stock options during any one calendar year cannot exceed $100,000.
Except for grants of incentive stock options to employees owning more than ten percent (10%) of the total combined voting power of us and certain of our affiliates (which stock options may not be exercised later than five years after the date of grant), no stock option may be exercised later than the date which is ten years after the date of grant. To exercise a stock option granted under the Plan, the person entitled to exercise the stock option must provide written notice to us, setting forth the number of shares of common stock with respect to which the stock option is to be exercised, accompanied by full payment for the shares being purchased and any required withholding taxes, unless other arrangements have been made with the Administrator. The payment must be in cash, check acceptable to the Company, by the Company withholding shares otherwise issuable from the exercise of the stock option, or other method of payment at the Administrator’s discretion.
Restricted Stock. Restricted stock is common stock that is subject to forfeiture and such other restrictions as the Administrator may impose, including performance criteria, transfer, and repurchase restrictions. The Administrator has authority and discretion to determine what restrictions apply to the restricted stock and when and how the restrictions of one Award of restricted stock may differ from those of any other Award of restricted stock.
Unless otherwise provided in the Award agreement, holders of restricted stock have the right to vote and the right to receive dividends or other distributions paid or made with respect to such shares. All such dividends and distributions shall be held back by the Company and shall be subject to the same restrictions on transferability, vesting and forfeit-ability as the shares of restricted stock with respect to which they were paid. If for any reason the restrictions imposed by the Administrator are not met on the date set forth in the Award Agreement, the restricted stock for which restrictions have not lapsed shall automatically be forfeited by the participant and shall again be available for grant under this Plan.
Stock Appreciation Rights. A stock appreciation right entitles a participant to receive (either in cash, common stock, or a combination thereof), upon exercise of the stock appreciation right, the excess, if any, of (i) the fair market value per share of common stock on the date of exercise over (ii) the fair market value per share of common stock on the date of grant. The Administrator may provide that the excess may not exceed a specified amount. Stock appreciation rights may be payable in cash, shares of common stock, or a combination thereof. The Administrator shall determine, at the date of grant, the number of shares of common stock to which the stock appreciation right applies, the time or times at which and the circumstances under which a stock appreciation right may vest and be exercised, the term of the stock appreciation right, subject to a ten year maximum term, and such other terms and conditions as the Administrator may determine. To exercise a stock appreciation right, the person entitled to exercise the stock appreciation right must provide written notice to us, setting forth the number of shares of common stock with respect to which the stock appreciation right is to be exercised, accompanied by full payment of any required withholding taxes, unless other arrangements have been made with the Administrator.
Performance Shares and Performance Units. Performance shares and performance units may be granted pursuant to performance share Award or performance unit Award at any time and shall be determined by the Administrator in its sole discretion. In the case of a performance share, a share will be issued pursuant to the award agreement. A performance unit is an unfunded and unsecured promise to deliver shares, cash or other securities equal to the value set forth in the award agreement. Each performance unit and performance share shall have an initial value established by the Administrator on or before the date of grant. Performance shares shall have an initial value equal to the fair market value of a share on the date of grant. The applicable award agreement will set forth performance goals and the extent to which those goals were met at the end of the performance period shall generally determine the payout or removal of restrictions. Performance units may be paid in cash, shares of common stock, or a combination of cash and stock. On a date set forth in the applicable award agreement, all unearned or unvested performance units and performance shares shall automatically be forfeited to the Company, and the shares subject to such awards (if any) shall again be available for grant under the Plan.
Performance goals may include, but are not limited to, the following: (i) stock price; (ii) earnings per share; (iii) increase in revenues; (iv) increase in cash flow; (v) cash flow per share; (vi) increase in cash flow return; (vii) return on net assets; (viii) return on assets; (ix) return on tangible assets; (x) return on investment; (xi) return on capital; (xii) return on equity; (xiii) return on invested capital; (xiv) return on capital employed; (xv) economic value added; (xvi) gross margin; (xvii) net income; (xviii) pretax earnings; (xix) pretax earnings before interest; (xx) pretax earnings before interest, taxes, depreciation and amortization; (xxi) pretax operating earnings after interest expense and before incentives, service fees and extraordinary or special items; (xxii) operating income; (xxiii) total stockholder return; (xxiv) debt reduction; (xxv) successful completion of an acquisition, initial public offering, private placement of equity or debt; (xxvi) reduction of expenses; or (xxvii) any combination or of a specified increase, decrease or change, as applicable, in any of the foregoing.
The Administrator may set performance goals based upon the achievement of Company‑wide, divisional, or individual goals (including solely continued service) or any other basis determined by the Administrator in its sole discretion.
Restricted Stock Units. An award of a restricted stock unit is a right, subject to satisfaction of terms and conditions as imposed by the Administrator, to receive upon vesting, the value of the number of notional shares vested. The right to receive payment of an award of restricted stock units may be conditioned upon continued employment or achievement of performance goals. The holder of a restricted stock unit Award shall have no rights of a stockholder and shall have no voting rights with respect to any restricted stock unit Award. Restricted stock unit awards may be payable in cash, shares of common stock, or a combination thereof. The Administrator has the authority to determine the periods of restriction, the amount payable under the award, and any other terms and conditions consistent with the Plan.
Other Stock-Based Awards. Other stock-based awards may be granted either alone, in addition to, or in tandem with, other awards granted under the Plan and/or cash awards made outside of the Plan. At the Administrator’s discretion, other stock-based awards may be payable in cash. The Administrator has the authority and discretion to determine the terms and conditions, if any, of other stock-based awards, including any dividend or voting rights.
Withholding
We are generally required to withhold tax on the amount of income recognized by a participant with respect to an Award. The Administrator may make such provision for the withholding of taxes as it deems necessary. Withholding requirements may be satisfied by, among other ways, (a) tender of a cash payment to us or (b) withholding of cash payable or of shares of common stock otherwise issuable under an Award.
Amendment of Awards
The Administrator may amend an Award; provided, however, except in the case of a change of control, no amendment of an Award may, without the consent of the participant, adversely affect the participant’s rights with respect to such Award in any material respect.
Clawback
All compensation and Awards payable or paid under the Plan and any sub-plans shall be subject to the Company’s ability to recover incentive-based compensation from executive officers, as is or may be required by the provisions of any clawback policy implemented by the Company, the Dodd-Frank Wall Street Reform and Consumer Protection Act, any regulations or rules promulgated thereunder, or any other “clawback” provision required by applicable law or the listing standards of any applicable stock exchange or national market system.
Term of the Plan
The Board approved the Plan to be effective on March 16, 2018 (the “Effective Date”), subject to the Company’s stockholders approving the Plan not more than one year after the date of this Plan’s adoption by the Board. The Plan shall continue in effect for a term of 10 years from the Effective Date unless terminated earlier pursuant to the terms of the

Plan. No Award shall be granted under the Plan prior to the date on which the Plan is so approved by the Company’s stockholders, unless its grant, vesting and settlement are conditioned upon the approval of the Plan by the Company’s stockholders not more than one year after the date of this Plan’s adoption by the Board. If the Plan is not approved by the Company’s stockholders not more than one year after the date of this Plan’s adoption by the Board, all Awards, if any, granted under the Plan shall be immediately and automatically cancelled and terminated without any action required by the Company, the Board or the Administrator and without any payment or consideration with respect thereto.
Term of Awards
The term of each Award shall be for such period as may be determined by the Administrator; provided, however, that in no event shall the term of any such Award exceed a period of ten years (or such shorter terms as may be required in respect of an Incentive Stock Option under Section 422 of the Code).
Change of Control
Unless otherwise provided in an Award, upon the occurrence of a change of control (defined generally as certain reorganizations, mergers, consolidations, sales of all or substantially all of our assets, or liquidations), the Board may, but is not required to, take any one or more of the following actions with respect to Awards: (i) accelerate vesting and the time at which all stock options and stock appreciation rights then outstanding may be exercised; (ii) waive, alter, and/or amend the performance criteria and other restrictions and conditions of Awards then outstanding, with the result that the affected Awards may be deemed vested, and any applicable restricted period or other limitations on payment in full with respect thereto shall be deemed to have expired, as of the date of the change of control or such other date as may be determined by the Board; (iii) cause any acquirer to assume the Plan and the Awards or exchange the Awards for the acquirer’s stock; (iv) terminate the Plan; and (v) terminate and cancel all outstanding unvested or unexercised Awards as of the date of the change of control on such terms and conditions as it deems appropriate.
The Board will, in connection with a change of control, have the right to require all participants to transfer and deliver to us all Awards previously granted to the participants in exchange for an amount equal to the cash value of the Awards. The cash value of an Award will equal the sum of (i) the cash value of all benefits to which the participant would be entitled upon settlement or exercise of any Award that is not a stock option or restricted stock, and (ii) in the case of a stock option, stock appreciation right or restricted stock, the excess of the market value per share (as defined in the Plan) over the option price (in the case of an option), strike price (in the case of a stock appreciation right) or the market value per share of restricted stock, as applicable, multiplied by the number of shares as to which such Award is vested. If an Award is a stock option or stock appreciation right and no cash value exists with respect thereto, then such cash-out shall be effectuated with no cash (or other) payment to the party holding such Award.
Summary of Certain Federal Income Tax Considerations
The following summary is based on certain applicable provisions of the Code, as currently in effect, and the income tax regulations and proposed income tax regulations issued thereunder. This summary does not purport to cover all federal income tax consequences or any federal employment tax or other federal tax consequences that may be associated with the Plan, nor does it cover state, local, employment, foreign or other taxes.
Status of Stock Options. Stock options granted under the Plan may be either incentive stock options or non-qualified options. Under certain circumstances, an incentive stock option may be treated as a non-qualified option. The tax consequences, both to the option holder and to us, differ depending on whether a stock option is an incentive stock option or a non-qualified option.
Non-qualified Options. Generally, no federal income tax is imposed on the option holder upon the grant of a non-qualified stock option. If the shares of common stock received by an option holder upon the exercise of a non-qualified option are not subject to certain restrictions in the hands of the option holder, then the option holder will be treated as receiving compensation, taxable as ordinary income in the year of exercise. The amount recognized as ordinary income upon such an exercise is the excess of the fair market value of the shares of common stock at the time of exercise over the exercise price paid for such common stock.
Incentive Stock Options. No federal income tax is imposed on the option holder upon the grant or exercise of an incentive stock option. The option holder will recognize no ordinary income for federal income tax purposes upon disposition of stock acquired pursuant to the exercise of an incentive stock option, if the option holder (i) does not dispose of the shares of common stock acquired pursuant to the exercise of an incentive stock option within two years from the date the option was granted or within one year after the shares of common stock were transferred to the option holder (the “Holding Period”), and (ii) is an employee of either (a) the corporation granting the option, (b) the parent corporation or a subsidiary corporation of the granting corporation, or (c) a corporation (or the parent corporation or a subsidiary corporation of such corporation) that has assumed such option of another corporation as a result of a corporate reorganization, merger, or similar transaction. Such employment must continue for the entire time from the date the option was granted until three months before the date of exercise or twelve months before the date of exercise if employment ceases due to permanent and total disability (as defined in Section 22(e)(3) of the Code). If common stock received upon exercise of an incentive stock option is disposed of after completion of the Holding Period, any difference between the exercise price paid for such common stock and the amount realized on the disposition will be treated as a capital gain or loss. The gain, if any, realized upon such a disposition will be treated as a long-term capital gain. Any loss realized upon such a disposition will be treated as a long-term capital loss. In the case of disposition of shares of common stock following expiration of the Holding Period, we would not be entitled to any deduction in connection with the grant or exercise of the incentive stock option or the disposition of the shares of common stock so acquired.
If, however, an option holder disposes of shares of common stock acquired pursuant to the exercise of an incentive stock option before expiration of the Holding Period (a “Disqualifying Disposition”), the option holder would be treated as having received, at the time of disposition, compensation taxable as ordinary income. The amount treated as compensation is the lesser of (i) the excess of the fair market value of the common stock at the time of exercise over the exercise price, or (ii) the excess of the amount realized on disposition over the exercise price. The balance of the gain, if any, realized upon such a disposition will be treated as a long-term or short-term capital gain depending on the holding period. If the amount realized at the time of the disposition is less than the exercise price, the option holder will not be required to treat any amount as ordinary income, provided that the disposition is of a type that would give rise to a recognizable loss. In such event, the loss will be treated as a long-term or short-term capital loss depending upon the holding period. A disposition generally includes a sale, exchange, gift or a transfer of legal title, but does not include certain other transfers, such as by reason of death or a pledge or an exchange of shares described in Section 424(c) of the Code.
Although the exercise of an incentive stock option does not result in current taxable income, there are implications with regard to the Alternative Minimum Tax (“AMT”). The excess of the fair market value of shares of common stock acquired upon exercise of an incentive stock option over the exercise price paid for such shares of common stock is an adjustment to AMT income for the option holder’s taxable year in which such exercise occurs (unless the shares of common stock are disposed of in the same taxable year and the amount realized is less than the fair market value of the shares on the date of exercise, in which event the amount included in AMT income will not exceed the amount realized on the disposition over the adjusted basis of the shares).
Stock Appreciation Rights. Upon the exercise of a stock appreciation right, if shares are received in settlement of the stock appreciation right, the fair market value of those shares received is recognized as income for federal income tax purposes at the time of exercise. If a participant receives cash upon the exercise of a stock appreciation right, the amount of cash received is recognized as income for federal income tax purposes at the time of exercise.
Restricted Stock. Generally, the grant of restricted stock will not be a taxable event to the participant, and we will not receive a deduction. Absent an 83(b) election (described below), the participant will be taxed at ordinary income rates when the stock vests (an amount equal to the difference between the fair market value of the stock on the vesting date and the consideration paid, if any, for the shares), and we will receive a corresponding deduction. However, the participant may elect to make an 83(b) election not later than 30 days after the grant of the restricted stock. An 83(b) election is an election permitted under Section 83(b) of the Code that allows the participant to recognize compensation income on the restricted stock at the time of the grant equal to the difference between the fair market value of the stock on the date of grant and the amount paid, if any, for the shares. If the participant makes an 83(b) election, we receive a corresponding deduction at the time of the grant, and the participant is not taxed, nor do we receive any deduction, upon vesting of the shares.
When the participant sells the shares following vesting, he or she may realize a capital gain if the sales price is greater than his or her basis in the shares. The participant’s basis for this purpose is the fair market value at the time of vesting (if no 83(b) election is made) or at the time of grant (if an 83(b) election is made). We do not receive a deduction upon disposition of the stock by the participant. If, following vesting, the participant sells the shares and the amount realized is more than the participant’s basis in the stock, the participant will recognize a capital gain. If, following vesting, the participant sells the shares and the amount realized is less than the participant’s basis in the stock, the participant will recognize a capital loss. The capital gain or loss will be either short-term or long-term, depending on the holding period of the shares. The holding period commences upon vesting (if no 83(b) election is made) or upon grant (if an 83(b) election is made).
Restricted Stock Units. In general, a participant who receives a restricted stock unit award will not be taxed on receipt of the Award; instead, upon vesting (or potentially settlement, depending upon how the restricted stock unit is structured), the amount paid to the participant (whether in cash, shares, or a combination thereof) denominated in cash will be taxable as compensation to the participant.
Other Tax Considerations
In the event of a change of control of the Company, certain payments in the nature of compensation to certain individuals, if contingent on the change of control, could be nondeductible to us and subject to an additional 20% tax to the participant. Awards under the Plan that are made, vest, or become payable in connection with a change of control may be required to be taken into account in determining whether these penalties apply.
Some Awards granted under the Plan may be considered non-qualified deferred compensation that is subject to special rules and an additional 20% tax to the participant if not compliant with Section 409A of the Code. The Administrator intends to design and administer such Awards either to be exempt from or to comply with Section 409A of the Code and avoid the imposition of any additional tax under Section 409A of the Code, but is not required to do so. There is no commitment or guarantee that any federal, state, local, or foreign tax treatment will (or will not) apply or be available to any participant with respect to any Award.
Inapplicability of ERISA
Based on current law and published interpretations, we do not believe that the Plan is subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).
Notwithstanding the foregoing, the Plan expressly provides that there is no commitment or guarantee that any federal, state, or local tax treatment will (or will not) apply or be available to any person who participates or is eligible to participate in the Plan.
Plan Benefits
Except as set forth above in the table in the section titled “New Plan Benefits,” information cannot be provided with respect to the number of Awards that will be received by any particular individual employee or group of employees pursuant to the Plan, since the grant of such Awards is within the discretion of the Administrator. All other future grants under the Plan are within the discretion of our Board of Directors or the Administrator (if not the Board of Directors) and, as such, the benefits of such grants are not currently determinable.
No other incentive compensation has been awarded under the Plan to date. All such awards of restricted stock and restricted stock units made under the Plan will be forfeited unless they become effective upon the stockholder approval solicited by this Proxy Statement or within one year following the date of the Plan’s adoption by the Board.
Vote Required and Recommendation of the Board of Directors
The affirmative vote of a majority of the total votes cast at the Meeting is required to approve the Flotek Industries, Inc. 2018 Long-Term Incentive Plan.
THE BOARD OF DIRECTORS HAS UNANIMOUSLY ADOPTED A RESOLUTION SEEKING STOCKHOLDER APPROVAL OF, AND RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF, THE FLOTEK INDUSTRIES, INC. 2018 LONG-TERM INCENTIVE PLAN, WHICH IS DESIGNATED AS PROPOSAL NO. 2 ON THE ENCLOSED PROXY.

PROPOSAL 3: ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
We are providing our stockholders with an opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K and in accordance with the SEC’s rules. This proposal, which may be referred to as a “say-on-pay” proposal, is required by Section 14A of the Exchange Act, which was put in place by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010.
Our executive compensation program is designed to attract, motivate, and retain our executive officers, who are critical to our success. As described in the “Summary Compensation Table” and “Outstanding Equity Awards at Fiscal Year-End” tables, as well as our accompanying narrative disclosure to such tables, our executive compensation program contains elements of cash and equity-based compensation. We believe our program is designed to align the interests of our named executive officers with those of our stockholders and to reward our named executive officers for the achievement of our near-term and longer-term financial and strategic goals.
At the 2017 Annual Meeting of Stockholders, 97.8% of voting stockholders approved the compensation of our named executive officers. The Company considers this vote a positive endorsement of its executive compensation practices and decisions.
Management routinely engages with investors and has engaged in dialogue with many of our largest stockholders to solicit their feedback and gather information on their views and opinions on various operations and governance issues, including executive compensation practices. The Compensation Committee considers the annual stockholders advisory vote, as well as other stockholder input, when reviewing executive compensation programs, principles, and policies.

The Board of Directors is asking our stockholders to approve a non-binding advisory vote on the following resolution:
RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission under the headings “Compensation Discussion and Analysis,” “Summary Compensation Table” and “Outstanding Equity Awards at Fiscal Year-End,” including the related footnotes and accompanying narrative disclosure, is hereby approved.
Though this proposal calls for a non-binding advisory vote, our Board and Compensation Committee value the opinions of our stockholders and will consider the outcome of the vote when making future compensation decisions for our named executive officers.
At the 2013 Annual Meeting of Stockholders, our stockholders determined, on an advisory basis, that an advisory vote to approve the compensation of our named executive officers should occur annually. Accordingly, the Board and Compensation Committee have determined that such advisory votes will take place annually, and the next vote will be at the 2019 Annual Meeting of Stockholders. The next vote concerning the frequency of voting to approve the compensation of our named executive officers, which is required every six years, is expected to occur in 2019.
Vote Required and Recommendation of the Board of Directors
The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the matter is required to approve this Proposal 3. In determining whether this proposal has received the requisite number of affirmative votes, abstentions will not be counted and will have the same effect as a vote against the proposal.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RESOLUTION APPROVING THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

PROPOSAL 4: RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has selected Moss Adams LLP (“Moss Adams”) as the independent registered public accounting firm to perform the audit of our consolidated financial statements for the year ending December 31, 2018. A representative of Moss Adams is expected to attend the 2018 Annual Meeting. Such representative will have the opportunity to make a statement, if he or she desires to do so, and will be available to respond to appropriate questions. The Board recommends that the stockholders ratify the selection of Moss Adams as our independent registered public accounting firm.
On November 16, 2017, the Audit Committee appointed Moss Adams as our independent registered public accounting firm for the fiscal year ended December 31, 2017.
Prior to the appointment of Moss Adams, Hein & Associates LLP (“Hein”) served as our independent registered public accounting firm. See “Changes in Independent Registered Accounting Firm” below. Hein acted as our independent registered public accounting firm in 2016 and all interim periods of 2017.
Audit Fees
Moss Adams billed the Company and its subsidiaries fees as set forth in the table below for the audit of the Company’s 2017 annual financial statements. There were no other fees billed by such independent registered public accounting firm during 2017.

	2017	2016
Audit fees	$490,000	$—
Audit related fees	—	—
Tax fees	—	—
All other fees	—	—
Total	$490,000	$—
Hein billed the Company and its subsidiaries fees as set forth in the table below for (i) the audit of the Company’s 2016 annual financial statements, (ii) the reviews for 2017 and 2016 of quarterly financial statements and review of other documents filed with the Securities and Exchange Commission, and (iii) assurance and other services reasonably related to the audit or review of the Company’s financial statements, including due diligence services. There were no other fees billed by such independent registered public accounting firm during 2017 and 2016.

	2017	2016
Audit fees	$207,500	$647,500
Audit related fees	37,000	35,000
Tax fees	—	—
All other fees	—	—
Total	$244,500	$682,500

The Audit Committee of the Board has adopted a policy requiring pre-approval of all services provided by our independent registered public accounting firm. All of the services provided by Moss Adams or Hein during fiscal years 2017 and 2016 were pre-approved by the Audit Committee.
Changes in Independent Registered Public Accounting Firm
As previously reported, effective November 16, 2017, Hein, the independent registered public accounting firm for Flotek Industries, Inc. (the “Company”), combined with Moss Adams. As a result of this transaction, on November 16, 2017, Hein resigned as the independent registered public accounting firm for the Company. Concurrent with such resignation, the Company’s audit committee approved the engagement of Moss Adams as the new independent registered public accounting firm for the Company.
The audit reports of Hein on the Company’s financial statements for the years ended December 31, 2016 and 2015 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.
During the two most recent fiscal years ended December 31, 2016 and through the subsequent interim period preceding Hein’s resignation, there were no disagreements between the Company and Hein on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to the satisfaction of Hein, would have caused them to make reference thereto in their reports on the Company’s financial statements for such years. In addition, during the periods identified above, there were no reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.
During the two most recent fiscal years ended December 31, 2016 and through the subsequent interim period preceding Moss Adams’ engagement, the Company did not consult with Moss Adams on either (1) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that may be rendered on the Company’s financial statements, and Moss Adams did not provide either a written report or oral advice to the Company that Moss Adams concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issue; or (2) any matter that was either the subject of a disagreement, as defined in Item 304(a)(1)(iv) of Regulation S-K, or a reportable event, as defined in item 304(a)(1)(v) of Regulation S-K.
 THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL NO. 4 TO RATIFY THE SELECTION OF MOSS ADAMS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2018.

OTHER MATTERS
The Board is not aware of any other matters that may come before the Meeting. However, the proxies may be voted with discretionary authority with respect to any other matters that may properly come before the Meeting.
ANNUAL REPORT
An Annual Report to Stockholders of the Company for the fiscal year ended December 31, 2017 is enclosed herewith.
This report does not form any part of the material for solicitation of proxies.
FUTURE STOCKHOLDER
PROPOSALS AND STOCKHOLDER COMMUNICATIONS
Stockholders are entitled to submit proposals on matters appropriate for stockholder action consistent with regulations of the SEC and the Company’s bylaws.
In order for a stockholder proposal or nomination to be properly brought before next year’s annual meeting, written notice of the proposal that complies with the Company’s bylaws must be received by the Company’s secretary (at the address below) no earlier than 120 days and no later than 90 days prior to the one year anniversary of the preceding year’s annual meeting, which is expected to be held in April 2019. For the 2019 Annual Meeting, notice of such business or nominations must be received by the Company no earlier than December 28, 2018 and no later than January 27, 2019, as set forth more fully in the bylaws, and must comply with the other requirements as set forth in the bylaws.
In addition to the foregoing, should a stockholder wish to have a proposal appear in the Company’s proxy statement and form of proxy for next year’s annual meeting of stockholders, under regulations of the SEC, such proposal must be received by the Company’s secretary at 10603 W. Sam Houston Parkway N., Suite 300, Houston, Texas 77064 on or before November 30, 2018.

Stockholders and interested parties who wish to communicate with the Board, or with any individual director, may do so by (1) calling Lighthouse Services Inc., a third party call center, at (800) 785-1003 or (2) correspondence addressed to the Board, or to an individual director, at the principal executive offices of the Company. All communications received from stockholders are sent directly to Board members.
HOUSEHOLDING OF PROXY MATERIALS
The SEC permits a single set of notices, annual reports, and proxy statements to be sent to any household at which two or more stockholders reside if they appear to be members of the same family. Each stockholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information stockholders receive and reduces mailing and printing expenses. A number of brokerage firms have instituted householding.
As a result, if you hold your shares through a broker and you reside at an address at which two or more stockholders reside, you will likely be receiving only one notice, annual report, and proxy statement unless any stockholder at that address has given the broker contrary instructions. However, if any beneficial stockholder residing at an address of which two or more stockholders reside wishes to receive a separate notice, annual report, or proxy statement in the future, or if any beneficial stockholder that elected to continue to receive separate notice, annual reports, or proxy statements wishes to receive a single notice, annual report, or proxy statement in the future, that stockholder should contact his or her broker or send a request to our Corporate Secretary at our principal executive offices, 10603 W. Sam Houston Parkway N., Suite 300, Houston, Texas 77064, telephone number (713) 849-9911. We will deliver, promptly upon written or oral request to our Corporate Secretary, a separate copy of the notice, 2017 annual report, and this proxy statement to a beneficial stockholder at a shared address to which a single copy of the documents was delivered.

EXHIBIT A
FLOTEK INDUSTRIES, INC.
2018 LONG-TERM INCENTIVE PLAN

1.Purpose of this Plan. The purpose of this Plan is to: (i) attract and retain the best available personnel for positions of substantial responsibility, (ii) provide additional incentive to Employees, Non-Employee Directors and Consultants, and (iii) promote the success of the Company’s business interests. This Plan permits the grant of Incentive Stock Options, Non-Qualified Options, Restricted Stock, Stock Appreciation Rights, Performance Units, Performance Shares, Restricted Stock Units, and Other Stock‑Based Awards.
2.Definitions. As used in this Plan, the following definitions shall apply:
(a)“Administrator” means the Board or any of its Committees that shall be administering this Plan, in accordance with Section 4 of this Plan. Except as otherwise determined by the Board, the Compensation Committee shall be the Administrator.
(b)“Affiliate” means (i) any entity in which the Company, directly or indirectly, owns 50% or more of the combined voting power, as determined by the Administrator, (ii) any trades or businesses, whether or not incorporated, which are members of controlled group or are under common control (as defined in Sections 414(b) or (c) of the Code) with the Company, or (iii) any other entity, approved as an Affiliate by the Administrator, in which the Company or any of its other Affiliates has a material equity interest; provided, however, that with respect to Incentive Stock Options, the term “Affiliate” shall mean only a “parent corporation” of the Company or a “subsidiary corporation” of the Company or of any such parent corporation (as such terms are defined in Sections 424(e) and (f) of the Code and determined in accordance with Section 421 of the Code); and provided further, that with respect to Non-Qualified Options and Stock Appreciation Rights, the term “Affiliate” shall mean only a corporation or other entity in a chain of corporations and/or other entities in which the Company has a “controlling interest” within the meaning of Treas. Reg. §1.414(c)-2(b)(2)(i), but using the threshold of 50% ownership wherever 80% appears.
(c)“Applicable Laws” means the requirements relating to the administration of equity-based awards or equity compensation plans under U.S. federal and state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or shall be, granted under this Plan.
(d)“Award” means, individually or collectively, a grant under this Plan of Incentive Stock Options, Non-Qualified Options, Restricted Stock, Stock Appreciation Rights, Performance Units, Performance Shares, Restricted Stock Units, and Other Stock‑Based Awards.
(e)“Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award. An Award Agreement is subject to the terms and conditions of this Plan.
(f)“Awarded Stock” means the Common Stock subject to an Award.
(g)“Board” means the Board of Directors of the Company.
(h)“Cash Value” of an Award means the sum of (i) in the case of any Award which is not an Option, Stock Appreciation Right or an Award of Restricted Stock, the value of all benefits to which the Participant would be entitled as if the Award were vested and settled or exercised and (ii) (A) in the case of any Award that is an Option or Stock Appreciation Right, the excess, if any, of the Fair Market Value per Share over the exercise price or strike price, respectively, or (B) in the case of an Award of Restricted Stock, the Fair Market Value per Share of Restricted Stock, multiplied by the number of Shares subject to such Award, all as determined by the Board as of the date of the Change of Control or such other date as may be determined by the Board.
(i)“Cause”, unless otherwise defined in the applicable Award Agreement, means, with respect to the termination of a Participant: (i) the Participant‘s continued failure to substantially perform one or more of his or her essential duties and obligations to the Company (other than any such failure resulting from a Disability) which, to the extent such failure is remediable, the Participant fails to remedy in a reasonable period of time (not to exceed 30 days) after receipt of written notice from the Company; (ii) the Participant’s refusal or failure to comply with the reasonable and legal directives of the Board after written notice from the Board describing the Participant’s failure to comply and, if such failure is remediable, the Participant’s failure to remedy same within 10 days of receiving written notice; (iii) any act of personal dishonesty, fraud or misrepresentation taken by the Participant which was intended to result in substantial gain or personal enrichment of the employee at the expense of the Company; (iv) the Participant’s violation of a federal or state law or regulation applicable to the Company’s business which violation was or is reasonably likely to be materially injurious to the Company; (v) the Participant’s conviction of, or plea of nolo contendere or guilty to, a felony under the laws of the United States or any State that is reasonably likely to be materially injurious to the Company; (vi) the Participant’s abuse of drugs, other narcotics or alcohol during working hours or where such abuse (whenever occurring) impacts on the Participant’s service to the Company; (vii) the Participant’s breach of any of his or her material obligations under any written agreement with the Company (including without limitation his or her employment agreement, if any, and any proprietary information and inventions assignment agreement with the Company); or (viii) the Participant’s violation of a material policy of the Company which, to the extent such failure is remediable, the Participant fails to remedy in a reasonable period of time (not to exceed 30 days) after receipt of written notice from the Company. The Administrator shall determine whether Cause exists and whether a termination is or was for Cause, and each Participant shall agree, by acceptance of the grant of an Award and the execution of an Award Agreement, that the Administrator’s determinations are conclusive and binding on all persons for all purposes of the Plan.
(j)“Change of Control” shall be deemed to have occurred upon any of the following events:
(i)any “person” or “persons” (as defined in Section 3(a)(9) of the Exchange Act, and as modified in Sections 13(d) and 14(d) of the Exchange Act) other than and excluding (1) the Company or any of its subsidiaries, (2) any employee benefit plan of the Company or any of its subsidiaries, (3) any Affiliate of the Company, (4) an entity owned, directly or indirectly, by stockholders of the Company in substantially the same proportions as their ownership of the Company, or (5) an underwriter temporarily holding securities pursuant to an offering of such securities, becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the shares of voting stock of the Company then outstanding;
(ii)the consummation of any merger, organization, business combination, or consolidation of the Company or one of its subsidiaries with or into any other entity, other than a merger, reorganization, business combination, or consolidation which would result in the holders of the voting securities of the Company outstanding immediately prior thereto and their respective Affiliates holding securities which represent immediately after such merger, reorganization, business combination, or consolidation more than 50% of the combined voting power of the voting securities of the Company or the surviving company or the parent of such surviving company;
(iii)the consummation of a sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition if the holders of the voting securities of the Company outstanding immediately prior thereto and their respective Affiliates hold securities immediately thereafter which represent more than 50% of the combined voting power of the voting securities of the acquiror, or parent of the acquiror, of such assets;
(iv)the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company; or
(v)the Incumbent Board ceases for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election by the Board was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an election contest with respect to the election or removal of directors or other solicitation of proxies or consents by or on behalf of a person other than the Board.
Further, in the case of any item of income under an Award to which the foregoing definition would otherwise apply with the effect that the income tax under Section 409A of the Code would apply or be imposed on income under that Award, but where such tax would not apply or be imposed if the meaning of the term “Change of Control” met the requirements of Section 409A(a)(2)(A)(v) of the Code, then the term “Change of Control” herein shall mean, but only with respect to the income so affected, a transaction, circumstance, or event that constitutes a “Change of Control” (as defined above) and that also constitutes a “change in control event” within the meaning of Treas. Reg. §1.409A-3(i)(5).
(k) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the U.S. Treasury regulations promulgated thereunder. Any reference to a section of the Code shall be deemed a reference to any successor or amended section of the Code.
(l)“Committee” means a committee of Directors or other individuals that satisfies Applicable Laws and was appointed by the Board in accordance with Section 4 of this Plan. Except as otherwise determined by the Board, “Committee” shall mean the Compensation Committee.

(m)“Common Stock” means the common stock, $0.0001 par value per Share, of the Company.
(n)“Company” means Flotek Industries, Inc., a Delaware corporation, and any successor to thereto.
(o)“Compensation Committee” means the Compensation Committee of the Board; provided, however, if the Compensation Committee is not comprised of two or more members of the Board, each of whom qualifies as a “non-employee director” (within the meaning of Rule 16b-3 under the Exchange Act), then the Board shall appoint a committee (which shall constitute the “Compensation Committee”) of two or more members of the Board, each of whom qualifies as a “non-employee director” (within the meaning of Rule 16b-3 under the Exchange Act).
(p)“Consultant” means any natural person, including an advisor (but excluding a Director), engaged by the Company or an Affiliate thereof to render services to such entity as a consultant or independent contractor.
(q)“Director” means a member of the Board.
(r)“Disability” means the condition of being unable to perform the Employee’s or Non-Employee Director’s material services for the Company for a period of 90 consecutive days or a total of 180 days, during any 365-day period, in either case as a result of incapacity due to mental or physical illness, which is determined to be total and permanent. A determination of Disability shall be made by a physician reasonably satisfactory to both the Participant (or his or her guardian) and the Company, provided that if the Employee or Non-Employee Director (or his or her guardian) and the Company do not agree on a physician, the Employee or Non-Employee Director (or his or her guardian) and the Company shall each select a physician and these two together shall select a third physician, whose determination as to Disability shall be final, binding, and conclusive with respect to all parties. Eligibility for disability benefits under any policy for long-term disability benefits provided to the Participant by the Company shall conclusively establish the Participant’s Disability. Notwithstanding the foregoing, (i) with respect to any item of income under an Award to which the foregoing definition would apply with the effect that the income tax under Section 409A of the Code would apply or be imposed on income under that Award, but where such tax would not apply or be imposed if the meaning of the term “Disability” included and met the requirements of a “disability” within the meaning of Treas. Reg. §1.409A-3(i)(4), then the term “Disability” shall mean, but only with respect to the income so affected, (a) the inability of the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve months or (b) the receipt of income replacements by the Participant, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve months, for a period of not less than three months under the Company’s accident and health plan; and (ii) with respect to an Incentive Stock Option, “Disability” shall mean the inability of the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve months, determined in accordance with Sections 22(e)(3) and 422(c)(6) of the Code.
(s)“Disqualifying Disposition” means, with respect to shares of Common Stock acquired by the exercise of an Incentive Stock Option, a “disqualifying disposition” within the meaning of Section 422 of the Code.
(t)“Dividend Equivalent” means a notional credit, made at the sole discretion of the Administrator, to a bookkeeping account with respect to a Participant in an amount equal to the value of dividends paid on one Share for each Share subject to an Award held by such Participant. Under no circumstances shall the payment of a Dividend Equivalent be made contingent on the exercise of an Option or Stock Appreciation Right. Additionally, Dividend Equivalents shall be subject to the same restrictions on transferability, vesting and forfeitability as the Award with respect to which they are credited. Dividend Equivalents will be granted only if a grant thereof is explicitly made in the applicable Award Agreement.
(u)“Effective Date” means March 16, 2018, the date this Plan was adopted by the Board. The effectiveness of this Plan is contingent upon its approval by the Company’s stockholders not more than one year after the date of this Plan’s adoption by the Board.
(v)“Employee” means any natural person employed by the Company or any Affiliate thereof. Neither service as a Director only nor payment of a director’s fee by the Company or any Affiliate thereof shall be sufficient to constitute “employment” for purposes of the Plan.
(w)“Exchange Act” means the Securities Exchange Act of 1934, as amended.
(x)“Fair Market Value” means, as of any date, the value of Common Stock determined as follows:
(i)If the Common Stock is listed on any established stock exchange or a national market system, or if the Common Stock is regularly quoted by a recognized securities dealer, the Fair Market Value shall be the closing price of the Common Stock on such exchange or system for the Common Stock for the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or
(ii)In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator by a reasonable application of a reasonable valuation method.
Notwithstanding the foregoing to the contrary, for federal, state, and local income tax reporting purposes and for such other purposes as the Administrator deems appropriate, Fair Market Value shall be determined by the Administrator in accordance with uniform and nondiscriminatory standards adopted by it from time to time.
(y)“Forfeit” and variations thereof (whether or not capitalized) means to lose a Participant’s rights under an Award prior to its vesting (or, in the case of an Option or a Stock Appreciation Right, prior to its exercise, even if such Option or Stock Appreciation Right has vested) as a result of cancellation, revocation, lapse, or expiration of the Award in accordance with the Plan and the terms of the Award Agreement; and “forfeiture” means the loss of the rights that are so forfeited.
(z)“Incentive Stock Option” means an Option intended to qualify and receive favorable tax treatment as an incentive stock option within the meaning of Section 422 of the Code, as designated in the applicable Award Agreement.
(aa)“Incumbent Board” means individuals who, as of the Effective Date, constitute the Board.
(bb)    “Non-Employee Director” means a Director who is neither an Employee nor a Consultant.
(cc)    “Non-Qualified Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.
(dd)    “Option” means an Incentive Stock Option or a Non-Qualified Option to purchase Common Stock granted pursuant to this Plan.
(ee)    “Other Stock-Based Awards” means any other awards not specifically described in this Plan that are payable by delivery of Shares or valued in whole or in part by reference to, or are otherwise based on, Shares and are created by the Administrator pursuant to Section 12 of this Plan.
(ff)    “Participant” means a Service Provider who has been granted and holds an outstanding Award under this Plan or, if applicable, such other person who holds an outstanding Award.
(gg)    “Performance Goals” means goals which have been established by the Administrator in connection with an Award and are based on one or more criteria, including, but not limited to, the following: (i) stock price; (ii) earnings per share; (iii) increase in revenues; (iv) increase in cash flow; (v) cash flow per share; (vi) increase in cash flow return; (vii) return on net assets; (viii) return on assets; (ix) return on tangible assets; (x) return on investment; (xi) return on capital; (xii) return on equity; (xiii) return on invested capital; (xiv) return on capital employed; (xv) economic value added; (xvi) gross margin; (xvii) net income; (xviii) pretax earnings; (xix) pretax earnings before interest; (xx) pretax earnings before interest, taxes, depreciation and amortization; (xxi) pretax operating earnings after interest expense and before incentives, service fees and extraordinary or special items; (xxii) operating income; (xxiii) total stockholder return; (xiv) debt reduction; (xv) successful completion of an acquisition, initial public offering, private placement of equity or debt; (xvi) reduction of expenses; or (xvii) any combination or of a specified increase, decrease or change, as applicable, in any of the foregoing.
(hh)    “Performance Period” means the time period during which the Performance Goals must be met.
(ii)    “Performance Share” means Shares issued pursuant to a Performance Share Award under Section 10 of this Plan.
(jj)    “Performance Unit” means, pursuant to Section 10 of this Plan, an unfunded and unsecured promise to deliver Shares, cash or other securities equal to the value set forth in the Award Agreement.
(kk)    “Plan” means this Flotek Industries, Inc. 2018 Long-Term Incentive Plan. In accordance with Section 17, this Plan became effective on the Effective Date, subject to the Company’s stockholders approving this Plan not more than one year after the date of this Plan’s adoption by the Board.
(ll)    “Restricted Stock” means Shares issued pursuant to a Restricted Stock Award under Section 8 of this Plan.

(mm)    “Restricted Stock Unit” means, pursuant to Section 11 of this Plan, an unfunded and unsecured promise to deliver Shares, cash or other securities equal in value to the Fair Market Value of one Share in the Company on the date of vesting or settlement, as applicable, or as otherwise set forth in the Award Agreement.
(nn)    “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b‑3, as in effect when discretion is being exercised with respect to this Plan.
(oo)    “Securities Act” means the Securities Act of 1933, as amended.
(pp)    “Service Provider” means an Employee, Non-Employee Director or Consultant.
(qq)    “Share” means a share of Common Stock, as adjusted in accordance with Section 15 of this Plan.
(rr)    “Stock Appreciation Right” means, pursuant to Section 9 of this Plan, an unfunded and unsecured promise to deliver Shares, cash or other securities equal in value to the excess, if any, of the Fair Market Value of a Share as of the date such Stock Appreciation Right is exercised over the Fair Market Value of a Share as of the date such Stock Appreciation Right was granted, or as otherwise set forth in the Award Agreement.
(ss)    “Termination” and variations thereof (whether or not capitalized) means, with respect to a Service Provider’s service to the Company or its Affiliates, the end of the Participant’s employment, status as a Non-Employee Directior, or engagement or relationship as a Consultant, as the case may be, which is intended and reasonably anticipated by the Company to result in the permanent cessation of services by the Participant to the Company and its Affiliates in such capacity. Further, in the case of any item of income under an Award to which the foregoing definition would otherwise apply with the effect that the income tax under Section 409A of the Code would apply or be imposed on income under an Award, but where such tax would not apply or be imposed if the meaning of the term “termination” included and met the requirements of a “separation from service” within the meaning of Treas. Reg. §1.409A-1(h), then the term “termination” herein shall mean, but only with respect to the income so affected, an event, circumstance, or condition that constitutes both a “termination” as defined in the preceding sentence and a “separation from service” within the meaning of Treas. Reg. §1.409A-1(h). In the case of an Incentive Stock Option, “termination” shall mean the cessation of the requisite employment relationship determined in accordance with Section 421 of the Code.
(tt)    “Vest,” “vesting”, and variations thereof (whether or not capitalized), means with respect to an Award, the lapsing or elimination of the Participant’s risk of forfeiture with respect to such Award.
3.Stock Subject to this Plan.
(a)Stock Subject to this Plan. Subject to the provisions of Section 15 of this Plan, the maximum aggregate number of Shares that may be issued pursuant to all Awards under this Plan is 3,000,000 Shares, all of which may be issued pursuant to Incentive Stock Options. The Shares to be delivered under the Plan shall be fully paid and nonassessable and may be made available from authorized but unissued Shares, treasury stock, or Shares acquired in the open market.
(b)Share Usage. In the event that an Award is granted that, pursuant to the terms of the Award Agreement, cannot be settled in Shares, the aggregate number of Shares that may be made the subject of Awards under the Plan shall not be reduced. Any Shares related to an Award granted under the Plan that terminates by expiration, forfeiture, cancellation or otherwise without the issuance of the Shares shall again be available for Awards under the Plan. Any Shares tendered or repurchased (i) to pay the exercise price of an Option granted under the Plan or (ii) to satisfy tax withholding obligations associated with an Award granted under the Plan, shall not become available again for grant under the Plan. The full number of Stock Appreciation Rights granted that are to be settled by the issuance of Shares shall be counted against the aggregate number of Shares that may be made subject to Awards under the Plan, regardless of the number of Shares actually issued upon settlement of such Stock Appreciation Rights.
(c)Share Reserve. The Company, during the term of this Plan, shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of this Plan.
(d)Certain Limitations on Awards. The maximum number of Shares subject to Options and Stock Appreciation Rights (combined) awarded to any one Participant pursuant to this Plan in any calendar year shall not exceed 1,000,000 shares. The maximum number of Shares which may be subject to Awards of Restricted Stock made to any one Participant pursuant to this Plan in any calendar year shall be 1,000,000 Shares. The maximum amount of compensation which may be paid to any Participant in any calendar year pursuant to Awards of Restricted Stock Units shall not exceed the Fair Market Value (determined as of the date of vesting) of 1,000,000 Shares. The maximum amount of compensation that may be paid to any Participant in any calendar year pursuant to Other Stock-Based Awards under this Plan, (i) if the compensation under the Other Stock-Based Awards is denominated under the Award Agreement only in terms of Shares or a multiple of the Fair Market Value per Share, shall not exceed the Fair Market Value (determined as of the date of vesting) of 1,000,000 Shares; or (ii) in all other cases, shall not exceed

$10,000,000. The maximum number of Shares which may be subject to Awards of Performance Shares made to any one Participant pursuant to this Plan in any calendar year shall be 1,000,000 Shares. The maximum amount of compensation any Participant can be paid in any calendar year pursuant to Awards of Performance Units shall not exceed $10,000,000. The foregoing limitations on the number of shares of Common Stock that may be issued and that may be subject to Awards are subject to adjustment as provided in Section 15(a).
4.Administration of this Plan.
(a)Procedure.
(i)Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer this Plan.
(ii)Rule 16b-3. If a transaction is intended to be exempt under Rule 16b-3, then it shall be structured to satisfy the requirements for exemption under Rule 16b-3.
(iii)Other Administration. Other than as provided herein, this Plan shall be administered by (A) the Board or (B) a Committee constituted to satisfy Applicable Laws. Except as otherwise determined by the Board, the Compensation Committee shall be the Administrator.
(b)Powers of the Administrator. Subject to the provisions of this Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion to:
(i)determine who are Service Providers;
(ii)determine the Fair Market Value of Awards;
(iii)select the Service Providers to whom Awards may be granted under this Plan;
(iv)determine the number of Shares to be covered by each Award granted under this Plan;
(v)determine when Awards are to be granted under this Plan and the applicable date of grant;
(vi)approve forms of Award Agreements for use under this Plan;
(vii)determine the terms and conditions, not inconsistent with the terms of this Plan, of any Award granted under this Plan, including but not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on Performance Goals), any acceleration of vesting or waiver of forfeiture or repurchase restrictions (subject to the provisions of Section 6), and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;
(viii)construe and interpret the terms of this Plan, Award Agreements and Awards granted pursuant to this Plan;
(ix)prescribe, amend and rescind rules and regulations relating to this Plan, including rules and regulations relating to the creation and administration of sub-plans;
(x)amend the terms of any outstanding Award Agreement or Award, including the discretionary authority to extend the post‑termination exercise period of Awards and accelerate the satisfaction of any vesting criteria or waiver of forfeiture or repurchase restrictions, provided that any amendment that would adversely affect the Participant’s rights under an outstanding Award shall not be made without the Participant’s written consent. Notwithstanding the foregoing, an amendment shall not be treated as adversely affecting the rights of the Participant if the amendment causes an Incentive Stock Option to become a Non-Qualified Option or if the amendment is made to the minimum extent necessary to avoid the adverse tax consequences of Section 409A of the Code;
(xi)allow Participants to satisfy withholding tax obligations by electing to have the Company withhold from the Shares or cash to be issued upon exercise or vesting of an Award up to the number of Shares or cash having a Fair Market Value equal to the amount required to be withheld based on any amount up to the minimum supplemental income tax rate in the applicable jurisdiction. The Fair Market Value of any Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined, and all elections by a Participant to have Shares or cash withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

(xii)authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;
(xiii)allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to the Participant under an Award;
(xiv)determine whether Awards shall be settled in Shares, cash or in a combination thereof;
(xv)determine whether Awards shall be adjusted for dividends or Dividend Equivalents, provided, however, that to the extent an Award is to be settled in Shares, any dividends or Dividend Equivalents shall not be issued or granted with respect to unvested Awards, and instead shall be held (or, in the case of Dividend Equivalents, credited to a notional bookkeeping account for the benefit of the Participant) by the Company and delivered to the Participant, if at all, only upon such Award becoming vested or settled, as applicable;
(xvi)create Other Stock-Based Awards for issuance under this Plan;
(xvii)impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by the Participant of any Shares issued as a result of or under an Award, including without limitation, (A) restrictions under an insider trading policy, and (B) restrictions as to the use of a specified brokerage firm for such resales or other transfers;
(xviii)establish one or more programs under this Plan to permit selected Participants the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of Performance Goals, or other event that absent the election, would entitle the Participant to payment or receipt of Shares or other consideration under an Award;
(xix)to interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in this Plan, any Award Agreement and any other instrument or agreement relating to an Award; and
(xx)make all other determinations that the Administrator deems necessary or advisable for administering this Plan.
The express grant in this Plan of any specific power to the Administrator shall not be construed as limiting any power or authority of the Administrator. However, the Administrator may not exercise any right or power reserved to the Board. To the extent the Compensation Committee serves as the Administrator with respect to grants of Awards, no member of the Compensation Committee shall vote or act upon any matter relating solely to himself/herself; grants of Awards to members of the Compensation Committee must be ratified by the Board.
(c)Prohibition on Repricing of Options and Stock Appreciation Rights. Notwithstanding anything in this Plan to the contrary, no repricing of Options or Stock Appreciation Rights may be effectuated without the prior approval of the Company’s stockholders; provided, however, that the foregoing prohibition shall not apply to the extent an adjustment is required under Section 15. The exercise price of Options may not be reduced and Options may not be cancelled in exchange for other awards, or cancelled in exchange for Options having a lower exercise price, or cancelled in exchange for cash, without stockholder approval.
(d)Effect of Administrator’s Decision. The Administrator’s decisions, determinations, actions and interpretations shall be final, conclusive and binding on all persons having an interest in this Plan.
(e)Indemnification. The Company shall, to the maximum extent permitted by law, defend and indemnify members of the Board, each Committee, the Administrator, officers and Employees of the Company or of an Affiliate thereof to whom authority to act for the Board, each Committee, the Administrator or the Company is delegated (“Indemnitees”) against (i) all reasonable expenses, including reasonable attorneys’ fees incurred in connection with the defense of any claim, investigation, action, suit or proceeding, or in connection with any appeal therein (collectively, a “Claim”), to which any of them is a party by reason of any action taken or failure to act in connection with this Plan, or in connection with any Award granted under this Plan; and (ii) all amounts required to be paid by them in settlement of a Claim (provided the settlement is approved by the Company) or required to be paid by them in satisfaction of a judgment in any Claim. However, no person shall be entitled to indemnification to the extent it is determined in such Claim that such person did not in good faith and in a manner reasonably believed to be in the best interests of the Company (or in the case of a criminal proceeding, had no reason to believe that the conduct complained of was unlawful). In addition, to be entitled to indemnification, the Indemnitee must, within 30 days after written notice of the Claim, offer the Company, in writing, the opportunity, at the Company’s expense, to defend the Claim. The right to indemnification shall be in addition to all other rights of indemnification available to the Indemnitee.

5.Eligibility. With the exception of Incentive Stock Options, Awards may be granted to Employees, Non-Employee Directors and Consultants. Incentive Stock Options may be granted only to Employees.
6.Minimum Vesting Requirement. Except as permitted under the Carve-Out Exception (defined below), all Awards shall be subject to a minimum vesting requirement of at least one year from the date the Award was granted, and no portion of any such Award may vest or become exercisable earlier than the first anniversary of the date such Award was granted; provided, however, that for purposes of Awards granted to Non-Employee Directors, “one year” may mean the approximately one-year period from one regular annual stockholder meeting to the immediately following regular annual stockholder meeting, as long as the period is not less than 50 weeks. The foregoing minimum vesting requirement shall not apply: (i) with respect to 5% of the Share reserve as initially set forth in Section 3(a) (such 5% being referred to herein as the “Carve-Out Exception”) or (ii) to the vesting of an Award that is accelerated as a result of a Change of Control or termination of the Participant due to his or her death or Disability, in all cases under terms consistent with this Plan. To the extent Section 3(a) is amended to increase the number of Shares reserved therein, then 5% of the Shares subject to such increase shall be added to, and increase, the number of Shares subject to the Carve-Out Exception.
7.Options.
(a)Grant of Options. Subject to the terms and provisions of this Plan, the Administrator, at any time and from time to time, may grant Options to Service Providers in such amounts as the Administrator, in its sole discretion, shall determine.
(b)Option Agreement. Each Award of an Option shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the Option, the number of Shares subject to the Option, the exercise restrictions (if any) applicable to the Option, and such other terms and conditions as the Administrator, in its sole discretion, shall determine.
(c)Term of Option. The term of each Option shall be stated in the Award Agreement. In the case of an Incentive Stock Option, the maximum term shall be 10 years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate, the maximum term of the Incentive Stock Option shall be five years from the date of grant or such shorter term as may be provided in the Award Agreement. Unless set forth otherwise in the Award Agreement, a Non-Qualified Option shall have a maximum term of 10 years. In no event shall a Non-Qualified Option have a maximum term longer than 10 years.
(d)$100,000 Limitation for Incentive Stock Options. Each Option shall be designated in the Award Agreement as either an Incentive Stock Option or a Non-Qualified Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under all plans of the Company and any Affiliate) exceeds $100,000, such Options shall be treated as Non-Qualified Options. For purposes of this Section 7(d), Incentive Stock Options shall be taken into account in the order in which granted. The Fair Market Value of the Shares shall be determined as of the time the Options with respect to such Shares are granted.
(e)Option Exercise Price and Consideration.
(i)Exercise Price. The per Share exercise price for the Shares to be issued pursuant to the exercise of an Option shall be determined by the Administrator, subject to the following:
(1)In the case of an Incentive Stock Option:
(A)granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.
(B)granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price shall be not less than 100% of the Fair Market Value per Share on the date of grant.
(2)In the case of a Non-Qualified Option, the per Share exercise price shall be determined by the Administrator, but shall not be less than the Fair Market Value per Share on the date of grant.

(3)Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.
(ii)Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions that must be satisfied before the Option may be exercised. Subject to the provisions of Section 6, the Administrator may, in its sole discretion, accelerate the satisfaction of such conditions at any time.
(f)Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Consideration, to the extent permitted by Applicable Laws, for exercising an Option may consist entirely of:
(i)cash;
(ii)check acceptable to the Company;
(iii)in the discretion of the Administrator, other Shares which meet the conditions established by the Administrator to avoid adverse accounting consequences;
(iv)in the discretion of the Administrator, consideration received by the Company under a cashless exercise or net exercise program implemented by the Company in connection with this Plan;
(v)in the discretion of the Administrator, any combination of the foregoing methods of payment; or
(vi)in the discretion of the Administrator, any other consideration and method of payment for the issuance of Shares permitted by Applicable Laws.
(g)Exercise of Option.
(i)Procedure for Exercise; Rights as a Stockholder. Any Option granted under this Plan shall be exercisable according to the terms of this Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option shall be deemed exercised when the Company receives: (x) written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option, and (y) full payment for the Shares with respect to which the Option is exercised (including provision for any applicable tax withholding). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and this Plan. Shares issued upon exercise of an Option shall be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Awarded Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 15 of this Plan or the applicable Award Agreement. Exercising an Option in any manner shall decrease the number of Shares thereafter available for sale under the Option by the number of Shares as to which the Option is exercised.
(ii)Termination of Relationship as a Service Provider (Other Than Death or Disability). If a Participant ceases to be a Service Provider, other than upon the Participant’s death or Disability, the Participant may exercise the vested portion of his or her Option within the time period specified in the Award Agreement (but in no event later than the expiration of the maximum term of such Option as set forth in the Award Agreement). If the Award Agreement does not specify a time period within which the vested portion of such Option must be exercised following a Participant ceasing to be a Service Provider, the vested portion of such Option shall be exercisable for 3 months following his or her ceasing to be a Service Provider (other than upon the Participant’s death or Disability) (but in no event later than the expiration of the maximum term of such Option as set forth in the Award Agreement). Unless otherwise provided by the Administrator, if the Participant is not vested as to his or her entire Option on the date he or she ceases to be a Service Provider (other than upon the Participant’s death or Disability), then immediately thereafter, the Participant shall immediately forfeit the unvested portion or his or her Option and the Shares covered by the unvested portion of the Option shall again be available for grant under this Plan as set forth in Section 3. Additionally, if the Participant does not exercise his or her Option as to all of the vested Shares within the applicable time period, then immediately thereafter, the Option shall automatically terminate and the Shares covered by the unexercised portion of the Option shall again be available for grant under this Plan as set forth in Section 3.

(iii)Disability of Participant. If a Participant ceases to be a Service Provider as a result of his or her Disability, the Participant may exercise the vested portion of his or her Option within the time period specified in the Award Agreement (but in no event later than the expiration of the maximum term of the Option as set forth in the Award Agreement). If the Award Agreement does not specify a time period within which the vested portion of such Option must be exercised following a Participant ceasing to be a Service Provider as a result of his or her Disability, the vested portion of such Option shall be exercisable for 12 months following the Participant ceasing to be a Service Provider as a result of his or her Disability (but in no event later than the expiration of the maximum term of such Option as set forth in the Award Agreement). Unless otherwise provided by the Administrator, if the Participant is not vested as to his or her entire Option on the date he or she ceases to be a Service Provider as a result of his or her Disability, then immediately thereafter, the Participant shall immediately forfeit the unvested portion or his or her Option and the Shares covered by the unvested portion of the Option shall again be available for grant under this Plan as set forth in Section 3. Additionally, if the Participant does not exercise his or her Option as to all of the vested Shares within the applicable time period, then immediately thereafter, the Option shall automatically terminate and the Shares covered by the unexercised portion of the Option shall again be available for grant under this Plan as set forth in Section 3.
(iv)Death of Participant. If a Participant dies while a Service Provider, the vested portion of the Option may be exercised within the time period specified in the Award Agreement (but in no event later than the expiration of the term of the Option as set forth in the Award Agreement), by the beneficiary designated by the Participant prior to his or her death; provided that such designation must be in a form acceptable to and accepted by the Administrator. If the Participant designates his or her spouse as the beneficiary for purposes of this Section 7(g)(iv) and the Participant ceases to be married to such individual, then such beneficiary designation shall be deemed revoked and of no force or effect as of the date of the termination of such marriage. If no beneficiary has been designated by the Participant (or no proper beneficiary designation is in place), then the vested portion of the Option may be exercised, as applicable, by the personal representative of the Participant’s estate or by the persons to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. If the Award Agreement does not specify a time period within which the vested portion of such Option must be exercised following a Participant’s death, the vested portion of such Option shall be exercisable for 12 months following his or her death (but in no event later than the expiration of the maximum term of such Option as set forth in the Award Agreement). Unless otherwise provided by the Administrator, if the Participant is not vested as to his or her entire Option on the date he or she ceases to be a Service Provider as a result of his or her death, then immediately thereafter, the Participant shall immediately forfeit the unvested portion or his or her Option and the Shares covered by the unvested portion of the Option shall again be available for grant under this Plan as set forth in Section 3. Additionally, if the Participant’s beneficiary, personal representative or permitted transferee does not exercise the Option as to all of the vested Shares within the applicable time period, then immediately thereafter, the Option shall automatically terminate and the Shares covered by the unexercised portion of the Option shall again be available for grant under this Plan as set forth in Section 3.
(h)Notification of Disqualifying Disposition. Any Employee who receives an Incentive Stock Option shall be required to notify the Administrator in writing, within ten days of a Disqualifying Disposition, of such Disqualifying Disposition of any Shares issued pursuant to the exercise of the Incentive Stock Option.
8.Restricted Stock.
(a)Grant of Restricted Stock. Subject to the terms and provisions of this Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, shall determine.
(b)Restricted Stock Agreement. Each Award of Restricted Stock shall be evidenced by an Award Agreement that shall specify the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, shall determine.
(c)Removal of Restrictions. Subject to the provisions of Section 6, the Administrator may, in its sole discretion, accelerate the time at which any restrictions shall lapse or be removed.
(d)Voting Rights. Service Providers holding Shares of Restricted Stock may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.
(e)Dividends and Other Distributions. Shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such Shares. All such dividends and distributions shall be held back by the Company and shall be subject to the same restrictions on transferability, vesting and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

(f)Return of Restricted Stock to Company. If Shares of Restricted Stock do not vest in accordance with the Plan and the Award Agreement, then such Restricted Stock shall automatically be forfeited by the Participant and shall again be available for grant under this Plan as set forth in Section 3.
9.Stock Appreciation Rights.
(a)Grant of Stock Appreciation Rights. Subject to the terms and conditions of this Plan, a Stock Appreciation Right may be granted to a Service Provider at any time and from time to time as shall be determined by the Administrator, in its sole discretion. The Administrator shall have complete discretion to determine the number of Stock Appreciation Rights granted to any Service Provider. Subject to the provisions of Section 6, the Administrator shall have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under this Plan, including the sole discretion to accelerate exercisability at any time, provided, however, that the per Share strike price that will determine the amount of the payment the Company receives upon exercise of a Stock Appreciation Right shall not be less than the Fair Market Value per Share on the date of grant.
(b)Stock Appreciation Right Agreement. Each Stock Appreciation Right grant shall be evidenced by an Award Agreement that shall specify the strike price, the term, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, shall determine.
(c)Expiration of Stock Appreciation Rights. A Stock Appreciation Right granted under this Plan shall expire upon the date determined by the Administrator, in its sole discretion, as set forth in the Award Agreement; provided, however, no Stock Appreciation Right shall be exercisable later than 10 years after the date of grant. Notwithstanding the foregoing, the rules of Sections 7(g)(i), to the extent applicable, 7(g)(ii), 7(g)(iii) and 7(g)(iv) shall also apply to Stock Appreciation Rights.
(d)Payment of Stock Appreciation Right Amount. Upon exercise of a Stock Appreciation Right, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:
(i)The excess, if any, of the Fair Market Value of a Share on the date of exercise over the strike price; times
(ii)The number of Shares with respect to which the Stock Appreciation Right is exercised.
At the sole discretion of the Administrator, the payment upon the exercise of a Stock Appreciation Right may be in cash, in Shares of equivalent value, or in some combination thereof.
10.Performance Units and Performance Shares.
(a)Grant of Performance Units and Performance Shares. Subject to the terms and conditions of this Plan, Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as shall be determined by the Administrator in its sole discretion. The Administrator shall have complete discretion in determining the number of Performance Units and Performance Shares granted to each Service Provider.
(b)Value of Performance Units and Performance Shares. Each Performance Unit and Performance Share shall have an initial value established by the Administrator on or before the date of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant.
(c)Performance Goals and Other Terms. The Administrator shall set Performance Goals in its sole discretion which, depending on the extent to which they are met, shall determine the number or value of Performance Units and Performance Shares that shall be paid out to the Participant. Each award of Performance Units or Performance Shares shall be evidenced by an Award Agreement that shall specify the Performance Period and such other terms and conditions as the Administrator in its sole discretion shall determine. The Administrator may set Performance Goals based upon the achievement of Company‑wide, divisional, or individual goals (including solely continued service) or any other basis determined by the Administrator in its sole discretion.
(d)Earning of Performance Units and Performance Shares. After the applicable Performance Period has ended, the holder of Performance Units or Performance Shares shall be entitled to receive settlement or removal of restrictions, as applicable, with respect to the number of Performance Units or Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Goals have been achieved.
(e)Form and Timing of Payment of Performance Units and Performance Shares. Payment or removal of restrictions, as applicable, of earned Performance Units and earned Performance Shares, if any, shall be made after the expiration of the applicable Performance Period at the time determined by the Administrator. The Administrator, in its sole discretion, may pay earned Performance Units in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units, as applicable, at the close of the applicable Performance Period) or in a combination of cash and Shares.
(f)Cancellation of Performance Units or Performance Shares. If Performance Units or Performance Shares do not vest in accordance with the Plan and the Award Agreement, then such Performance Units or Performance Shares shall automatically be forfeited, and the Shares subject to such Awards shall again be available for grant under this Plan as set forth in Section 3.
11.Restricted Stock Units.
(a)Grant of Restricted Stock Units. Subject to the terms and conditions of this Plan, Restricted Stock Units may be granted to Service Providers at any time and from time to time, as shall be determined by the Administrator in its sole discretion.
(b)Restricted Stock Unit Agreement. Each Award of Restricted Stock Units shall be evidenced by an Award Agreement that shall specify the number of Restricted Stock Units granted, and such other terms and conditions as the Administrator, in its sole discretion, shall determine.
(c)Holder’s Rights as Stockholder. The holder of a Restricted Stock Unit Award shall have no rights of a stockholder with respect to the Restricted Stock Unit Award. A holder shall have no voting rights with respect to any Restricted Stock Unit Award.
(d)Form and Timing of Payment of Restricted Stock Units. Payment of earned Restricted Stock Units shall be made upon vesting (or as soon as practicable thereafter) or on the settlement date set forth in the Award Agreement, as applicable. The Administrator, in its sole discretion, may pay earned Restricted Stock Units in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Restricted Stock Units) or in a combination of cash and Shares.
(e)Cancellation of Restricted Stock Units. If Restricted Stock Units do not vest in accordance with the Plan and the Award Agreement, then such Restricted Stock Units shall automatically be forfeited, and the Shares subject to such Awards shall again be available for grant under this Plan as set forth in Section 3.
12.Other Stock-Based Awards. Other Stock-Based Awards may be granted either alone, in addition to, or in tandem with, other Awards granted under this Plan and/or cash awards made outside of this Plan. The Administrator shall have authority to determine the Service Providers to whom and the time or times at which Other Stock-Based Awards shall be made, the amount of such Other Stock-Based Awards, and all other conditions of the Other Stock-Based Awards, including any dividend or voting rights and whether the Award shall be paid in cash.
13.Leaves of Absence. Unless the Administrator provides otherwise, vesting of Awards granted under this Plan shall be suspended during any unpaid leave of absence and shall resume on the date the Participant returns to work on a regular schedule as determined by the Company; provided, however, that no vesting credit shall be awarded for the time vesting has been suspended during such leave of absence. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company or any Affiliate thereof. For purposes of Incentive Stock Options, no leave of absence may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not guaranteed by statute or contract, then at the end of three months following the expiration of the leave of absence, any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Non-Qualified Option.
14.Non-Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award shall contain such additional terms and conditions as the Administrator deems appropriate.
15.Adjustments; Change of Control.
(a)Adjustments. In the event of any change in the outstanding Shares of Common Stock by reason of any stock split, stock dividend or other non‑recurring dividends or distributions, recapitalization, merger, consolidation, spin‑off, combination, repurchase or exchange of stock, reorganization, liquidation, dissolution or other similar corporate transaction that affects the Common Stock, an adjustment shall be made, as the Administrator deems necessary or appropriate, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan. Such adjustment may include an adjustment to the number and class of Shares which may be delivered under this Plan, the number, class and price of

Shares subject to outstanding Awards, the number and class of Shares issuable pursuant to Options, and the numerical limits contained in Sections 3 and 6 of this Plan. Notwithstanding the preceding, the number of Shares subject to any Award always shall be a whole number.
(b)Change of Control.
(i)In General. Unless otherwise provided in the Award, in connection with a Change of Control, the Board shall have the authority in its sole discretion to take any one or more of the following actions with respect to the Awards:
(1)the Board may accelerate vesting and the time at which all Options and Stock Appreciation Rights then outstanding may be exercised so that those types of Awards may be exercised in full for a limited period of time on or before a specified date fixed by the Board, after which specified date all unexercised Options and Stock Appreciation Rights and all rights of Participants thereunder shall terminate, or the Board may accelerate vesting and the time at which Options and Stock Appreciation Rights may be exercised so that those types of Awards may be exercised in full for their then remaining term;
(2)the Board may waive, alter, and/or amend the Performance Goals and other restrictions and conditions of Awards then outstanding, with the result that the affected Awards may be deemed vested, and the period during which the Award is subject to forfeiture and/or is not exercisable or other limitations on payment in full with respect thereto shall be deemed to have expired, as of the date of the Change of Control or such other date as may be determined by the Board;
(3)the Board may cause the acquirer to assume the Plan and the Awards or exchange the Awards for awards for the acquiror’s stock;
(4)the Board may terminate the Plan; and
(5)the Board may terminate and cancel all outstanding unvested or unexercised Awards as of the date of the Change of Control on such terms and conditions as it deems appropriate.
Notwithstanding the above provisions of this Section 15(b), the Board shall not be required to take any action described in the preceding provisions of this Section 15(b), and any decision made by the Board, in its sole discretion, not to take some or all of the actions described in the preceding provisions of this Section 15(b) shall be final, binding and conclusive with respect to the Company and all other interested persons.
(ii)Right to Cash-Out. The Board shall, in connection with a Change of Control, have the right to require all, but not less than all, Participants to transfer and deliver to the Company all Awards previously granted to the Participants in exchange for an amount equal to the Cash Value of the Awards. Such right shall be exercised by written notice to all affected Participants. The amount payable to each Participant by the Company pursuant to this Section 15(b)(ii) shall be in cash or by certified check paid within five (5) days following the transfer and delivery of such Award (but in no event later than fifty (50) days following the date of the Change of Control) and shall be reduced by any taxes required to be withheld. If an Award is an Option or Stock Appreciation Right and no Cash Value exists with respect thereto, then such cash-out shall be effectuated with no cash (or other) payment to the Participant holding such Award.
(c)Company Rights Regarding Transactions. The existence of outstanding Awards shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference shares ahead of or affecting Shares or Share rights, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its assets or business or any other corporate act or proceeding, whether of a similar character or otherwise.
16.Date of Grant. The date of grant of an Award shall be, for all purposes, the date on which the Administrator makes the determination granting such Award, or a later date as is determined by the Administrator. Notice of the determination shall be provided to each Participant within a reasonable time after the date of such grant.
17.Board and Stockholder Approval; Term of Plan. The Board approved this Plan to be effective on the Effective Date, subject to the Company’s stockholders approving this Plan not more than one year after the date of this Plan’s adoption by the Board. This Plan shall continue in effect for a term of 10 years from the Effective Date unless terminated earlier under Section 19 of this Plan. No Award shall be granted under the Plan prior to the date on which the Plan is so approved by the Company’s stockholders, unless its grant, vesting and settlement are conditioned upon the approval of the Plan by the Company’s stockholders not more than one year after the date of this Plan’s adoption by the Board. If the Plan is not approved by the Company’s stockholders not more than one year after the date of this Plan’s adoption by the Board, all Awards, if any, granted under the Plan shall be immediately and automatically cancelled and terminated without any action required by the Company, the Board or the Administrator and without any payment or consideration with respect thereto. If the Plan is timely approved by the Company’s stockholders and becomes effective, neither Awards properly granted under the Plan nor the authority of the Board or the Administrator to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award, shall terminate by reason of the expiration of the term of the Plan.
18.Term of Awards. The term of each Award shall be for such period as may be determined by the Administrator; provided, however, that in no event shall the term of any such Award exceed a period of ten years (or such shorter terms as may be required in respect of an Incentive Stock Option under Section 422 of the Code).
19.Amendment and Termination of this Plan; Amendment of Awards.
(a)Amendment and Termination. The Board may at any time amend, alter, suspend or terminate this Plan.
(b)Stockholder Approval. The Company shall obtain stockholder approval of any Plan amendment to the extent necessary to comply with Applicable Laws.
(c)Effect of Amendment or Termination. Except as provided in Section 15(b), no amendment, alteration, suspension, or termination of this Plan shall materially or adversely impair the rights of any Participant (other than any amendment the Board deems necessary in order to permit Awards to meet the requirements of the Code, or other Applicable Laws, or to prevent adverse tax consequences to the participants), unless otherwise mutually agreed upon by the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of this Plan shall not affect the Administrator’s ability to exercise the powers granted to it under this Plan with respect to Awards granted under this Plan prior to the date of termination.
(d)Amendment of Awards. The Administrator at any time, and from time to time, may amend the terms of any one or more Awards; provided that any amendment that would adversely affect the Participant’s rights under an outstanding Award shall not be made without the Participant’s written consent. Notwithstanding the foregoing, an amendment shall not be treated as adversely affecting the rights of the Participant if the amendment causes an Incentive Stock Option to become a Non-Qualified Option or if the amendment is made to the minimum extent necessary to avoid the adverse tax consequences of Section 409A of the Code.
(e)Conflict Between Plan and Award Agreements. In the event of a conflict or inconsistency between the terms of the Plan and the terms of any Award Agreement, the terms of the Plan shall control.
20.Conditions upon Issuance of Shares.
(a)Legal Compliance. Shares shall not be issued pursuant to the exercise of an Award unless the exercise of the Award and the issuance and delivery of such Shares shall comply with Applicable Laws.
(b)Tax Withholding. No Shares or other remuneration shall be delivered under this Plan to any Participant or other person until the Participant or other person has made arrangements acceptable to the Administrator for the satisfaction of all applicable non-U.S., U.S.-federal, U.S.-state, and local income and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of Shares. Upon exercise, vesting or settlement, as applicable, of an Award, the Company shall withhold or collect from the Participant an amount sufficient to satisfy such tax obligations, including, but not limited to, by surrender of up to the whole number of Shares covered by the Award sufficient to satisfy the withholding obligations incident to the exercise or vesting of an Award based on the minimum supplemental rate in the applicable jurisdiction.
21.Severability. Notwithstanding any contrary provision of this Plan or an Award to the contrary, if any one or more of the provisions (or any part thereof) of this Plan or any Award Agreement shall be held invalid, illegal, or unenforceable in any respect, such provision shall be modified so as to make it valid, legal, and enforceable, and the validity, legality, and enforceability of the remaining provisions (or any part thereof) of this Plan or Award Agreement, as applicable, shall not in any way be affected or impaired thereby.
22.Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.
23.No Rights to Awards. No eligible Service Provider or other person shall have any claim to be granted any Award pursuant to this Plan, and neither the Company nor the Administrator shall be obligated to treat Participants or any other person uniformly.

24.No Stockholder Rights. Except as otherwise provided in an Award Agreement, a Participant shall have none of the rights of a stockholder with respect to Shares covered by an Award until the Participant becomes the record owner of the Shares.
25.Fractional Shares. No fractional Shares shall be issued and the Administrator shall determine, in its sole discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding up or down as appropriate.
26.Governing Law. This Plan, all Award Agreements, and all related matters, shall be governed by the laws of the State of Delaware, without regard to choice of law principles that direct the application of the laws of another state.
27.No Effect on Terms of Employment, Directorship or Consulting Relationship. This Plan shall not confer upon any Participant any right as a Service Provider, nor shall it interfere in any way with his or her right or the right of the Company or any Affiliate thereof to terminate the Participant’s service at any time, with or without cause, and with or without notice.
28.Unfunded Obligation. This Section 28 shall only apply to Awards that are not settled in Shares. Participants shall have the status of general unsecured creditors of the Company. Any amounts payable to Participants pursuant to this Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974, as amended. Neither the Company nor any Affiliate thereof shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations under this Plan. Any investments or the creation or maintenance of any trust for any Participant account shall not create or constitute a trust or fiduciary relationship between the Administrator, the Company or any Affiliate thereof and the Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant’s creditors in any assets of the Company or any Affiliate thereof. The Participants shall have no claim against the Company or any Affiliate thereof for any changes in the value of any assets that may be invested or reinvested by the Company with respect to this Plan.
29.Section 409A. Awards under the Plan are intended either to provide compensation that is exempt from Section 409A of the Code, or that satisfies the requirements of Section 409A of the Code, and the Plan and all Awards shall be construed and interpreted accordingly. If and to the extent any amount of compensation under an Award is determined by the Administrator to constitute deferred compensation that is not exempt from Section 409A of the Code and that is to be paid, settled or provided by reason of a Participant’s termination of employment, then (a) such compensation shall be paid, settled or provided by reason of a Participant’s termination of employment only if that termination also constitutes a “separation from service” within the meaning of that term under Section 409A of the Code, and (b) if the Participant is determined by the Administrator to be a “specified employee” within the meaning of Section 409A of Code, all payments or provisions compensation that would otherwise be paid, settled or provided before the first day of the seventh calendar month beginning after the date the Participant’s separation from service (or, if earlier, the Participant’s date of death) shall be withheld and accumulated and paid or provided without interest on or as soon as practicable after the first day of the seventh calendar month beginning after the date the Participant’s separation from service (or, if earlier, the Participant’s date of death). Each payment or provision of compensation under an Award shall be treated as a separate payment for purposes of Section 409A of the Code. References to termination of employment and similar concepts in the Plan and Awards Agreements shall be interpreted and applied in accordance with the foregoing provisions. In the case of any Award intended to be exempt from Section 409A of the Code, if the time of distribution or settlement thereof is not otherwise specified in this Plan or Award Agreement or other governing document, the distribution or settlement shall be made no later than March 15 of the calendar year following the calendar year in which such Award vested or the risk of forfeiture with respect thereto lapsed.
30.No Guarantee of Tax Consequences. The Participant shall be solely responsible for and liable for any and all tax consequences (including but not limited to any interest or penalties) as a result of participation in the Plan and the grant, vesting, payment or settlement of any Award hereunder. None of the Board, the Company or the Administrator makes any commitment or guarantee that any federal, state, local or other tax treatment will (or will not) apply or be available to any person participating or eligible to participate hereunder and assumes no responsibility or liability whatsoever for the tax consequences to the Participants.
31.Construction. Headings in this Plan are included for convenience and shall not be considered in the interpretation of this Plan. References to sections are to Sections of this Plan unless otherwise indicated. Pronouns shall be construed to include the masculine, feminine, neutral, singular or plural as the identity of the antecedent may require. This Plan shall be construed according to its fair meaning and shall not be strictly construed against the Company.
32.Compensation Recoupment. All compensation and Awards payable or paid under this Plan and any sub-plans shall be subject to the Company’s ability to recover incentive-based compensation from executive officers, as is or may be required by the provisions of any clawback policy implemented by the Company, the Dodd-Frank Wall Street Reform and Consumer Protection Act, any regulations or rules promulgated thereunder, or any other clawback provision required by applicable law or the listing standards of any applicable stock exchange or national market system.

33.Lock-Up Agreement. In the event of any underwritten public offering of the Company’s securities made by the Company pursuant to an effective registration statement filed under the Securities Act, the Administrator shall have the right to impose market stand-off restrictions on each Award recipient whereby such Participant shall not offer, sell, contract to sell, pledge, hypothecate, grant any option to purchase or make any short sale of, or otherwise dispose of any shares of stock of the Company or any rights to acquire stock of the Company for such period of time from and after the effective date of such registration statement as may be established by the underwriter for such public offering; provided, however, that such period of time shall not exceed one hundred eighty (180) days from the effective date of the registration statement to be filed in connection with such public offering. The foregoing limitation shall not apply to shares registered in the public offering under the Securities Act.
34.Stockholder Agreements/Investment Representations. As a condition to the exercise of an Option or the issuance of Common Stock hereunder, the Administrator may require the Participant to enter into such agreements (including but not limited to a buy/sell or voting trust agreement) with respect to the shares as may be required of other stockholders of the Company. In addition, the Administrator may require the Participant to represent and warrant at the time of any such exercise or issuance that the shares are being purchased only for investment and without any present intention to sell or distribute such shares, if, in the opinion of counsel for the Company, such a representation is required by any relevant provisions of law.
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PROXY
FLOTEK INDUSTRIES, INC.
2018 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD AT FLOTEK’S GLOBAL RESEARCH AND INNOVATION CENTER
8846 N. SAM HOUSTON PARKWAY W., SUITE 150, HOUSTON, TEXAS 77064
ON FRIDAY, APRIL 27, 2018 AT 2:30 P.M. LOCAL TIME
THE UNDERSIGNED STOCKHOLDER OF FLOTEK INDUSTRIES, INC. (the “Company”) HEREBY APPOINTS John W. Chisholm, President and CEO of the Company, or failing this person, Casey Doherty, Corporate Secretary of the Company, or in the place of the foregoing,                     , (print the name), as proxyholder for and on his behalf, with full power of substitution, to attend, act and vote for and on behalf of the undersigned at the Annual Meeting of Stockholders of the Company (the “Meeting”) to be held on Friday, April 27, 2018, and at every adjournment thereof, to the same extent and with the same powers as if the undersigned were present at the Meeting, or any adjournment thereof. The stockholder hereby directs the proxyholder to vote the securities of the Company registered in the name of the undersigned as specified herein.
(Continued and to be signed on the reverse side.)

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ANNUAL MEETING OF STOCKHOLDERS OF
FLOTEK INDUSTRIES, INC.
April 27, 2018
NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card
are available at www.flotekind.com/proxymaterials.
Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.
i  Please detach along perforated line and mail in the envelope provided.  i

¢ 20630300000000000000 0	042718
 PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

		FOR	AGAINST	ABSTAIN
PROPOSAL 1:
Election of the six directors to serve until the next annual meeting of stockholders of the Company or until their successors are duly elected and qualified, or until their earlier resignation or removal.

	Michelle M. Adams	☐	☐	☐
	Ted D. Brown	☐	☐	☐
	John W. Chisholm	☐	☐	☐
	L. Melvin Cooper	☐	☐	☐
	Kenneth T. Hern	☐	☐	☐
	L.V. “Bud” McGuire	☐	☐	☐

PROPOSAL 2:	Approval of the Flotek Industries, Inc. 2018 Long-Term Incentive Plan.	☐	☐	☐

PROPOSAL 3:	Approval of Non-Binding Advisory Vote on Executive Compensation.	☐	☐	☐

PROPOSAL 4:	Ratification of the selection of the independent registered public accounting firm, Moss Adams LLP, as the Company’s auditors for the year ending December 31, 2018.	☐	☐	☐
*Note* Such other business as may properly come before the meeting or any adjournment thereof.
The undersigned hereby votes shares that each of the undersigned is entitled to vote at the 2018 Annual Meeting of Stockholders of Flotek Industries, Inc. as follows. All prior proxies are hereby revoked.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

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ANNUAL MEETING OF STOCKHOLDERS OF
FLOTEK INDUSTRIES, INC.
April 27, 2018

PROXY VOTING INSTRUCTIONS

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

COMPANY NUMBER
MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.	ACCOUNT NUMBER
IN PERSON - You may vote your shares in person by attending the Annual Meeting.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at www.flotekind.com/proxymaterials.

i Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. i

¢ 20630300000000000000 0	042718
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

		FOR	AGAINST	ABSTAIN
PROPOSAL 1:
Election of the six directors to serve until the next annual meeting of stockholders of the Company or until their successors are duly elected and qualified, or until their earlier resignation or removal.

	Michelle M. Adams	☐	☐	☐
	Ted D. Brown	☐	☐	☐
	John W. Chisholm	☐	☐	☐
	L. Melvin Cooper	☐	☐	☐
	Kenneth T. Hern	☐	☐	☐
	L.V. “Bud” McGuire	☐	☐	☐

PROPOSAL 2:	Approval of the Flotek Industries, Inc. 2018 Long-Term Incentive Plan.	☐	☐	☐

PROPOSAL 3:	Approval of Non-Binding Advisory Vote on Executive Compensation.	☐	☐	☐

PROPOSAL 4:	Ratification of the selection of the independent registered public accounting firm, Moss Adams LLP, as the Company’s auditors for the year ending December 31, 2018.	☐	☐	☐
*Note* Such other business as may properly come before the meeting or any adjournment thereof.
The undersigned hereby votes shares that each of the undersigned is entitled to vote at the 2018 Annual Meeting of Stockholders of Flotek Industries, Inc. as follows. All prior proxies are hereby revoked.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

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